UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

INNOVATIVE MEDTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-1130446
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2310 York Street, Suite 200 Blue Island, IL	60406
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (708) 925-9424

Securities to be registered pursuant to Section 12(b) of the Act:

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.000001 par value
(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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EXPLANATORY NOTE

Innovative MedTech, Inc. is filing this General Form for Registration of Securities on Form 10, which we refer to as the Form 10, to register its common stock, par value $0.000001 per share, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended. Unless otherwise mentioned or unless the context requires otherwise, when used in this Form 10, the terms “Innovative MedTech,” “Company,” “we,” “us,” and “our” refer to Innovative MedTech, Inc.

FORWARD-LOOKING STATEMENTS

This Form 10 contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this Form 10, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this Form 10, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this Form 10 and the documents that we have filed as exhibits to this Form 10 with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this Form 10 are made as of the date of this Form 10, and we do not assume any obligation to update any forward-looking statements except as required by applicable law.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We have begun to file reports, proxy statements, information statements and other information with the United States Securities and Exchange Commission (the “SEC”). You may read and copy this information, for a copying fee, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on its Public Reference Room. Our SEC filings will also be available to the public from commercial document retrieval services, and at the website maintained by the SEC at http://www.sec.gov.

Our Internet website address is http://thct.io. Information contained on the website does not constitute part of this Form 10. We have included our website address in this Form 10 solely as an inactive textual reference. We have made available on our website electronic copies of the materials we file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports filed by our executive officers, directors and 10% stockholders and amendments to those reports.

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Item 1. Business.

Overview

Innovative MedTech, Inc. (the “Company”) was originally formed in New Jersey as a blank check company on April 21, 2005. On December 16, 2005, the Company merged with Fresh Harvest Products, Inc., and then changed its name to Fresh Harvest Products, Inc. On November 4, 2017, the Company redomiciled from New Jersey to Delaware, and changed its fiscal year end from October 31st to June 30th. On March 9, 2021, the Company effectuated a 10,000:1 reverse split, changed its stock symbol from “FRHV” to “IMTH,” and changed its name to Innovative MedTech, Inc. On March 25, 2021, the Company acquired two companies, Sarah Adult Day Services, Inc., and Sarah Day Care Centers, Inc. (collectively “SarahCare”), an adult day care center franchisor and provider.

Corporate History

The Company was originally formed on April 21, 2005, in New Jersey as “Serino 1, Corp.,” and shortly thereafter began operating as a natural and organic food and beverage company, changing its name to “Fresh Harvest Products, Inc.” In 2012, the Company redomiciled to Delaware and began focusing its efforts on developing software and mobile application development and video production and developing an e-book company, and in the intervening years, expanded its technology development and development efforts, creating a revenue sharing partnership with a mobile app, TreatER (available for free on the Apple App Store) in 2017, and in 2018, focusing on building a software program for financially valuing a film concept and mapping the predicted human behavior by region to films using a combination of geographical based social sentiment and the distribution data and financial performance of historically released films. On March 25, 2021, the Company acquired two companies, Sarah Adult Day Services, Inc., and Sarah Day Care Centers, Inc. (collectively “SarahCare”), an adult day care center franchisor and provider. With 26 centers (2 corporate and 24 franchise locations) located in 13 states, SarahCare offers seniors daytime care and activities focusing on meeting their physical and medical needs on a daily basis, and ranging from nursing care to salon services and providing meals, to offering engaging and enriching activities to allow them to continue to lead active and engaged lives. We are now focusing all of our efforts on our senior care operations.

The Company’s fiscal year end is June 30th, its telephone number is 708.925.9424, and the address of its principal executive office is 2310 York St. #200, Blue Island, IL 60406.

Description of Business

The Company is a provider of health and wellness services. On March 25, 2021, the Company acquired two companies, Sarah Adult Day Services, Inc., and Sarah Day Care Centers, Inc. (collectively “SarahCare”), an adult day care center franchisor and provider, for a combined total of $4,000,000, with $2,000,000 paid in cash, the Company issuing a seller financing note to the sellers for approximately $1,500,000, and the Company assuming approximately $2,000,000 in debt. With 26 centers (2 corporate and 24 franchise locations) located in 13 states, SarahCare offers seniors daytime care and activities focusing on meeting their physical and medical needs on a daily basis, and ranging from nursing care to salon services and providing meals, to offering engaging and enriching activities to allow them to continue to lead active and engaged lives.

Overview and Mission

Our mission is to be one of the market leaders in the adult day care center market. We believe that this is a fragmented market, and this is an opportune time to consolidate and grow our SarahCare brand. We have an experienced management team of adult day care industry and financial markets executives that have strong relationships in the industry.

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Operational Overview – SarahCare, our wholly owned subsidiary

SarahCare provides health-care related services and companionship for older adults, aged 60 and above, and for adults aged 18-60 who are in need of health-related care and supervision since February 1985. In 1985, the very first SarahCare Center opened its doors in Canton, Ohio. Originally called S.A.R.A.H. (Senior Adult Recreation and Health), the facility was one of the first intergenerational sites in the U.S. The senior adult day care center was located next to a child day care center and served as a training and research site for the development of other unique intergenerational programs across the country. Eventually, directors transitioned S.A.R.A.H.’s name to Sarah Center and, finally, to SarahCare demonstrating the philosophy of care administered to our seniors and their families.

We grant franchises for the operation of a business that provides health-care related services and companionship for older adults, aged 60 and above, and for adults aged 18-60 who are in need of health-related care and supervision under the SARAH name and other Marks (a “SARAH Business”). A SARAH Business provides non-medical care for elderly individuals and others in need of health-related care and supervision who desire compassionate care and stimulating activity in a secure, structured environment. We provide service that offers an effective solution for individuals who are in need of support services in order to continue living in their communities.

Currently, SarahCare operates 26 unique locations in the United States (24 franchised locations and 2 corporate owned centers) and internationally in the United Arab Emirates and Saudi Arabia. Center members who visit any one of our locations across 13 states are offered daytime care and activities ranging from exercise and health-care related needs on a daily basis to nursing care and salon services. Visitors benefit from additional services that include specialized dietary menus and engaging social activities allowing them to continue to lead active and enriched lives.

Accreditation

SarahCare’s two corporate-owned centers have achieved accreditation through the Aging Services division of CARF, an independent, non-profit accreditor of health and human services. Through accreditation, CARF assists service providers in improving the quality of their services, demonstrating value, and meeting internationally recognized organizational and program standards. The accreditation process applies sets of standards to service areas and business practices during an on-site survey. Accreditation, however, is an ongoing process, signaling to the public that a service provider is committed to continuously improving services, encouraging feedback, and serving the center. Accreditation also demonstrates a provider's commitment to enhance its performance, manage its risk, and distinguish its service delivery.

Who we care for

We have trained staff includes nurses who specialize in caring for those with various impairments and health related problems, including but not limited to: frailty and physical dependence, memory impairment, stroke and parkinsons disease, chronic diseases, and isolation and depression.

Nursing assistants and other trained staff are always there to assist family members in ambulating and moving through all of our activities throughout the day. Activities are adapted for specific physical challenges so that no one ever feels left out. Yes, seniors who are wheelchair bound are very welcome in our centers. We handle a loved one’s challenging issues with care and consideration. If a loved one is wheelchair bound, multiple staff members are available at any given time if they need the assistance of more than one person. If a loved one needs help with toileting and/or bathing, we have specially trained staff to assist them. Our bathing areas are designed to give them as much privacy and dignity as possible.

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Activities - Our centers offer versatile daily services and activities. Some of the benefits included in our daily fee are:

•	NURSING - licensed nursing staff under the supervision of an RN for better care of chronic diseases
•	FOOD - delicious catered meals with special diets accommodated
•	ACTIVITIES - customized to your loved one’s interests and abilities
•	SOCIALIZATION - be with friends, remain active, and enjoy the day

Nursing Services - While our participants enjoy their day at SarahCare, our center nurses provide the care and monitoring they need on a regular basis. Care is provided in the privacy of our nurse’s clinic. Our centers are staffed with the qualified Registered and/or Licensed nurses. They are often specially certified and trained to work with issues related to aging and the elderly, and are passionate about caring for seniors. Nursing services that are offered include:

•	Medication administration and oversight
•	Weight and vital signs monitored and recorded regularly
•	Diabetic care
•	Care of feeding tubes and ostomies
•	Dressing changes
•	Other services needed by you or your loved one or as ordered by a physician

Meals – We offer delicious and nutritious meals at no extra cost. Meals are the perfect time for friends to socialize and celebrate, sharing memories and exchanging jokes. Our beautiful dining rooms and delicious food help turn each meal into a special event. A light breakfast, a delicious catered lunch, and afternoon snack are all included in the daily rate. Special diets are easily accommodated and assistance at meal time is always available.

Intergenerational - Our intergenerational program brings together seniors and children in a safe and engaging environment. ‘Grandparents’ and ‘grandchildren’ have so much to share and can be a great source of joy to each other, yet they rarely have these opportunities. SarahCare intergenerational programs bring both generations together in a structured environment where they can learn from each other – sharing their feelings, ideas, skills, and affection. Unlike other informal and casual get-togethers, our intergenerational program was scientifically designed and researched to encourage these interactions and allow our seniors to participate fully – from disabled and frail elders to sufferers of dementia and Parkinson’s.

Customized Programs - Home Care - A participant’s time with SarahCare’s specially-trained staff doesn’t have to stop at the end of the day. Some seniors who are still living independently at home may require assistance during evenings and weekends, when they can’t spend time at the center. Or, if a loved one resides with their family, occurrences may come up that require the family to be away from home during an evening or weekend when your senior requires care.

Franchisees - Our franchisees pay us a variety of royalties and fees. Typical locations are commercial or professional office locations convenient to working caregivers. The approximate size of a SARAH Business facility is 5,000-6,000 square feet. Rent is estimated to be $96,000-$140,000 annually depending on size, condition and location of leased premises.

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State and Federal Licenses. Both the company owned centers and the franchise centers acquire the required licenses prior to opening in their respective states. Not all states, such as Ohio, require a license to operate an ADHC (Adult Day Health Center), while other states, such as Pennsylvania, have strict licensing regulations. If a center wants to accept Medicaid participants, then they must complete the Medicaid certification process. The VA (Veterans Affairs) has their own standards and survey process in order to obtain an agreement/contract with the VA. All of these programs are administered by individual states. Every center follows the regulations as interpreted by the VA center in the specific areain which their center is located.

The federal program the Child Adult Food Care Program (CACFP) is for the reimbursement of food, and is administered by the Department of Agriculture. If a center wants to utilize CACFP, then they must complete the Department of Agriculture’s application and survey process.

All centers are surveyed annually by their state licensing department (if applicable), Medicaid, the VA, the CACFP (if applicable) and any additional funding source they may be using. In addition, most centers are surveyed by their local Health and Fire Departments annually.

Goods and Services One Must Acquire From An Approved Supplier Or In Accordance With Our Standards and Specifications

The trademarks, trade names, service marks, and logos must be properly depicted on any brochures, business cards and stationery, signage, forms, and public relations materials you purchase for use in your operation of the SARAH Business. These items, and other products, supply items and services, may be purchased from any source; however, we retain the right to, at any time in the future, condition the right to buy or lease goods and/or services on their meeting minimum standards and specifications and/or being acquired from suppliers we specifically designate or approve. We may issue and modify standards from time to time and enumerate them in our Operations Manual or other communications.

A Franchisee must purchase software to be used in the operation of the SARAH Business from a designated supplier. They may acquire certain pre-approved social media channels and online content for the SARAH Business only through us or our designated supplier. (Currently our System standards include Facebook, YouTube, Twitter, Instagram, Pinterest, and LinkedIn and no other channels, as approved social media outlets through which SARAH Businesses may be promoted.) A Franchisee must use the e-mail accounts we provide to you. We also currently recommend that they use our approved suppliers for: real estate site selection services; furniture, fixtures and equipment; marketing materials; computer software, and printing services. Otherwise, there currently are no goods, services, supplies, fixtures, equipment, inventory, computer hardware, real estate, or comparable items related to establishing or operating the SARAH Business that you must buy from us, our affiliate, or an approved supplier. None of our officers currently owns an interest in any supplier to SARAH Businesses.

If a Franchisee wants to purchase or lease any product, supply, item or service from a supplier or provider that we have not already approved, they must first obtain our approval. They may request our approval by providing us with a sample of the item they would like us to approve. We will use commercially reasonable efforts to notify the Franchisee within 30 days after receiving all samples and any other requested information or specifications, whether they are authorized to purchase or lease the product or service from that supplier or provider. We do not charge a fee for engaging in this approval process.

In the event we receive rebates from any suppliers to our franchisees, these funds will be used for marketing and promotional purposes. We estimate that, collectively, the purchases and leases you obtain according to our specifications or from approved or designated suppliers represent between 2.5%-7.5% of your total purchases and leases in connection with the establishment and operation of the SARAH Business. During the fiscal year ending December 31, 2019, we did not receive any rebates or other payments from suppliers based on their sales to franchisees and neither we nor our affiliates sold or leased any products or services to franchisees.

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Insurance

Besides these purchases or leases, a potential Franchisee must obtain and maintain, at their own expense, the insurance coverage that we periodically require and satisfy other insurance-related obligations. They currently must obtain the following insurance: (i) comprehensive commercial general liability insurance, including bodily injury, property damage, personal injury, products and completed operations liability coverage with a combined single limit of not less than $1,000,000 per occurrence for bodily injuries, $1,000,000 per occurrence for property damage and $2,000,000 annual aggregate, (ii) workers’ compensation and employer’s liability insurance to meet statutory requirements of that of operation where the SARAH Business is located; (iii) commercial property insurance at replacement value, including fire, vandalism, and extended coverage insurance with primary and excess limits of not less than the full replacement value of the SARAH Business and its furniture, fixtures and equipment; (iv) automobile liability insurance for all owned, non-owned and hired automobiles with a single coverage limit of not less than $1,000,000; (v) other insurance as may be required by the state or locality in which the SARAH Business is located and operated; and (vi) professional liability insurance of not less than $1,000,000. All of the policies they maintain must contain the minimum coverage described above and must have deductibles not to exceed the amounts we specify. Each of the insurance policies must be issued by an insurance company of recognized responsibility and satisfactory to us. We may periodically increase the amounts of coverage required under these insurance policies and/or require different or additional insurance coverages at any time. The commercial general liability, automobile, and umbrella insurance policies must list us as additional insured parties and provide for 30 days’ prior written notice to us in the event of a policy’s material modification, cancellation, or expiration. They must furnish us with a copy of your Certificate of Insurance within 10 business days upon receipt of your Occupancy Permit for the SARAH Business. If they fail or refuse to obtain or maintain the insurance we specify, in addition to our other remedies including termination, we may obtain such insurance for you and the SARAH Business, on the potential Franchisee’s behalf, in which event they must cooperate with us and reimburse us for all premiums, costs and expenses we incur in obtaining and maintaining the insurance, plus a reasonable fee for our time incurred in obtaining such insurance.

Advertising Materials

Before a potential Franchisee uses them, they must send to us for review samples of all advertising, promotional and marketing materials which we have not prepared or previously approved. They must not use any advertising, promotional, or marketing materials that we have not approved or have disapproved. During approximately the first 3 months of operating the SARAH Business, we will use the Marketing Deposit to pay vendors selected to provide advertising and related services for the promotion of the SARAH Business, which may include, for example, arranging online Internet advertising and marketing content, including Facebook, YouTube, Twitter, Instagram, Pinterest, LinkedIn or other social media outlets and paying click-through charges to search engines, banner advertising sources, and advertising host sites to promote the SARAH Business. We may develop certain promotional materials and/or designate or approve specific suppliers of promotional materials during the franchise term that we may require them to purchase and use. All online marketing activities you conduct for the SARAH Business must meet our then-current guidelines for franchisee use of social media that we include as part of the Operations Manual or otherwise communicate as part of our System standards.

Development of Your SARAH Business

A potential Franchisee is responsible for locating, obtaining, and developing a site for the SARAH Business within the Territory. They must submit a proposed site for the SARAH Business for our approval in a form we specify that includes detailed construction drawings and other site-specific information. After we approve a site for the SARAH Business, they are responsible for constructing and equipping the SARAH Business at that site. They may not begin developing any site or constructing or remodeling any structures or fixtures before we have approved the site. They may consult with real estate and other professionals of their choosing, and we may also assist you in the development of the SARAH Business. They must submit to us for our approval detailed plans and specifications adopting our then-current plans and specifications for SARAH Businesses.

SarahCare, as the franchisor, supplies the Franchisee’s with initial assistance and approval with the following:

1.

Give you our site selection criteria for the SARAH Business and, upon a potential Franchisee’s request, provide input regarding possible sites. We do not own and lease any site to franchisees. After they select and we approve a site, we will designate the geographic area within which they may establish the SARAH Business.

2.	Approve the signage.

3.

Identify the standards and specifications for products, services, and materials that comply with the System, and, if we require, the approved suppliers of these items. We will furnish a potential Franchisee with the listing of the package of initial franchise items as detailed in the Operations Manual. Neither we nor our affiliate provide, deliver, or install any of these items.

4.	Provide an Initial Training Program.

5.	Provide an Operations Training Program.

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Once the Franchisee’s SarahCare business is operational, we will:

1.	Issue and modify System standards for SARAH Businesses.

2.	Provide access to a copy of our Operations Manual as we make available through our intranet. The Operations Manual contains mandatory and suggested specifications, standards and operating procedure.

3.	Give you additional or special guidance and assistance and training as we deem appropriate and for which a potential Franchisee are financially responsible.

4.	Inspect and observe the operation of the SARAH Business to help a potential Franchisee comply with the Franchise Agreement and all System standards.

5.	Let you use the confidential information.

6.	Let you use the Marks.

Opening

We estimate that a potential Franchisee will open the SARAH Business within 8 to 10 months after they sign the Franchise Agreement. The interval between signing the Franchise Agreement and opening the SARAH Business depends on the site’s location and condition, the construction schedule for the SARAH Business, the extent to which they must upgrade or remodel an existing location, the delivery schedule for equipment and supplies, securing financing arrangements, completing training, and complying with local laws and regulations.

Current Locations

Below is a list of our current franchised (24) locations:

California - 450 Marathon Dr. Campbell, CA 95008

Connecticut - 870 Burnside Avenue East Hartford, CT 06108

Florida - 1504 S. Harbor City Blvd. Melbourne, FL 32901

1200 N. University Dr. Pembroke Pines, FL 33024

754 Riverside Drive, Coral Springs, FL 33071

Georgia - 801 Oakhurst Drive Evans, GA 30808

286 SW Highway 138 Riverdale, GA 30078

Idaho - 1655 S. Vinnell Boise, ID 83709

Indiana - 2805 E. 96th Indianapolis, IN 46240

Massachusetts - 1225 Dorchester Avenue Dorchester, MA 02125

1217 Grafton St. Worcester, MA 01604

Michigan - 2211 E. Beltline Ave. NE Suites B & C Grand Rapids, MI 49525

13425 19 Mile Rd., Suite 500 Sterling Heights, MI 49519

2024 Health Dr., Suite B Wyoming, MI 49519

New Jersey – 1115 Glove Avenue, Mountainside, NJ 07092

North Carolina - 2245 Gateway Access Pt. Suite 101 Raleigh, NC 27607

Ohio - 10901 Prospect Road Strongsville, OH 44149

Pennsylvania - 7010 Snowdrift Rd. Allentown, PA 18106

261 Old York Rd., Suite A51 Jenkintown, PA 19046

425 Technology Dr. Malvern, PA 19355

2030 Ardmore Blvd. Pittsburgh, PA 15221

1726 S. Broad St, Philadelphia, PA 19145

Texas - 157 Nursery Road The Woodlands, TX 77380

23972 Highway 59 N. Kingwood, TX 77339

Below is a list of our current corporate (2) locations:

SarahCare of Belden - 6199 Frank Ave NW, North Canton OH 44720

SarahCare of Stow - 4472 Darrow Road, Stow OH 44224

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Our Growth Strategy

Increase participant enrollment and capacity within existing centers

Our sales and marketing teams intend to leverage our value proposition and strong participant satisfaction to promote our brand and attract new participants to our centers. The size of our centers depends on the size of the addressable population within each service area. We first determine whether we can fill a center’s expected participant census, then, as a center reaches its initial capacity, we plan to increase its size through pre-planned facility expansions. Once we have reached planned capacity, we intend to expand to other locations.

Leasing New market space

We plan to build new centers or lease from existing market space to enter new markets for our daycare centers into adjacent or new geographies.

The placement of our centers in attractive locations is critical to our success. We regularly conduct zip code level analyses and convene small focus groups with potential participants and caregivers to identify service areas with attractive concentrations of seniors eligible for our daycare services and select optimal sites for our centers. We prioritize service areas with populations that include more than 4,000 potential participants within a 60-minute drive of a center. Our approach to building new daycare centers or leasing space in favorable market areas is based on our experience-based specifications, with flexibility for future center expansion factored into the blueprints where possible.

On April 21, 2021, the Company, through ten newly-formed, wholly-owned limited liability companies, entered into lease agreements with entities controlled by our Chairman, Charles Everhardt, for ten additional SarahCare locations to be operated by the Company. All of the leases are for a ten-year period beginning on July 1, 2021, and ending on June 30, 2031, with a 5-year renewal option. The rent for each location is $7,500 per month. As of the July 1, 2021, the Company has been in verbal discussions with the landlords of each of the ten locations to amend the leases to delay commencement until November 1, 2021.

The ten locations are as follows:

Texas – 6121 N Interstate Highway 35, Austin, TX 78752 – approximately 8,500 sq. ft.

9090 Southwest Freeway, Houston, TX 77074 – approximately 8,500 sq. ft.

Ohio – 33 East 5th Street, Dayton, OH 45402 – approximately 8,500 sq. ft.

Mississippi – 200 E Amite Street, Jackson, MS 39201 – approximately 8,500 sq. ft.

Georgia – 1775 Parkway Place SE, Marietta, GA 30067 – approximately 8,500 sq. ft.

Tennessee – 2625 Thousand Oaks, Memphis, TN 38118 – approximately 8,500 sq. ft.

Florida – 3835 McCoy Road, Orlando, FL 32812 – approximately 8,500 sq. ft.

Pennsylvania – 1741 Papermill Road, Wyomissing, PA 19610 – approximately 8,500 sq. ft.

New Jersey – 1 West Lafayette Street, Trenton, NJ 08608 – approximately 8,500 sq. ft.

Oklahoma – 7902 South Lewis Avenue, Tulsa, OK 74136 – approximately 8,500 sq. ft.

Potential acquisitions

We believe we are the logical acquiror in a fragmented market made up of mostly small independent local operators. We are looking for potential acquisitions in new geographic markets along with existing markets that meet certain criteria. We maintain discipline in our approach in regards to purchase price for acquisitions. We consider many factors in determining the purchase price that include potential market expansion, healthcare employee base, demographics of our target market of seniors, daycare demand both future and present is also considered along with other factors before a decision is made to acquire a potential acquisition target. We work closely with key constituencies, including local governments, health systems and senior housing providers, to ensure participants continue to receive the high quality care we demand in our operations and that potential acquisition targets can achieve our important quality standards.

Reinvest in our technology

We are continuing to examine ways to improve and enhance our technology offerings to improve efficiencies in our operations. Further, we are evaluating new software and medical device technology to use at our centers to help with our participants who are experiencing chronic pain without the use of medications. We believe placing new technologies at our centers to further meet the needs of our participants will help us to stand out in the daycare market and attract further participants to our centers. As we continue to evaluate new ways of bringing new technologies and efficiencies to our operations, we believe we will be able to attract new participants and potentially reduce medical costs.

Industry Overview

Healthcare spending in the United States has grown at approximately 5% per year from 2013 to 2018, and in 2018 represented $3.6 trillion of annual spend, or 17.7% of U.S. GDP. The overall growth rate of healthcare spending is expected to accelerate due to the aging population. Furthermore, the government’s share of total healthcare spend through programs such as Medicare and Medicaid is expected to grow from approximately 37% today to more than 40% as early as 2025, indicating faster growth in government-sponsored healthcare than the overall market. There are approximately 6,000 senior daycare center across the United States. The industry market size is approximately $6.4 billion and expected to rise 25% over the next five years. Each senior daycare center has an average of 60 participants with daily participants of 351,900 using senior daycare services.

Employees

As of June 30, 2020, the Company had one employee. As of March 31, 2021, the Company had 37 employees. This does not include the employees of the independently owned and run franchise locations.

Intellectual Property

The Company owns the following intellectual property (trademarks): SarahCare and Sarah Adult Day Services.

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Competition

There are approximately 4,600 adult day care centers (from the CDC) in the U.S. may be part of stand-alone adult centers specifically set up to provide day care to seniors, 70 percent are affiliated with or operate within senior centers, churches, medical centers or residential care facilities. Two of our larger competitors include Active Day, with approximately 100 locations, and Easter Seals, a non-profit with 69 affiliates. Programs run from several hours to a full day. Participants may attend daily, a few times a week, weekly, or just for special activities. Weekend and evening care are less common, although this is changing as demand for adult day care rises. We also compete with home care and in-home medical care professionals and enterprises.

Governmental Regulations

We will be governed by government laws and regulations governing adult day care facilities. We believe that we are currently in compliance with all laws which govern our operations and have no current liabilities thereunder. Our intent is to maintain strict compliance with all relevant laws, rules and regulations.

Item 1A. Risk Factors.

You should carefully consider the risks described below before investing in our securities. Additional risks not presently known to us or that our management currently deems immaterial also may impair our business operations. If any of the risks described below were to occur, our business, financial condition, operating results, and cash flows could be materially adversely affected. In such an event, the trading price of our common stock could decline, and you could lose all or part of your investment. In assessing these risks, you should also refer to the other information contained in this Prospectus, including our consolidated financial statements and related notes. The risks discussed below include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements.

RISKS RELATED TO OUR FINANCIAL CONDITION AND CAPITAL REQUIREMENTS

We have limited capital resources and have experienced net losses and negative cash flows and we expect these conditions to continue for the foreseeable future, as such we expect that we will need to obtain additional financing to continue to operate our business. Such financing may be unavailable or available only on disadvantageous terms, which could cause the Company to curtail its business operations and delay the execution of its business plan.

To date, we have not generated significant revenues. Our net losses for the years ended June 30, 2020 and 2019 were $489,695 and $357,626 respectively. As of June 30, 2020, we realized an accumulated deficit of $11,651,055 and we had $766 cash on hand. Our revenues have not been sufficient to sustain our operations and we expect that our revenues will not be sufficient to sustain our operations for the foreseeable future. As such, we expect that we will continue to need significant financing to operate our business. Furthermore, there can be no assurance that additional financing will be available or that the terms of such additional financing, if available, will be acceptable to us. If additional financing is not available or not available on terms acceptable to us, our ability to fund our operations or otherwise respond to competitive pressures may be significantly impaired. We could also be forced to curtail our business operations, reduce our investments, decrease or eliminate capital expenditures and delay the execution of our business plan, including, without limitation, all aspects of our operations, which would have a material adverse affect on our business. The items discussed above raise substantial doubt about our ability to continue as a going concern. We cannot assure you that we can achieve or sustain profitability in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether our products achieve market acceptance and whether we obtain additional financing. We may not achieve our business objectives and the failure to achieve such goals would have a materially adverse impact on us.

We have experienced recurring losses from operations and negative cash flows from operating activities and anticipate that we will continue to incur operating losses in the future.

We have experienced recurring losses from operations and negative cash flows from operating activities. We expect to continue to incur significant expenses related to our ongoing operations and generate operating losses for the foreseeable future. The size of our losses will depend, in part, on the rate of future expenditures and our ability to generate revenues. We incurred a net loss of $489,695 for the year ended June 30, 2020, and our accumulated deficit was $11,651,055 as of June 30, 2020.

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We may encounter unforeseen expenses, difficulties, complications, delays, and other unknown factors that may adversely affect our financial condition. Our prior losses and expected future losses have had, and will continue to have, an adverse effect on our financial condition. If our products do not achieve sufficient market acceptance and our revenues do not increase significantly, we may never become profitable. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. Our failure to become and remain profitable would decrease the value of our company and could impair our ability to raise capital, expand our business, diversify our product offerings or continue our operations. A decline in the value of our company could cause you to lose all or part of your investment.

If we are unable to continue as a going concern, our securities will have little or no value.

Although our audited financial statements for the year ended June 30, 2020, were prepared under the assumption that we would continue our operations as a going concern, the report of our independent registered public accounting firm that accompanies our financial statements for the year ended June 30, 2020, contains a going concern qualification in which such firm expressed substantial doubt about our ability to continue as a going concern, based on the financial statements at that time. Specifically, as noted above, we have experienced recurring losses from operations and negative cash flows from operating activities, and we expect to continue to incur significant expenses and operating losses for the foreseeable future. These prior losses and expected future losses have had, and will continue to have, an adverse effect on our financial condition. In addition, as noted above, continued operations and our ability to continue as a going concern may be dependent on our ability to obtain additional financing in the near future and thereafter, and there are no assurances that such financing will be available to us at all or will be available in sufficient amounts or on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we are unable to generate additional funds in the future through sales of our products, financings or from other sources or transactions, we will exhaust our resources and will be unable to continue operations. If we cannot continue as a going concern, our shareholders would likely lose most or all of their investment in us.

The benefits we have realized and may continue to realize from participating in relief programs provided under the CARES Act may not be sufficient to enable us to withstand the current economic conditions and any extended economic downturn or recession which may result from the Pandemic.

We have received funds under the CARES Act, and have benefited from other relief measures pursuant to the CARES Act and other government stimulus, including the deferral of employer payroll taxes. Receipt of additional government funds and other benefits from the CARES Act is subject to, in certain circumstances, a detailed application and approval process and it is unclear whether we will meet any eligibility requirements, receive any funds and the extent to which these funds may offset our Pandemic-related cash flow disruptions. Additionally, retaining these funds subjects us to various terms and conditions. While we have taken steps to ensure compliance with these terms and conditions, any violation may trigger repayment of some or all of the funds received. Further, funds we have received or may receive, either directly through participation in government programs, or indirectly through increased revenues attributable to a possible economic recovery generated in whole or in part by the CARES Act, may not be sufficient to mitigate the impact of the Pandemic.

We may be required to raise additional financing by issuing new securities with terms or rights superior to those of our shares of common stock, which could adversely affect the market price of our shares of common stock and our business.

We will require additional financing to fund future operations. We may not be able to obtain financing on favorable terms, if at all. If we raise additional funds by issuing equity securities, the percentage ownership of our current stockholders will be reduced, and the holders of the new equity securities may have rights superior to those of the holders of shares of common stock, which could adversely affect the market price and the voting power of shares of our common stock. If we raise additional funds by issuing debt securities, the holders of these debt securities may similarly have some rights senior to those of the holders of shares of common stock, and the terms of these debt securities could impose restrictions on operations and create a significant interest expense for us which could have a materially adverse affect on our business.

We are currently in default with respect to various outstanding debt obligations, which if we fail to repay, could result in foreclosure upon our assets.

We are currently in default with respect to a number of our debt obligations. In the event we are unable to repay such debt obligations, we could lose all of our assets and be forced to cease our operations.

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We currently have Accrued and Unpaid Payroll Taxes.

As of June 30, 2020 and 2019, the Company owed the Internal Revenue Service and New York State payroll related taxes in the amounts of $60,402 and $17,401, respectively, plus applicable interest and penalties. The total amount due to both taxing authorities including penalties and interest as of June 30, 2020 and 2019 was approximately $77,803 subject to further penalties and interest plus accruals on unpaid wages. The Internal Revenue Service has placed a federal tax lien on all of the assets of the Company. If we are unable to resolve these tax liabilities such failure could have a material adverse effect on our business, financial condition, results of operations or liquidity.

We may fail to comply with the terms of our promissory note agreements.

Our promissory notes agreements include various conditions, covenants and events of default. We may not be able to satisfy all of these conditions or may default on some of these covenants for various reasons, including for reasons beyond our control. Our ability to comply with such covenants will depend upon our ability to operate our business profitably. If the recent trends in occupancy, rates and employment and other costs and expenses continue or increase, we may incur operating losses. Complying with these covenants may limit our ability to take actions that may be beneficial to us and our security holders.

If we default under our promissory note agreements, our lenders may demand immediate payment. Any default under our promissory note agreements that results in acceleration of our obligations to repay outstanding indebtedness would likely have serious adverse consequences to us and would likely cause the value of our securities to decline.

In the future, we may obtain additional debt financing, and the covenants and conditions that apply to any such additional debt may be more restrictive than the covenants and conditions that are contained in our promissory note agreements.

Our level of debt could impair our financial condition and ability to operate.

In order to increase our cash position and preserve financial flexibility in responding to the impacts of the COVID-19 pandemic on our business, we secured $266,640 in loans under the CARES Act Paycheck Protection Program. In the event we elect or are required to repay the PPP loan, our liquidity will be reduced by the amount of the repayment. Our level of debt could have important consequences to investors, including:

•	requiring a portion of our cash flows from operations be used for the payment of interest on our debt, thereby reducing the funds available to us for our operations or other capital needs;
•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate because our available cash flow, after paying principal and interest on our debt, may not be sufficient to make the capital and other expenditures necessary to address these changes;
•	increasing our vulnerability to general adverse economic and industry conditions, since we will be required to devote a proportion of our cash flow to paying principal and interest on our debt during periods in which we experience lower earnings and cash flow, such as during the current COVID-19 pandemic;
•	limiting our ability to obtain additional financing in the future to fund working capital, capital expenditures, acquisitions, and general corporate requirements; and
•	placing us at a competitive disadvantage to other relatively less leveraged competitors that have more cash flow available to fund working capital, capital expenditures, acquisitions, and general corporate requirements.

If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results, prevent fraud, or maintain investor confidence.

We are subject to the internal control requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which require management to assess the effectiveness of our internal control over financial reporting. Our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until we are no longer a “non-accelerated filer.”

We previously reported in our Annual Report on Form 10-K as of June 30, 2020, a material weakness in internal control related to not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee or financial expert. Completion of remediation does not provide assurance that our remediation or other controls will continue to operate properly. If we are unable to maintain effective internal control over financial reporting or disclosure controls and procedures, our ability to record, process and report financial information accurately, and to prepare financial statements within required time periods could be adversely affected, which could subject us to litigation or investigations requiring management resources and payment of legal and other expenses, negatively affect investor confidence in our financial statements and adversely impact our stock price.

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Our balance sheet includes intangible assets and goodwill. A decline in the estimated fair value of an intangible asset or a reporting unit could result in an impairment charge recorded in our operating results, which could be material.

Goodwill is tested for impairment annually and between annual tests if an event occurs or circumstances change that would indicate the carrying amount may be impaired. Also, we review our amortizable intangible assets for impairment if an event occurs or circumstances change that would indicate the carrying amount may not be recoverable. If the carrying amount of our goodwill or another intangible asset were to exceed its fair value, the asset would be written down to its fair value, with the impairment charge recognized as a noncash expense in our operating results. Adverse changes in future market conditions or weaker operating results compared to our expectations, including, for example, as a result of the current COVID-19 pandemic, may impact our projected cash flows and estimates of weighted average cost of capital, which could result in a potentially material impairment charge if we are unable to recover the carrying value of our goodwill and other intangible assets.

Insurance may not adequately cover our losses, and the cost of obtaining such insurance may continue to increase.

We purchase certain third party insurance coverage for our business and properties, including for casualty, liability, malpractice, fire, extended coverage and rental or business interruption loss insurance. Pursuant to our Franchise Agreements, we are obligated to maintain certain insurance coverage for our adult day care centers. Recently, the costs of insurance have increased significantly, and these increased costs have had an adverse effect on us and the operating results for our adult day care centers. The increased costs of insurance may negatively impact the financial results at the adult day care centers if the EBITDA at those managed adult day care centers decrease. Losses of a catastrophic nature, such as those caused by hurricanes, flooding, volcanic eruptions and earthquakes, or losses from terrorism, may be covered by insurance policies with limitations such as large deductibles or co-payments that we or the owner may not be able to pay. Insurance proceeds may not be adequate to restore an affected property to its condition prior to loss or to compensate us for our losses, including lost revenues or other costs. Certain losses, such as losses we may incur as a result of known or unknown environmental conditions, are not covered by our insurance. Market conditions or our loss history may limit the scope of insurance or coverage available to us on economic terms. If an uninsured loss or a loss in excess of insured limits occurs, we may have to incur uninsured costs to mitigate such losses or lose all or a portion of the capital invested in a property, as well as the anticipated future revenue from the property.

We are subject to limitations on our ability to use our net operating loss and tax credit carryforwards.

Our ability to deduct pre-2020 net operating loss carryforwards and tax credit carryforwards are subject to a significant annual limitation on account of the ownership changes resulting from the March 25, 2021 investments and change in control of the Company, as described in Note 1 to our Consolidated Financial Statements included in this Form 10. Losses and credits that arise after January 1, 2021, the effective date of the Restructuring Transactions, which currently are expected to be utilized to offset future taxable income, will not be subject to the limitations resulting from the Restructuring Transactions, but future changes in ownership may result in limitations on usage or elimination of those future losses and credits. Moreover, net operating losses and other carryforwards are subject to other limitations under the United States Internal Revenue Code of 1986, as amended, or the IRC, including provisions generally restricting carryforwards of net operating losses arising in taxable years beginning after 2017 from offsetting more than 80% of the current year’s taxable income, which could affect our ability to utilize all of our existing net operating loss and tax credit carryforwards in a given year.

Changes in our effective tax rate may impact our results of operations.

We are subject to taxes in the U.S. and other jurisdictions. Tax rates in these jurisdictions may be subject to significant change due to economic and/or political conditions. A number of other factors may also impact our future effective tax rate including:

•	the jurisdictions in which profits are determined to be earned and taxed;
•	the resolution of issues arising from tax audits with various tax authorities;
•	changes in valuation of our deferred tax assets and liabilities;
•	increases in expenses not deductible for tax purposes, including write-offs of acquired intangibles and impairment of goodwill in connection with acquisitions;
•	changes in availability of tax credits, tax holidays, and tax deductions;
•	changes in share-based compensation; and
•	changes in tax laws or the interpretation of such tax laws and changes in generally accepted accounting principles.

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In December 2017, enacted legislation in the United States significantly revised the Internal Revenue Code. The enacted federal income tax law, among other things, contained significant changes to corporate taxation, including reduction of the corporate tac rate from a top marginal rate of 35% to a flat rate of 21% beginning in 2018, limitation of the tax deduction for interest expense to 30% of adjusted earnings, limitation of the deduction for net operating losses to 80% of current year taxable income and elimination of net operating loss carrybacks, one time taxation of offshore earnings at reduced rates regardless of whether they are repatriated, immediate deductions for certain new investments instead of deductions for depreciation expense over time, and modifying or repealing many business deductions and credits (including reducing the business tax credit for certain clinical testing expenses incurred in the testing of certain drugs for rare diseases or conditions).

Notwithstanding the reduction in the corporate income tax rate, the overall impact of the new federal tax law remains uncertain and our business and financial condition could be adversely affected. In addition, it is uncertain if and to what extent various states will conform to the newly enacted federal tax law. The impact of this tax reform on holders of our common stock is also uncertain and could be adverse. We urge shareholders to consult with their legal and tax advisors with respect to this legislation and the potential tax consequences of investing in or holding our common stock.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results.

The United States generally accepted accounting principles and related pronouncements, implementation guidelines and interpretations with regard to a wide variety of matters that are relevant to our business, such as, but not limited to, stock-based compensation, trade spend and promotions, and income taxes are highly complex and involve many subjective assumptions, estimates and judgments by our management. Changes to these rules or their interpretation or changes in underlying assumptions, estimates or judgments by our management could significantly change our reported results.

Changes in market interest rates may adversely affect us.

Interest rates are at relatively low levels on a historical basis, and the U.S. Federal Reserve System has indicated that it does not expect to raise interest rates in response to the Pandemic and current market conditions until at least the end of 2023. There can be no assurance, however, that the U.S. Federal Reserve System will not raise rates prior to that time. Any increases in market interest rates may materially and negatively affect us in several ways, including:

•	increases in interest rates could adversely impact the housing market and reduce demand for our services and occupancy at our adult day care centers, which could reduce the likelihood that we will earn incentive fees at our managed adult day care centers if the EBITDA we realize at our managed and franchised adult day care centers declines as a result;

•	an increase in interest rates could negatively impact the market value of our adult day care centers and limit our ability to sell or franchise any additional adult day care centers. Increased interest rates would increase our costs for, and may limit our or our franchisee’s, ability to obtain, mortgage financing.

Conversely, low market interest rates, particularly if they remain over a sustained period, may increase our use of debt capital to fund property acquisitions, lower capitalization rates for property purchases and increase competition for property purchases, which may reduce opportunities for us to operate additional communities.

Subsequent to consummation of any acquisition, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we acquire, we cannot assure you that this examination will uncover all material risks that may be presented by a particular target business, or that factors outside of the target business and outside of our control will not later arise. Even if our due diligence successfully identifies the principal risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. As a result, from time to time we may be forced to write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

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RISKS RELATED TO OPERATING OUR BUSINESS

We may fail to operate profitably and grow our revenues.

Most of our adult day care centers are franchised, and we operate those adult day care centers pursuant to Franchise Agreements. We earn base management fees based on a fixed percentage of revenues at those adult day care centers. As a result, our ability to grow our revenues from managing those adult day care centers will be limited to the applicable fee percentages related to the growth of revenues from those adult day care centers, subject to any incentive fees we may earn. In addition, some of our costs are fixed or cannot be, or may be delayed in being, proportionally adjusted in response to any decline in fees and other revenues we may experience. As a result, a small percentage decline in our revenues or increase in our expenses could have a material adverse impact on our operating results.

In addition to franchising adult day care centers, we own two adult day care centers outright, as well as providing other services, such as rehabilitation, wellness and home health services. We may grow these businesses or engage in new or additional businesses in the future. If we do not profitably operate our businesses, the losses we may incur from these businesses, together with corporate and general and administrative expenses we may incur, may exceed the fees we earn from franchising adult day care centers and we may incur operating losses as a result.

Our failure to manage our growth effectively could harm our business and operating results; and our growth strategy may not succeed.

We intend to continue to grow our business by entering into additional Franchise Agreements for adult day care centers and growing the ancillary services we provide in which account for a portion of revenues. Our business plans include seeking to take advantage of expected long-term increases in demand for adult day care centers and health and wellness services. Our growth strategy is subject to risks, including, but not limited to, the following:

•	we may not be an attractive business partner given our operating history;

•	we may be unable to identify, acquire, franchise or newly manage or lease additional adult day care centers and wellness services on acceptable terms;

•	we may be unable to access the capital required to manage additional adult day care centers and wellness services or grow ancillary services;

•	we may be unable to effectively enhance our existing center management systems, administrative staff, financial and management controls and information systems, procedures and controls and to hire, train and retain managers and team members;

•	we may not achieve the operating results we expect from adult day care centers we operate or any wellness or other services we may provide;

•	we may not respond quickly enough to the changing demands that our expansion will impose on our management, center teams and existing infrastructure;

•	it may take a period of time to stabilize the operations of adult day care centers after we acquire, or commence managing or leasing, them;

•	integrating the operations of newly managed adult day care centers and wellness services we commence operating, or other wellness services we may provide, may disrupt our existing operations, or may cost more than anticipated;

•	we may fail to realize any expected operating or cost efficiencies from any future additional adult day care centers and wellness services we operate;

•	we may commence operating adult day care centers that are subject to unknown liabilities and without any recourse, or with limited recourse, such as liability for the cleanup of undisclosed environmental contamination or for claims by participants, vendors or other persons related to actions taken by former owners or operators of the communities;

•	any failure to comply with licensing requirements at our adult day care centers, and wellness services or elsewhere may prevent our franchisees from obtaining or renewing licenses needed to conduct and grow our businesses; and

•	adult day care centers and wellness services that we commence operating, and any new or expanded wellness services we may seek to provide might require significant management attention that would otherwise be devoted to our other business activities.

For these reasons, among others, our growth strategy may not succeed or may cause us to experience losses.

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Our expansion into new markets may be more costly and difficult than we currently anticipate which would result in slower growth than we expect.

Centers we open in new markets may take longer to reach expected sales and profit levels on a consistent basis and may have higher construction, occupancy, marketing or operating costs than centers we open in existing markets, thereby affecting our overall profitability. New markets may have competitive conditions, consumer tastes and discretionary spending patterns that are more difficult to predict or satisfy than our existing markets. We may need to make greater investments than we originally planned in advertising and promotional activity in new markets to build brand awareness. We may find it more difficult in new markets to hire, motivate and keep qualified employees who share our vision and culture. We may also incur higher costs from entering new markets, particularly with company-owned or operated centers if, for example, we hire and assign regional managers to manage comparatively fewer centers than in more developed markets. For these reasons, both our new franchised centers and our new company-owned or managed centers may be less successful than our existing franchised centers or may achieve target rates of patient visits at a slower rate. If we do not successfully execute our plans to enter new markets, our business, financial condition and results of operations could be materially adversely affected.

Opening new centers in existing markets may negatively affect revenue at our existing centers.

The target area of our centers varies by location and depends on a number of factors, including population density, other available retail services, area demographics and geography. As a result, the opening of a new center in or near markets in which we already have centers could adversely affect the revenues of those existing centers. Existing centers could also make it more difficult to build our patient base for a new center in the same market. Our business strategy does not entail opening new centers that we believe will materially affect revenue at our existing centers, but we may selectively open new centers in and around areas of existing centers that are operating at or near capacity to effectively serve our patients. Revenue “cannibalization” between our centers may become significant in the future as we continue to expand our operations and could affect our revenue growth, which could, in turn, adversely affect our business, financial condition and results of operations.

Termination of adult day care participant Consent to Service Agreements and participant attrition could adversely affect our revenues and earnings.

State regulations governing adult day care centers typically require that adult day care center participants have the right to terminate their adult day care Consent to Service agreements for any reason on reasonable (30 to 60 days’) notice. Some of our franchisee request 2 weeks notice for termination, but this is not a requirement. Should a large number of our participants elect to terminate their Consent to Service agreements at or around the same time, our revenues and earnings could be materially and adversely affected. In addition, the advanced ages of our adult day care participants may result in high participant turnover rates.

Current and future trends in healthcare and the needs and preferences of older adults could have a material adverse effect on our business, financial condition and results of operations.

The healthcare industry is dynamic. The needs and preferences of older adults have generally changed over the past several years, including preferences for older adults to reside in their homes permanently or to delay attending adult day care centers until they require greater care. Further, adults moving to adult day care facilities and other similar services are increasingly available and being provided to older adults on an outpatient basis or in older adults’ personal residences, which may cause older adults to delay attending adult day care centers. Such delays may result in decreases in our occupancy rates and increases in our turnover rates. Moreover, older adults who do eventually go to adult day care centers may have greater care needs and acuity, which may increase our cost of doing business, expose us to additional liability or result in lost business and shorter stays at our adult day care centers. These trends may negatively impact our occupancy rates, revenues, cash flows and results of operations.

Additionally, if we fail to identify and successfully act upon future changes and trends in healthcare and the needs and preferences of older adults, our business, financial condition, results of operations and prospects will be adversely impacted.

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We rely on private pay participants and circumstances that adversely affect the ability of the seniors to pay for our services could have a material adverse effect on us.

Some of our total revenues from communities that we operated were attributable to private pay sources and some of our revenues from these communities were attributable to reimbursements from Medicaid and Managed Care Organizations (MCO), in each case, during fiscal year 2020. We expect to continue to rely primarily on the ability of participants to pay for our services from their own or family financial resources. Unfavorable economic conditions in the housing, financial, and credit markets, inflation, or other circumstances that adversely affect the ability of seniors to pay for our services could have a material adverse effect on our business, financial condition, cash flows, and results of operations.

Under our Medicaid contracts, we assume all of the risk that the cost of providing services will exceed our compensation.

Some of the revenue of our operational subsidiary acquired in March 2021, is derived from capitation agreements with government payors in which we receive fixed-price-per-participating-member-per-month (“PMPM”) fees. While there are variations in payment specific to each agreement, we generally contract with government payors to receive a fixed per member, per month fee to provide transportation, meals and daycare services a participant may require while assuming financial responsibility for the totality of our participants’ daycare expenses. This type of contract is often referred to as an “at-risk” or a “capitation” contract. To the extent that our participants require more care than is anticipated and/or the cost of care increases, aggregate fixed capitated payments may be insufficient to cover the costs associated with treatment. If medical costs and expenses exceed the underlying capitation payment received, we may not be able to correspondingly increase our capitation payments received, and we could suffer losses with respect to such agreements.

Our revenues and operations are dependent upon a limited number of government payors, particularly Medicaid and Veterans Affairs.

Our operations are dependent on a limited number of government payors, particularly Medicaid and Veterans Affairs (the “VA”), with whom we directly contract to provide services to participants. For at least the next fiscal quarter, a majority of our revenues will continue to be derived primarily from Medicaid and VA payments through several states, which may terminate their contracts with us upon the occurrence of certain events. The sudden loss of our government contracts or the renegotiation of our contracts could adversely affect our operating results. In the ordinary course of business, we engage in active discussions and renegotiations with government payors in respect of the services we provide and the terms of our agreements. If government payors responds to market dynamics and financial pressures, and make strategic budgetary decisions in respect of the programs in which they participate, government payors may seek to renegotiate or terminate their agreements with us. Any reduction in the governmental budgetary appropriations to pay for our services, whether as a result of fiscal constraints due to recession, emergency situations such as the COVID-19 pandemic, changes in policy or otherwise, could result in a reduction in our capitated fee payments and possibly loss of contracts. These discussions could result in reductions to the fees and changes to the scope of services contemplated by our original contract and consequently could negatively impact our revenues, business and prospects.

Because we rely on state Medicaid agencies for a significant portion of our current revenues, we depend on federal funding. Government-funded daycare programs face a number of risks, including higher than expected health care costs and lack of predictability of tax basis and budget needs.

The adult day care services industry is very competitive and some competitors may have substantially greater financial resources than us.

There are approximately 4,600 adult day care centers (from the CDC) in the U.S. may be part of stand-alone adult centers specifically set up to provide day care to seniors, 70 percent are affiliated with or operate within senior centers, churches, medical centers or residential care facilities. Two of our larger competitors include Active Day, with approximately 100 locations, and Easter Seals, a non-profit with 69 affiliates. Programs run from several hours to a full day. Participants may attend daily, a few times a week, weekly, or just for special activities. Weekend and evening care are less common, although this is changing as demand for adult day care rises. We also compete with home care and in-home medical care professionals and enterprises.

Some of our competitors are larger and have greater financial resources than us and some are not for profit entities that have endowment income and may not face the same financial pressures that we do. The adult day care services industry is highly competitive, and we expect that all segments of the industry will become increasingly competitive in the future. We compete with other companies providing independent living, adult day care, home health care and other similar services and care alternatives. We also compete with other health care businesses with respect to attracting and retaining nurses, technicians, aides and other high quality professional and non-professional employees and managers. Although we believe there is a need for adult day care centers in the markets where we operate, we expect that competition will increase from existing competitors and new market entrants, some of whom may have substantially greater financial resources than us.

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In addition, some of our competitors operate on a not-for-profit basis or as charitable organizations and have the ability to finance capital expenditures on a tax-exempt basis or through the receipt of charitable contributions, neither of which are available to us. Furthermore, if the development of new adult day care centers outpaces the demand for those communities in the markets in which we have adult day care centers, those markets may become saturated. Regulation in the independent and adult day care industry is substantial. Consequently, development of new adult day care centers could outpace demand. An oversupply of those communities in our markets could cause us to experience decreased occupancy, reduced operating margins and lower profitability.

In recent years, a significant number of new adult day care centers have been developed. Although there are indications that the rate of newly started developments has recently declined and further slowed due to the Pandemic, new inventory is expected to still hit the market in the near term due to the increased development of adult day care centers in the past several years, and this increased supply of adult day care centers has increased and will continue to increase competitive pressures on us, particularly in certain geographic markets where we operate adult day care centers, and we expect these competitive challenges to continue for the foreseeable future. These competitive challenges may prevent us from maintaining or improving occupancy and rates at our adult day care centers, which may adversely affect their profitability and, therefore, negatively impact our revenues, cash flows and results from operations.

New centers, once opened, may not be profitable, and the increases in average center sales and comparable center sales that we have experienced in the past may not be indicative of future results.

We cannot assure you that centers we open in the future will demonstrate sales growth. In new markets, the length of time before average sales for new centers stabilize is less predictable and can be longer than we expect because of our limited knowledge of these markets and consumers’ limited awareness of our brand. New centers may not be profitable and their sales performance may not follow historical patterns. In addition, our average center sales and comparable center sales for existing centers may not increase at the rates achieved over the past several years. Our ability to franchise new centers profitably and increase average center sales and comparable center sales will depend on many factors, some of which are beyond our control, including:

•	consumer awareness and understanding of our brand;

•	general economic conditions, which can affect center traffic, local rent and labor costs and prices we pay for the supplies we use;

•	changes in consumer preferences and discretionary spending;

•	competition, from our competitors in the industry;

•	the identification and availability of attractive sites for new facilities and the anticipated commercial, residential and infrastructure development near our new facilities;

•	changes in government regulation;

•	in certain regions, decreases in demand for our services due to inclement weather; and

•	other unanticipated increases in costs, any of which could give rise to delays or cost overruns.

If our new centers do not perform as planned, our business and future prospects could be harmed. In addition, if we are unable to achieve our expected average centers sales, our business, financial condition and results of operations could be adversely affected.

Our long-term strategy involves opening new, company-owned or franchised centers and is subject to many unpredictable factors.

One component of our long-term growth strategy is to open new franchise centers and to operate those centers on a profitable basis, often in untested geographic areas. As of June 30, 2020, we owned or franchise 26 centers. We have limited or no prior experience operating in a number of geographic areas. We may encounter difficulties, including reduced patient volume related to inclement weather, as we attempt to expand into those untested geographic areas, and we may not be as successful as we are in geographic areas where we have greater familiarity and brand recognition. We may not be able to open new company-owned or franchised centers as quickly as planned. In the past, we have experienced delays in opening some franchised and company-owned or franchised centers, for various reasons, including construction permitting, landlord responsiveness, and municipal approvals. Such delays could affect future center openings. Delays or failures in opening new centers could materially and adversely affect our growth strategy and our business, financial condition and results of operations.

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In addition, we face challenges locating and securing suitable new center sites in our target markets. Competition for those sites is intense, and other retail concepts that compete for those sites may have unit economic models that permit them to bid more aggressively for those sites than we can. There is no guarantee that a sufficient number of suitable sites will be available in desirable areas or on terms that are acceptable to us in order to achieve our growth plan. Our ability to open new centers also depends on other factors, including:

•	negotiating leases with acceptable terms;

•	identifying, hiring and training qualified employees in each local market;

•	identifying and entering into management or franchise agreements in certain target markets;

•	timely delivery of leased premises to us from our landlords and punctual commencement and completion of construction;

•	managing construction and development costs of new centers, particularly in competitive markets;

•	obtaining construction materials and labor at acceptable costs, particularly in urban markets;

•	unforeseen engineering or environmental problems with leased premises;

•	generating sufficient funds from operations or obtaining acceptable financing to support our future development;

•	securing required governmental approvals, permits and licenses (including construction permits and operating licenses) in a timely manner and responding effectively to any changes in local, state or federal laws and regulations that adversely affect our costs or ability to open new centers; and

•	the impact of inclement weather, natural disasters and other calamities.

Circumstances that adversely affect the ability of older adults or their families to pay for our services could cause our revenues and results of operations to decline.

We expect to continue to rely on our participants’ ability to pay for our services from their private resources. Economic downturns, lower levels of consumer confidence, stock market volatility and/or changes in demographics could adversely affect the ability of older adults to afford our participant fees. Our prospective participants frequently use the proceeds from their home sales to pay our entrance and participant fees. Downturns or stagnation in the U.S. housing market could adversely affect the ability, or perceived ability of older adults to afford these fees. Also, recent high unemployment as a result of the Pandemic may reduce the ability of family members to assist their older relatives in paying these fees. If we are unable to retain and/or attract older adults with sufficient income, assets or other resources required to pay the fees associated with independent and adult day care services and other service offerings, our revenues and results of operations could decline.

Our business requires us to make significant capital expenditures to maintain and improve our adult day care centers and to retain our competitive position in the adult day care industry.

Our adult day care centers sometimes require significant expenditures to address required ongoing maintenance or to make them more attractive to participants. Various government authorities mandate certain physical characteristics of adult day care centers; changes in these regulations may require us to make significant expenditures. In addition, we are often required to make significant capital expenditures when we acquire or newly lease adult day care centers. Our available financial resources may be insufficient to fund these expenditures. We incur capital costs for adult day care centers we own or lease and for our other businesses and corporate level activities. Further, increases in capital costs at our managed and franchised adult day care centers may negatively impact the financial metrics at our adult day care centers and our potential to earn incentive fees for these adult day care centers. Our failure to make certain capital expenditures may result in our adult day care centers being less competitive and in our earning less management fees.

The geographic concentration of our adult day care centers exposes us to changes in market conditions in those areas.

Our adult day care centers are located in the following geographic areas: California, Connecticut, Florida, Georgia, Idaho, Indiana, Massachusetts, Michigan, New Jersey, North Carolina, Ohio, Pennsylvania, and Texas. As a result of these locations, the conditions of local economies and real estate markets, changes in governmental rules and regulations, acts of nature and other factors that may result in a decrease in demand for our services in these states could have an adverse effect on our revenues, results of operations and cash flow. In addition, we are particularly susceptible to revenue loss, cost increases or damage caused by severe weather conditions or natural disasters such as hurricanes, wildfires, earthquakes or tornadoes in those areas.

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Changes in the reimbursement rates, methods, or timing of payment from government programs, including Medicaid, or other reductions in reimbursement for adult day care and healthcare services could adversely impact our revenues.

Our revenues rely in part on reimbursement from government programs and third party payers for the adult day care and rehabilitation services we provide. The healthcare industry in the United States is subject to continuous reform efforts and pressures to reduce costs. Our SarahCare business receives some revenues from Medicaid and from Managed Care Organizations. The rates and amounts of payments under these programs are subject to periodic adjustment and there have been numerous recent legislative and regulatory actions or proposed actions with respect to Medicaid payments, insurance and healthcare delivery. These private third party payers continue their efforts to control healthcare costs and decrease payments for our services through direct contracts with healthcare providers, increased utilization review practices and greater enrollment in managed care programs and preferred provider organizations. Any reduction in the payments we receive from Medicaid, MCO’s and third party payers could result in the failure of those reimbursements to cover our costs of providing required services to our participants and could have a material adverse effect on our business, financial condition and results of operations.

Increases in our labor costs and staffing turnover may have a material adverse effect on us.

The success of our adult day care centers depends on our ability to attract and retain team members for the day-to-day operations of those communities. We continue to face upward pressure on wages and benefits due to high competition for qualified personnel in our industry, low unemployment prior to the onset of the Pandemic and recent proposed and enacted legislation to increase the minimum wage in certain jurisdictions. The market for regional and executive directors at our communities, and qualified nurses, therapists and other healthcare professionals is highly competitive, and periodic or geographic area shortages of such healthcare professionals, as well as the added pressure of the Pandemic, may require us to increase the wages and benefits we offer to our team members in order to attract and retain them or to utilize temporary personnel at an increased cost. In addition, employee benefit costs, including health insurance and workers’ compensation insurance costs, have materially increased in recent years.

Our labor costs have increased because of the Pandemic, including because of increased protocols, staffing needs and team member exposure to COVID-19. Many new protocols were put into place for all centers including new infection control standards and procedures, screening process for staff and participants including the administration of COVID tests for staff and participants, additional training programs for staff, purchase of PPE and acrylic dividers for tables and entryways, purchase of air purifiers in corporate centers and in some franchise centers. All centers followed the guidelines as established by the CDC and their state. If they had any questions or concerns, they contacted their local Health Departments and followed their instructions as required by the CDC.

Staffing turnover at our adult day care centers is common and has increased as a result of the Pandemic, the current competitive labor market conditions and the competitive environment in the adult day care industry. We have had to rely on more expensive agency help or pay overtime to adequately staff our communities and clinics. Labor unions may attempt to organize our team members from time to time; if our team members were to unionize, it could result in business interruptions, work stoppages, the degradation of service levels due to work rules, or increased operating expenses that may adversely affect our results of operations.

Additionally, our operations are subject to various employment related laws and regulations, which govern matters such as minimum wages, the Family and Medical Leave Act, overtime pay, compensable time, recordkeeping and other working conditions, and a variety of similar laws that govern these and other employment related matters. We are currently subject to employment related claims in connection with our operations. These claims, lawsuits and proceedings are in various stages of adjudication or investigation and involve a wide variety of claims and potential outcomes. Because labor represents a significant portion of our operating expenses, compliance with these evolving laws and regulations could substantially increase our cost of doing business, while failure to do so could subject us to significant back pay awards, fines and lawsuits and could have a material adverse effect on our business, financial condition and results of operations.

Any significant failure by us to control labor costs or to pass any increases on to participants through rate increases could have a material adverse effect on our business, financial condition and results of operations. Further, increased costs charged to our participants may reduce our occupancy and growth.

We Depend On The Continued Services Of Our Chairman and our President of SarahCare, And The Loss Of Key Personnel Could Affect Our Ability To Successfully Grow Our Business.

We are highly dependent upon the services of Mr. Everhardt, our Chairman, and Dr. Merle Griff, the President of SarahCare. The permanent loss of Mr. Everhardt or Dr. Griff could have a material adverse effect upon our operating results. We may not be able to locate a suitable replacement if their services were lost. We do not maintain key man life insurance on either of them. Our future success will also depend, in part, upon our ability to attract and retain highly qualified personnel. Our inability to retain additional key executives and to attract new, qualified personnel could cause us to curtail our business operations.

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We may suffer the loss of key personnel or may be unable to attract and retain qualified personnel to maintain and expand our business which have a material adverse affect on our business.

Our success is highly dependent on the continued services of certain skilled management and personnel. The loss of any of these individuals could have a material adverse effect on us. In addition, our success will depend upon, among other factors, the recruitment and retention of additional highly skilled and experienced management and personnel. There can be no assurance that we will be able to retain existing employees or to attract and retain additional personnel on acceptable terms given the competition for such personnel and our limited financial resources. In addition, we are highly dependent on the services of our Chairman, Charles Everhardt, and Mr. Everhardt devotes a portion of his time to unrelated business interests, and Dr. Merle Griff, President of SarahCare.

The Board of Directors cannot guarantee that its relationship with the Company does not create conflicts of interest.

The relationship of the Board of Directors to the Company could create conflicts of interest. While the Board has a fiduciary duty to the Company, it also determines its compensation from the Company. The Board’s compensation from the Company has not been determined pursuant to arm’s-length negotiation.

Any acquisitions that we make could disrupt our business and harm our financial condition.

From time to time, we may evaluate potential strategic acquisitions of existing franchised centers to facilitate our growth. We may not be successful in identifying acquisition candidates. In addition, we may not be able to continue the operational success of any franchised centers we acquire or successfully integrate any businesses that we acquire. We may have potential write-offs of acquired assets and an impairment of any goodwill recorded as a result of acquisitions. Furthermore, the integration of any acquisition may divert management’s time and resources from our core business and disrupt our operations or may result in conflicts with our business. Any acquisition may not be successful, may reduce our cash reserves and may negatively affect our earnings and financial performance. We cannot ensure that any acquisitions we make will not have a material adverse effect on our business, financial condition and results of operations.

Our expansion into new markets may be more costly and difficult than we currently anticipate which would result in slower growth than we expect.

Centers we open in new markets may take longer to reach expected sales and profit levels on a consistent basis and may have higher construction, occupancy, marketing or operating costs than centers we open in existing markets, thereby affecting our overall profitability. New markets may have competitive conditions, consumer tastes and discretionary spending patterns that are more difficult to predict or satisfy than our existing markets. We may need to make greater investments than we originally planned in advertising and promotional activity in new markets to build brand awareness. We may find it more difficult in new markets to hire, motivate and keep qualified employees who share our vision and culture. We may also incur higher costs from entering new markets, particularly with company-owned or operated centers if, for example, we hire and assign regional managers to manage comparatively fewer centers than in more developed markets. For these reasons, both our new franchised centers and our new company-owned or franchised centers may be less successful than our existing franchised centers or may achieve target rates of patient visits at a slower rate. If we do not successfully execute our plans to enter new markets, our business, financial condition and results of operations could be materially adversely affected.

Opening new centers in existing markets may negatively affect revenue at our existing centers.

The target area of our centers varies by location and depends on a number of factors, including population density, other available retail services, area demographics and geography. As a result, the opening of a new center in or near markets in which we already have centers could adversely affect the revenues of those existing centers. Existing centers could also make it more difficult to build our patient base for a new center in the same market. Our business strategy does not entail opening new centers that we believe will materially affect revenue at our existing centers, but we may selectively open new centers in and around areas of existing centers that are operating at or near capacity to effectively serve our patients. Revenue “cannibalization” between our centers may become significant in the future as we continue to expand our operations and could affect our revenue growth, which could, in turn, adversely affect our business, financial condition and results of operations.

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Increased competition for, or a shortage of, personnel, and wage pressures resulting from increased competition, low unemployment levels, minimum wage increases, changes in overtime laws, and union activity may have an adverse effect on our business, results of operations and cash flow.

Our success depends on our ability to retain and attract qualified management and other personnel who are responsible for the day-to-day operations of each of our communities. Each center has an Executive Director responsible for the overall day-to-day operations of the center, including quality of care and service, social services and financial performance. Depending upon the size of the center, each Executive Director is supported by key leaders, a Health and Wellness Director (or nursing director) and/or a Sales Director. The Health and Wellness Director or nursing director is directly responsible for day-to-day care of participants. The Sales Director oversees the center’s sales, marketing and center outreach programs. Other key positions supporting each center may include individuals responsible for food service, healthcare services, activities, housekeeping, and maintenance.

We compete with various healthcare service providers, other adult day care providers and hospitality and food services companies in retaining and attracting qualified personnel. Increased competition for, or a shortage of, nurses, therapists or other personnel, low levels of unemployment, or general inflationary pressures have required and may require in the future that we enhance our pay and benefits package to compete effectively for such personnel. In addition, we have experienced and may continue to experience wage pressures due to minimum wage increases mandated by state and local laws and the proposed increase to the salary thresholds for overtime exemptions under the Fair Labor Standards Act, which the Department of Labor is currently contemplating. It is unclear what rule changes the Department of Labor will adopt. If such rule changes result in higher operating costs, we may not be able to offset the added costs resulting from competitive, inflationary or regulatory pressures by increasing the rates we charge to our participants or our service charges, which would negatively impact our results of operations and cash flow.

Turnover rates of our personnel and the magnitude of the shortage of nurses, therapists or other personnel varies substantially from market to market. If we fail to attract and retain qualified personnel, our ability to conduct our business operations effectively, our overall operating results and cash flow could be harmed.

In addition, efforts by labor unions to unionize any of our center personnel could divert management attention, lead to increases in our labor costs and/or reduce our flexibility with respect to certain workplace rules. If we experience an increase in organizing activity, if onerous collective bargaining agreement terms are imposed upon us, or if we otherwise experience an increase in our staffing and labor costs, our results of operations and cash flow would be negatively affected.

Significant changes in our personnel, and more could occur in the future. Changes to operations, policies and procedures, which can often occur with the appointment of new personnel, can create uncertainty, may negatively impact our ability to execute quickly and effectively, and may ultimately be unsuccessful. In addition, transition periods are often difficult as the new Company personnel gain detailed knowledge of our operations, and friction can result from changes in strategy and management style. Employee turnover inherently causes some loss of institutional knowledge, which can negatively affect strategy and execution. Until we integrate new personnel, and unless they are able to succeed in their positions, we may be unable to successfully manage and grow our business, and our financial condition and profitability may suffer.

Further, to the extent we experience additional personnel turnover, our operations, financial condition and employee morale could be negatively impacted. If we are unable to attract and retain qualified management and sales personnel, our business could suffer. Moreover, our operations could be negatively affected if employees are quarantined as the result of exposure to a contagious illness such as COVID-19.

Damage to our reputation or our brand in existing or new markets could negatively impact our business, financial condition and results of operations.

We believe we have built our reputation on high quality, empathetic patient care, and we must protect and grow the value of our brand to continue to be successful in the future. Our brand may be diminished if we do not continue to make investments in areas such as marketing and advertising, as well as the day-to-day investments required for facility operations, equipment upgrades and staff training. Any incident, real or perceived, regardless of merit or outcome, that erodes our brand, such as failure to comply with federal, state or local regulations including allegations or perceptions of non-compliance or failure to comply with ethical and operating standards, could significantly reduce the value of our brand, expose us to adverse publicity and damage our overall business and reputation. Further, our brand value could suffer and our business could be adversely affected if patients perceive a reduction in the quality of service or staff.

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Our potential need to raise additional capital to accomplish our objectives of expanding into new markets and selectively developing company-owned, franchised or franchised centers exposes us to risks including limiting our ability to develop or acquire centers and limiting our financial flexibility.

If we do not have sufficient cash resources, our ability to develop, franchise and/or acquire centers could be limited unless we are able to obtain additional capital through future debt or equity financing. Using cash to finance development and acquisition of centers could limit our financial flexibility by reducing cash available for operating purposes. Using debt financing could result in lenders imposing financial covenants that limit our operations and financial flexibility. Using equity financing may result in dilution of ownership interests of our existing stockholders. We may also use common stock as consideration for the future acquisition of centers. If our common stock does not maintain a sufficient market value or if prospective acquisition candidates are unwilling to accept our common stock as part of the consideration for the sale of their centers or businesses, we may be required to use more of our cash resources or greater debt financing to complete these acquisitions.

Our marketing programs may not be successful.

We incur costs and expend other resources in our marketing efforts to attract and retain patients. Our marketing activities are principally focused on increasing brand awareness and driving patient volumes. As we open new or franchised centers, we undertake aggressive marketing campaigns to increase center awareness about our growing presence. We plan to continue to utilize targeted marketing efforts within local neighborhoods through channels such as radio, digital media, center sponsorships and events, and a robust online/social media presence. These initiatives may not be successful, resulting in expenses incurred without the benefit of higher revenue. Our ability to market our services may be restricted or limited by federal or state law.

We will be subject to all of the risks associated with leasing space subject to long-term non-cancelable leases for centers that we intend to operate.

We do not currently own any of the real property where our company-owned or franchised centers operate. In the future, we may own some of the real property where our company-owned or franchised centers operate. We expect the spaces for the company-owned or franchised centers we intend to open in the future will be leased. We anticipate that our leases generally will have an initial term of five or ten years and generally can be extended only in five-year increments (at increased rates). We expect that all of our leases will require a fixed annual rent, although some may require the payment of additional rent if center sales exceed a negotiated amount. We expect that our leases will typically be net leases, which require us to pay all of the costs of insurance, taxes, maintenance and utilities, and that these leases will not be cancellable by us. If a future company-owned or managed center is not profitable, resulting in its closure, we may nonetheless be committed to perform our obligations under the applicable lease including, among other things, paying the base rent for the balance of the lease term. In addition, we may fail to negotiate renewals as each of our leases expires, either on commercially acceptable terms or at all, which could cause us to pay increased occupancy costs or to close centers in desirable locations. These potential increases in occupancy costs and the cost of closing company-owned or franchised centers could materially adversely affect our business, financial condition or results of operations.

RISKS RELATED TO USE OF THE FRANCHISE BUSINESS MODEL

Our dependence on the success of our franchisees exposes us to risks including the loss of royalty revenue and harm to our brand.

A substantial portion of our revenues comes from royalties generated by our franchised centers, which royalties are based on the revenues generated by those centers. We anticipate that franchise royalties will represent a substantial part of our revenues in the future. As of March 31, 2021, we had franchisees operating or managing 24 centers. We rely on the performance of our franchisees in successfully opening and operating their centers and paying royalties and other fees to us on a timely basis. Our franchise system subjects us to a number of risks as described here and in the next four risk factors. These risks include a significant decline in our franchisees’ revenue, which has occurred as a result of the current COVID-19 pandemic. Furthermore, we have taken actions to support our franchisees experiencing challenges during the COVID-19 pandemic, further reducing our royalty revenues and other fees from franchisees. These actions included a waiver of the minimum royalty requirement for any centers that were closed because of government orders, until they were able to re-open. We may need to re-implement, expand or extend these accommodations to franchisees, further reducing our revenues from franchised centers. These accommodations, the decline in our franchisees’ revenue and the occurrence of any of the other events described here and in the next four risk factors could impact our ability to collect royalty payments from our franchisees, harm the goodwill associated with our brand, and materially adversely affect our business and results of operations.

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Our franchisees are independent operators over whom we have limited control.

Franchisees are independent operators, and their employees are not our employees. Accordingly, their actions are outside of our control. Although we have developed criteria to evaluate and screen prospective franchisees, we cannot be certain that our franchisees will have the business acumen or financial resources necessary to operate successful franchises in their approved locations, and state franchise laws may limit our ability to terminate or modify these franchise agreements. Moreover, despite our training, support and monitoring, franchisees may not successfully operate centers in a manner consistent with our standards and requirements, or may not hire and adequately train qualified personnel. The failure of our franchisees to operate their franchises successfully and the actions taken by their employees could have a material adverse effect on our reputation, our brand and our ability to attract prospective franchisees, and on our business, financial condition and results of operations.

We are subject to the risk that our franchise agreements may be terminated or not renewed.

Our franchise agreements typically have a 10-year initial term with a 5-year renewal. Each franchise agreement is subject to termination by us as the franchisor in the event of a default, generally after expiration of applicable cure periods, although under certain circumstances a franchise agreement may be terminated by us upon notice without an opportunity to cure. The default provisions under the franchise agreements are drafted broadly and include, among other things, any failure to meet operating standards and actions that may threaten our intellectual property. In addition, each franchise agreement has an expiration date. Upon the expiration of the franchise agreement, we or the franchisee may, or may not, elect to renew the franchise agreement. If the franchise agreement is renewed, the franchisee will receive a new franchise agreement for an additional term. Such option, however, is contingent on the franchisee’s execution of the then- current form of franchise agreement (which may include increased royalty payments, advertising fees and other costs) and the payment of a renewal fee. If a franchisee is unable or unwilling to satisfy any of the foregoing conditions, we may elect not to renew the expiring franchise agreement, in which event the franchise agreement will terminate upon expiration of its term. The termination or non-renewal of a franchise agreement could result in the reduction of royalty payments we receive.

Our franchisees may not meet timetables for opening their centers, which could reduce the royalties we receive.

Our franchise agreements specify a timetable for opening the center. Failure by our franchisees to open their centers within the specified time limit would result in the reduction of royalty payments we would have otherwise received and could result in the termination of the franchise agreement. As of June 30, 2020, we had 24 active franchise locations.

The substantial majority of the adult day care centers are franchised locations and our business is substantially dependent on our franchisees.

Of the 26 adult day care centers we operate, 24 are franchised locations. Our franchisees may terminate the Franchise Agreements in certain circumstances, including if the EBITDA we generate at our adult day care centers does not exceed target levels or for our uncured material breach. The loss of the franchisees, or a material change to their terms less favorable to us, could have a material adverse effect on our business, financial condition or results of operations.

RISKS RELATED TO THE ENVIRONMENT AND COVID-19

The Pandemic has had, and may continue to have, a materially adverse effect on our business, operations, financial results and liquidity and its duration is unknown.

The Pandemic has had a negative impact on the global economy, including certain industries in the U.S. economy that are primarily focused on personal services.

These conditions have had, and will likely continue to have, a material and adverse impact on our business, results of operations and liquidity. Occupancy at our adult day care centers has continually declined during the Pandemic and we expect these declines may continue for a sustained period of time, which we expect would have a significant adverse impact on our financial results. Although the rates we charge participants has not changed significantly to date as a result of the Pandemic, that could change if the Pandemic continues or economic conditions worsen. We earn franchise fees based on a percentage of revenues generated at the adult day care centers that we franchise; therefore, declines in occupancy, restrictions on admitting new participants and the closure or curtailment of operations of adult day care centers we franchise, without sufficient offsets from increased rates or other revenues, and vice versa, have and likely will continue to reduce the franchise fees we earn. Also, there were not any new franchise openings in 2020 as a result of the pandemic. In addition, the Pandemic may further adversely impact our business if shortages in the materials we need to operate our adult day care centers or staffing shortages result. Additionally, the Pandemic could continue to significantly increase certain operating costs for our adult day care centers, including labor costs due to agency usage or overtime pay and our costs to obtain PPE, to incorporate enhanced infection control measures and to implement quarantines for participants. Also, we believe that our insurance costs may continue to rise as a result of claims or litigation associated with the Pandemic. In addition, as a result of the Pandemic, SarahCare has been forced to close certain locations temporarily and we have significantly reduced the number of new locations (both corporate and franchise) we planned to open during 2021. As a result, revenues from our SarahCare business have been, and may continue to be, negatively impacted.

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Although immunization against COVID-19 is in process, it is expected to continue through 2021 with considerable effort and expense, for all of the participants and team members in our adult day care centers to be vaccinated and even longer for the vaccines to be produced, distributed and administered to a sufficient number of people to enable the cessation of the Pandemic. In addition, we may be subject to claims by participants and team members related to vaccine administration by us or the care provided by us following administration of the vaccine and we cannot be sure we will be protected from liability as a result of being a "Covered Person" under the Public Readiness and Emergency Preparedness Act.

We cannot predict the extent and duration of the Pandemic or its economic impact, but we expect the adverse consequences will be substantial. Further, the extent and strength of any economic recovery after the Pandemic abates is uncertain and subject to various factors and conditions. Our business, operations and financial position may continue to be negatively impacted after the Pandemic abates and may remain at depressed levels compared to prior to the outbreak of the Pandemic for an extended period.

The high levels of infected COVID-19 patients and deaths at adult day care centers and resulting negative publicity may have a long-term significant detrimental impact on the adult day care industry.

COVID-19 has been particularly harmful to seniors and persons with pre-existing health conditions. If the adult day care industry continues to experience high levels of COVID-19 infections among participants and related deaths, and news accounts emphasize these experiences, seniors may delay or forgo moving into adult day care centers or using other services provided by adult day care operators. As a result, our adult day care centers’ business and our results of operations may experience a long-term significant detrimental impact. Of the participants who attended our centers through March 31, 2021 less than 1% contracted COVID and no one passed away

Major public health concerns, including the outbreak of epidemic or pandemic contagious disease such as COVID-19, may adversely affect revenue at our centers and disrupt financial markets. In the case of COVID-19, revenue at our centers has been adversely affected and financial markets have been disrupted, both of which are likely to continue.

In January 2020, the World Health Organization declared that the COVID-19 outbreak, which began in China and has since spread to other areas, as a global health emergency. In March 2020, the World Health Organization declared the outbreak of COVID-19 a pandemic. The COVID-19 pandemic continues to spread throughout the U.S. and the world and has resulted in authorities implementing numerous measures to contain the virus, including travel bans and restrictions, quarantines, shelter-in-place orders, and business limitations and shutdowns. The spread of the virus in the U.S. or a similar public health threat, or fear of such an event, may result in (and in the case of the COVID-19 pandemic, has resulted in), among other things, a reduced willingness of patients to visit our centers or the shopping centers in which they are located out of concern over exposure to contagious disease, closed centers, reduced business hours, and a decline in revenue. A prolonged outbreak, resulting in reduced patient traffic and continued disruptions to capital and financial markets, could have (and in case of the COVID-19 pandemic, has resulted in) a material adverse impact on our business, financial condition, results of operations, and the market price of our stock.

Widespread illnesses due to a severe cold or flu season or a pandemic (like COVID-19) could adversely affect the occupancy of our adult day care centers.

Our revenues are dependent on occupancy at our adult day care centers. If a severe cold or flu season, an epidemic or any other widespread illnesses, like COVID-19, were to occur in locations where our adult day care centers are located, our revenues from those communities would likely be significantly adversely impacted. During such occasions, we may experience a decline in occupancy due to participants leaving our communities and, we may be required, or we may otherwise determine that it would be prudent, to quarantine some or all of the adult day care center and not permit new participants during that time. Further, depending on the severity of the occurrence, we may be required to incur costs to identify, contain and remedy the impacts of those occurrences at those adult day care centers. As a result, these occurrences could significantly adversely affect our results of operations.

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Global economic, political, social and other conditions, including the COVID-19 pandemic, may continue to adversely impact our business and results of operations.

The health and wellness industry, can be affected by macro-economic factors, including changes in national, regional, and local economic conditions, unemployment levels and consumer spending patterns, which together may impact the willingness of consumers to purchase our products as they adjust their discretionary spending. Adverse economic conditions may adversely affect the ability of our distributors to obtain the credit necessary to fund their working capital needs, which could negatively impact their ability or desire to continue to purchase products from us in the same frequencies and volumes as they have done in the past. If we experience similar adverse economic conditions in the future, sales of our products could be adversely affected, collectability of accounts receivable may be compromised and we may face obsolescence issues with our inventory, any of which could have a material adverse impact on our operating results and financial condition.

Additionally, while the extent of the impact on our business and financial condition is unknown at this time, we may be negatively affected by COVID-19 and actions taken to address and limit the spread of COVID-19, such as travel restrictions, event cancellations, and limitations affecting the supply of labor and the movement of raw materials and finished products. If available manufacturing capacity is reduced as a result of the COVID-19, it could negatively affect the timely supply, pricing and availability of finished products. Moreover, we will also be negatively impacted by current and future closures of restaurants, independent accounts, convenience chains, and retail store chains resulting from the COVID-19 outbreak. The current closures of businesses will negatively affect our revenues and cash flows and the future closure of businesses will also adversely impact our business and financial condition.

Overall, the Company does not yet know the full extent of potential delays or impacts on its business, financing activities, or the global economy as a whole. However, these effects could have a material impact on the Company’s liquidity, capital resources, operations and business and those of third parties on which we rely.

Our business and future operating results may be adversely affected by changes in economic conditions, adverse weather and other unforeseen conditions or events that are beyond our control could materially affect our ability to maintain or increase sales at our centers or open new centers.

Our services emphasize adult day care, which is generally not a medical necessity, and should be viewed as a discretionary medical expenditure. The United States in general or the specific markets in which we operate may suffer from depressed economic activity, recessionary economic cycles, higher fuel or energy costs, low consumer confidence, high levels of unemployment, reduced home values, increases in home foreclosures, investment losses, personal bankruptcies, reduced access to credit or other economic factors that may affect consumer discretionary spending. Traffic in our centers could decline if consumers choose to reduce the amount they spend on non-critical medical procedures. Negative economic conditions might cause consumers to make long-term changes to their discretionary spending behavior, including reducing medical discretionary spending on a permanent basis. In addition, given our geographic concentrations in the Midwest, Southeast, and mid-Atlantic regions of the United States, economic conditions in those particular areas of the country could have a disproportionate impact on our overall results of operations, and regional occurrences such as local strikes, terrorist attacks, increases in energy prices, adverse weather conditions, pandemics, tornadoes, earthquakes, hurricanes, floods, droughts, power loss, telecommunications failures, fires, the economic consequences of military action and the associated political instability, and the effect of heightened security concerns on domestic and international travel and commerce, or other natural or man-made disasters could materially adversely affect our business, financial condition and results of operations.

Severe weather may have an adverse effect on adult day care centers we operate. Flooding caused by rising sea levels and severe weather events, including hurricanes, tornadoes and widespread fires have had and may have in the future an adverse effect on adult day care centers we operate and result in significant losses to us and interruption of our business. When major weather or climate-related events occur near our adult day care centers, we may relocate the participants of those adult day care centers to alternative locations for their safety and close or limit the operations of the impacted adult day care centers until the event has ended and the center is ready for operation. We may incur significant costs and losses as a result of these activities, both in terms of operating, preparing and repairing our adult day care centers in anticipation of, during, and after a severe weather or climate-related event and in terms of potential lost business due to the interruption in operating our adult day care centers. Our insurance may not adequately compensate us for these costs and losses.

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Further, concerns about climate change have resulted in various treaties, laws and regulations that are intended to limit carbon emissions and address other environmental concerns. These and other laws may cause energy or other costs at our adult day care centers to increase. In the long-term, we believe any such increased operating costs will be passed through and paid by our participants in the form of higher charges for our services. However, in the short-term, these increased costs, if material in amount, could adversely affect our financial condition and results of operations and cause the value of our securities to decline.

Climate change may negatively affect our business.

There is growing concern that a gradual increase in global average temperatures may cause an adverse change in weather patterns around the globe resulting in an increase in the frequency and severity of natural disasters. While warmer weather has historically been associated with increased sales of our products, changing weather patterns could have a negative impact on agricultural productivity, which may limit availability or increase the cost of certain key ingredients such as sugar cane, natural flavors and supplements used in our products. Also, increased frequency or duration of extreme weather conditions may disrupt the productivity of our facilities, the operation of our supply chain or impact demand for our products. In addition, the increasing concern over climate change may result in more regional, federal and global legal and regulatory requirements and could result in increased production, transportation and raw material costs. As a result, the effects of climate change could have a long-term adverse impact on our business and results of operations.

RISKS RELATED TO OTHER LEGAL AND REGULATORY MATTERS

We are subject to ethical guidelines and operating standards which, if not complied with, could adversely affect our business.

Those who work in our system are subject to ethical guidelines and operating standards of professional and trade associations and private accreditation agencies. Compliance with these guidelines and standards is often required by our contracts with our patients and franchise owners (and their contractual relationships) or to maintain our reputation. The guidelines and standards governing the provision of healthcare services may change significantly in the future. New or changed guidelines or standards may materially and adversely affect our business. In addition, a review of our business by accreditation authorities could result in a determination that could adversely affect our operations.

We, along with our franchisees, are subject to malpractice and other similar claims and may be unable to obtain or maintain adequate insurance against these claims.

The provision of adult day care services entails an inherent risk of potential malpractice and other similar claims. While we do not have responsibility for compliance with regulatory and other requirements directly applicable to claims, suits or complaints relating to services provided at the offices of our franchisees may be asserted against us. As we develop company-owned or franchised centers, our exposure to malpractice claims will increase. We have experienced a number of malpractice claims since our founding in 1985, which we have defended or are vigorously defending and do not expect their outcome to have a material adverse effect on our business, financial condition or results of operations. The assertion or outcome of these claims could result in higher administrative and legal expenses, including settlement costs or litigation damages. Our current minimum professional liability insurance coverage required for our franchisees and company-owned centers is $1.0 million per occurrence and $2.0 million in annual aggregate; as well as professional liability insurance of not less than $1,000,000. If we are unable to obtain adequate insurance, our franchisees fail to name the Company as an additional insured party, or if there is an increase in the future cost of insurance to us there may be a material adverse effect on our business and financial results.

There is an inherent risk of liability in the provision of personal and health care services, not all of which may be covered by insurance.

The provision of personal and health care services in the adult day care industry entails an inherent risk of liability. In recent years, participants in the long-term care industry have become subject to an increasing number of lawsuits alleging negligence or related legal theories, many of which involve large claims and result in the incurrence of significant defense costs. Moreover, adult day care centers offer participants a greater degree of independence in their daily living. This increased level of independence may subject the participant and, therefore, us to risks that would be reduced in more institutionalized settings. We currently maintain insurance in amounts we believe are comparable to those maintained by other adult day care companies based on the nature of the risks, our historical experience and industry standards, and we believe that this insurance coverage is adequate. However, we may become subject to claims in excess of our insurance or claims not covered by our insurance, such as claims for punitive damages, terrorism and natural disasters. A claim against us not covered by, or in excess of, our insurance could have a material adverse effect upon our business, financial condition, cash flows, and results of operations.

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In addition, our insurance policies must be renewed annually. Based upon poor loss experience and the impact of the COVID-19 pandemic, insurers for the adult day care industry have become increasingly wary of liability exposure. A number of insurance carriers have stopped writing coverage to this market or reduced the level of coverage offered, and those remaining have increased premiums and deductibles substantially. The COVID-19 pandemic may also adversely affect our ability to obtain insurance coverage or increase the costs of doing so. Therefore, we cannot assure that we will be able to obtain liability insurance in the future or that, if that insurance is available, it will be available on acceptable economic terms.

Provisions of the ACA could reduce our income and increase our costs.

The ACA regulates insurance, payment and healthcare delivery systems that have affected, and will continue to affect our revenues and costs. The ACA provides for multiple reductions to the annual market updates for inflation that may result in reductions in payment rates. The ACA includes other provisions that may affect us, such as enforcement reforms and Medicaid program integrity control initiatives, new compliance, ethics and public disclosure requirements, initiatives to encourage the development of home and center based long-term care services rather than institutional services under Medicaid, value based purchasing plans program to develop and evaluate making a bundled payment for services provided during an episode of care. We are unable to predict the impact on us of the insurance, payment, and healthcare delivery systems provisions contained in and to be developed pursuant to the ACA. In addition, maintaining compliance with the ACA requires us to expend management time and financial resources.

We are subject to governmental regulations and compliance, some of which are burdensome and some of which may change to our detriment in the future.

Federal and state governments regulate various aspects of our business. The development and operation of adult day care centers and the provision of health care services are subject to federal, state and local licensure, certification and inspection laws that regulate, among other matters, the provision of services, the distribution of pharmaceuticals, billing practices and policies, equipment, staffing (including professional licensing), operating policies and procedures, fire prevention measures, environmental matters, and compliance with building and safety codes. Failure to comply with these laws and regulations could result in the denial of reimbursement, the imposition of fines, temporary suspension of admission of new participants, suspension or decertification from the Medicaid program, restrictions on the ability to acquire new communities or expand existing communities and, in extreme cases, the revocation of a center’s license or closure of a center. We believe that such regulation will increase in the future and we are unable to predict the content of new regulations or their effect on our business, any of which could materially adversely affect our business, financial condition, cash flows, and results of operations.

Various states, including several of the states in which we currently operate, control the supply of adult day care centers through a CON requirement or other programs. In those states, approval is required for the addition of some capital expenditures at those communities. To the extent that a CON or other similar approval is required for the acquisition or construction of new communities, the expansion of services, or existing communities, we could be adversely affected by our failure or inability to obtain that approval, changes in the standards applicable for that approval, and possible delays and expenses associated with obtaining that approval. In addition, in most states, the closure of a center requires the approval of the appropriate state regulatory agency, and, if we were to seek to close a center, we could be adversely affected by a failure to obtain or a delay in obtaining that approval.

Federal and state anti-remuneration laws, such as “anti-kickback” laws, govern some financial arrangements among health care providers and others who may be in a position to refer or recommend patients to those providers. These laws prohibit, among other things, some direct and indirect payments that are intended to induce the referral of patients to, the arranging for services by, or the recommending of, a particular provider of health care items or services. Federal anti-kickback laws have been broadly interpreted to apply to some contractual relationships between health care providers and sources of patient referral. Similar state laws vary, are sometimes vague, and seldom have been interpreted by courts or regulatory agencies. Violation of these laws can result in loss of licensure, civil and criminal penalties, and exclusion of health care providers or suppliers from participation in the Medicaid program. There can be no assurance that those laws will be interpreted in a manner consistent with our practices.

Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet federal requirements related to access and use by disabled persons. A number of additional federal, state and local laws exist that also may require modifications to existing and planned communities to create access to the properties by disabled persons. Although we believe that our communities are substantially in compliance with present requirements or are exempt therefrom, if required changes involve a greater expenditure than anticipated or must be made on a more accelerated basis than anticipated, additional costs would be incurred by us. Further legislation may impose additional burdens or restrictions with respect to access by disabled persons, the costs of compliance with which could be substantial.

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HIPAA, in conjunction with the federal regulations promulgated thereunder by the Department of Health and Human Services, has established, among other requirements, standards governing the privacy of certain protected and individually identifiable health information that is created, received or maintained by a range of covered entities. HIPAA has also established standards governing uniform health care transactions, the codes and identifiers to be used by the covered entities and standards governing the security of certain electronic transactions conducted by covered entities. Penalties for violations can range from civil money penalties for errors and negligent acts to criminal fines and imprisonment for knowing and intentional misconduct. HIPAA is a complex set of regulations and many unanswered questions remain with respect to the manner in which HIPAA applies to businesses such as those operated by us.

In addition, some states have begun to enact more comprehensive privacy laws and regulations addressing consumer rights to data protection or transparency. For example, the California Consumer Privacy Act became effective in 2020, and we expect additional federal and state legislative and regulatory efforts to regulate consumer privacy protection in the future. Compliance with such legislative and regulatory developments could be burdensome and costly, and the failure to comply could have a material adverse effect on our business, financial condition, cash flows and results of operations.

An increasing number of legislative initiatives have been introduced or proposed in recent years that would result in major changes in the health care delivery system on a national or a state level. Among the proposals that have been introduced are price controls on hospitals, insurance market reforms to increase the availability of group health insurance to small businesses, requirements that all businesses offer health insurance coverage to their employees and the creation of government health insurance plans that would cover all citizens and increase payments by beneficiaries. We cannot predict whether any of the above proposals or other proposals will be adopted and, if adopted, no assurances can be given that their implementation will not have a material adverse effect on our business, financial condition or results of operations.

We are required to indemnify our directors and officers.

The Articles of Incorporation and Bylaws provide that we will indemnify its officers and directors to the maximum extent permitted by Delaware law, provided that the officer or director acted in bad faith or breached his or her duty to us or our stockholders, that the officer or director acted in bad faith, or that it is more likely than not that it will ultimately be determined that the officer or director has not met the standards of conduct which make it permissible for under Delaware law for the Company to indemnify the officer or director. If we were called upon to indemnify an officer or director, then the portion of its assets expended for such purpose would reduce the amount otherwise available for the Company’s business.

If we fail to protect our trademarks and trade secrets, we may be unable to successfully market our products and compete effectively.

We rely on a combination of trademark and trade secrecy laws, confidentiality procedures and contractual provisions to protect our intellectual property rights. Failure to protect our intellectual property could harm our brand and our reputation, and adversely affect our ability to compete effectively. Further, enforcing or defending our intellectual property rights, including our trademarks and trade secrets, could result in the expenditure of significant financial and managerial resources. We regard our intellectual property, particularly our trademarks and trade secrets, as crucial to our business and our success. However, the steps taken by us to protect these proprietary rights may not be adequate and may not prevent third parties from infringing or misappropriating our trademarks, trade secrets or similar proprietary rights. In addition, other parties may seek to assert infringement claims against us, and we may have to pursue litigation against other parties to assert our rights. Any such claim or litigation could be costly. In addition, any event that would jeopardize our proprietary rights or any claims of infringement by third parties could have a material adverse effect on our ability to market or sell our brands, profitably exploit our products or recoup our associated research and development costs.

Events or rumors relating to our brand names or our ability to defend successfully against intellectual property infringement claims by third parties could significantly impact our business.

Recognition of our brand names, and the association of those brands with quality, convenient and inexpensive adult day care, are an integral part of our business. The occurrence of any events or rumors that cause patients to no longer associate the brands with quality, convenient and affordable adult day care may materially adversely affect the value of the brand names and demand for services at our franchisees.

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Our ability to compete effectively depends in part upon our intellectual property rights, including but not limited to our trademarks. Our use of contractual provisions, confidentiality procedures and agreements, and trademark, copyright, unfair competition, trade secret and other laws to protect our intellectual property rights may not be adequate. Litigation may be necessary to enforce our intellectual property rights, or to defend against claims by third parties that the conduct of our businesses or our use of intellectual property infringes upon such third party’s intellectual property rights. Any intellectual property litigation or claims brought against us, whether or not meritorious, could result in substantial costs and diversion of our resources, and there can be no assurances that favorable final outcomes will be obtained in all cases. Our business, financial condition or results of operations could be adversely affected as a result.

The nature of our business exposes us to litigation and regulatory and government proceedings.

We have been, are currently, and expect in the future to be, involved in claims, lawsuits and regulatory and government audits, investigations and proceedings arising in the ordinary course of our business, some of which may involve material amounts. The defense and resolution of such claims, lawsuits and other proceedings may require us to incur significant expenses.

In several well publicized instances, private litigation by participants of adult day care centers for alleged abuses has resulted in large damage awards against other adult day care companies. As a result, the cost of our liability insurance continues to increase. Medical liability insurance reforms have not generally been adopted, and we expect our insurance costs may continue to increase.

Litigation may subject us to adverse rulings and judgments that may materially impact our business, operating results and liquidity. In addition, defending litigation distracts the attention of our management and may be expensive. For more information regarding certain of the litigation matters, our legal contingencies and past legal and compliance matters, see Item 8 of this Form 10.

Litigation or legal proceedings could expose us to significant liabilities and damage our reputation.

We may become party to litigation claims and legal proceedings. Litigation involves significant risks, uncertainties and costs, including distraction of management attention away from our business operations. We evaluate litigation claims and legal proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these assessments and estimates, we establish reserves and disclose the relevant litigation claims or legal proceedings, as appropriate. These assessments and estimates are based on the information available to management at the time and involve a significant amount of management judgment. Actual outcomes or losses may differ materially from those envisioned by our current assessments and estimates. Our policies and procedures require strict compliance by our employees and agents with all U.S. and local laws and regulations applicable to our business operations, including those prohibiting improper payments to government officials. Nonetheless, our policies and procedures may not ensure full compliance by our employees and agents with all applicable legal requirements. Improper conduct by our employees or agents could damage our reputation or lead to litigation or legal proceedings that could result in civil or criminal penalties, including substantial monetary fines, as well as disgorgement of profits.

Our operations are subject to environmental risks and liabilities.

We are required to comply with various environmental laws governing the use, management and disposal of, and human exposure to, hazardous and toxic substances. If we fail to comply with such laws, or if the properties we own, operate or use for disposal are contaminated by such substances, we may be subject to penalties or other corrective action requirements and liabilities, including the costs to investigate or remediate such contamination. These laws also expose us to claims by third parties for costs and damages they may incur in connection with hazardous substances related to our activities and properties. If we experience these environmental liabilities and costs, they could have a material impact on our operating results and financial condition.

RISKS RELATED TO INFORMATION TECHNOLOGY, CYBERSECURITY AND DATA PRIVACY

We are subject to the data privacy, security and breach notification requirements of HIPAA and other data privacy and security laws, and the failure to comply with these rules, or allegations that we have failed to do so, can result in civil or criminal sanctions.

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HIPAA required the United States Department of Health and Human Service, or HHS, to adopt standards to protect the privacy and security of certain health-related information. The HIPAA privacy regulations contain detailed requirements concerning the use and disclosure of individually identifiable health information and the grant of certain rights to patients with respect to such information by “covered entities.” As a provider of healthcare who conducts certain electronic transactions, each of our centers is considered a covered entity under HIPAA. We have taken actions to comply with the HIPAA privacy regulations and believe that we are in compliance with those regulations. Oversight of HIPAA compliance involves significant time, effort and expense.

In addition to the privacy requirements, HIPAA covered entities must implement certain administrative, physical and technical security standards to protect the integrity, confidentiality and availability of certain electronic health-related information received, maintained or transmitted by covered entities or their business associates. We have taken actions in an effort to be in compliance with these security regulations and believe that we are in compliance, however, a security incident that bypasses our information security systems causing an information security breach, loss of protected health information or other data subject to privacy laws or a material disruption of our operational systems could result in a material adverse impact on our business, along with fines. Ongoing implementation and oversight of these security measures involves significant time, effort and expense.

The Health Information Technology for Economic and Clinical Health Act, or HITECH, as implemented in part by an omnibus final rule published in the Federal Register on January 25, 2013, further requires that patients be notified of any unauthorized acquisition, access, use, or disclosure of their unsecured protected health information, or PHI, that compromises the privacy or security of such information. HHS has established the presumption that all unauthorized uses or disclosures of unsecured protected health information constitute breaches unless the covered entity or business associate establishes that there is a low probability the information has been compromised. HITECH and implementing regulations specify that such notifications must be made without unreasonable delay and in no case later than 60 calendar days after discovery of the breach. If a breach affects 500 patients or more, it must be reported immediately to HHS, which will post the name of the breaching entity on its public website. Breaches affecting 500 patients or more in the same state or jurisdiction must also be reported to the local media. If a breach involves fewer than 500 people, the covered entity must record it in a log and notify HHS of such breaches at least annually. These breach notification requirements apply not only to unauthorized disclosures of unsecured PHI to outside third parties, but also to unauthorized internal access to or use of such PHI.

HITECH significantly expanded the scope of the privacy and security requirements under HIPAA and increased penalties for violations. The amount of penalty that may be assessed depends, in part, upon the culpability of the applicable covered entity or business associate in committing the violation. Some penalties for certain violations that were not due to “willful neglect” may be waived by the Secretary of HHS in whole or in part, to the extent that the payment of the penalty would be excessive relative to the violation. HITECH also authorized state attorneys general to file suit on behalf of participants of their states. Applicable courts may award damages, costs and attorneys’ fees related to violations of HIPAA in such cases. HITECH also mandates that the Secretary of HHS conduct periodic compliance audits of a cross-section of HIPAA covered entities and business associates. Every covered entity and business associate is subject to being audited, regardless of the entity’s compliance record.

States may impose more protective privacy restrictions in laws related to health information and may afford individuals a private right of action with respect to the violation of such laws. Both state and federal laws are subject to modification or enhancement of privacy protection at any time. We are subject to any federal or state privacy-related laws that are more restrictive than the privacy regulations issued under HIPAA. These statutes vary and could impose additional requirements on us and more severe penalties for disclosures of health information. If we fail to comply with HIPAA or similar state laws, including laws addressing data confidentiality, security or breach notification, we could incur substantial monetary penalties and our reputation could be damaged.

In addition, states may also impose restrictions related to the confidentiality of personal information that is not considered “protected health information” under HIPAA. Such information may include certain identifying information and financial information of our patients. Theses state laws may impose additional notification requirements in the event of a breach of such personal information. Failure to comply with such data confidentiality, security and breach notification laws may result in substantial monetary penalties.

Our business model depends on proprietary and third-party management information systems that we use to, among other things, track financial and operating performance of our centers, and any failure to successfully design and maintain these systems or implement new systems could materially harm our operations.

We depend on integrated management information systems, some of which are provided by third parties, and standardized procedures for operational and financial information, patient records and billing operations. We may from time to time replace and/or upgrade our management information systems, and any delays in implementation of a new system or problems with system performance after implementation could cause disruptions in our business operations, given the pervasive impact of a new system on our processes. In general, we may experience unanticipated delays, complications, data breaches or expenses in replacing, upgrading, implementing, integrating, and operating our systems. Our management information systems regularly require modifications, improvements or replacements that may require both substantial expenditures as well as interruptions in operations. Our ability to implement these systems is subject to the availability of skilled information technology specialists to assist us in creating, implementing and supporting these systems. Our failure to successfully design, implement and maintain all of our systems could have a material adverse effect on our business, financial condition and results of operations.

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If we fail to properly maintain the integrity of our data or to strategically implement, upgrade or consolidate existing information systems, our reputation and business could be materially adversely affected.

We increasingly use electronic means to interact with our participants and collect, maintain and store individually identifiable information, including, but not limited to, personal financial information and health-related information. Despite the security measures we have in place to ensure compliance with applicable laws and rules, our facilities and systems, and those of our third-party service providers, may be vulnerable to security breaches, acts of cyber terrorism, vandalism or theft, computer viruses, misplaced or lost data, programming and/or human errors or other similar events. Additionally, the collection, maintenance, use, disclosure and disposal of individually identifiable data by our businesses are regulated at the federal and state levels as well as by certain financial industry groups, such as the Payment Card Industry organization. Federal, state and financial industry groups may also consider from time to time new privacy and security requirements that may apply to our businesses. Compliance with evolving privacy and security laws, requirements, and regulations may result in cost increases due to necessary systems changes, new limitations or constraints on our business models and the development of new administrative processes. They also may impose further restrictions on our collection, disclosure and use of individually identifiable information that is housed in one or more of our databases. Noncompliance with privacy laws, financial industry group requirements or a security breach involving the misappropriation, loss or other unauthorized disclosure of personal, sensitive and/or confidential information, whether by us or by one of our vendors, could have material adverse effects on our business, operations, reputation and financial condition, including decreased revenue; material fines and penalties; increased financial processing fees; compensatory, statutory, punitive or other damages; adverse actions against our licenses to do business; and injunctive relief whether by court or consent order.

If our security systems are breached, we may face civil liability and public perception of our security measures could be diminished, either of which would negatively affect our ability to attract and retain patients.

We rely on information technology and systems, including the Internet and cloud-based infrastructures, commercially available software and our internally developed applications, to process, transmit, store and safeguard information and to manage or support a variety of our business processes, including managing our building systems, financial transactions and maintenance of records, which may include personally identifiable information or protected health information of team members and participants. If we or our third party vendors experience material security or other failures, inadequacies or interruptions, we could incur material costs and losses and our operations could be disrupted. We take various actions, and incur significant costs, to maintain and protect the operation and security of our information technology and systems, including the data maintained in those systems. However, these measures may not prevent the systems’ improper functioning or a compromise in security.

Techniques used to gain unauthorized access to corporate data systems are constantly evolving, and we may be unable to anticipate or prevent unauthorized access to data pertaining to our patients, including credit card and debit card information and other personally identifiable information. Our systems, which are supported by our own systems and those of third-party vendors, are vulnerable to computer malware, trojans, viruses, worms, break-ins, phishing attacks, denial-of-service attacks, attempts to access our servers in an unauthorized manner, or other attacks on and disruptions of our and third-party vendor computer systems, any of which could lead to system interruptions, delays, or shutdowns, causing loss of critical data or the unauthorized access to personally identifiable information. If an actual or perceived breach of security occurs on our systems or a vendor’s systems, we may face civil liability and reputational damage, either of which would negatively affect our ability to attract and retain patients. We also would be required to expend significant resources to mitigate the breach of security and to address related matters.

We may not be able to effectively control the unauthorized actions of third parties who may have access to the patient data we collect. Any failure, or perceived failure, by us to maintain the security of data relating to our patients and employees, and to comply with our posted privacy policy, laws and regulations, rules of self-regulatory organizations, industry standards and contractual provisions to which we may be bound, could result in the loss of confidence in us, or result in actions against us by governmental entities or others, all of which could result in litigation and financial losses, and could potentially cause us to lose patients, revenue and employees.

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Security breaches, computer viruses, attacks by hackers, and online fraud schemes can create significant system disruptions, shutdowns, fraudulent transfer of assets or unauthorized disclosure of confidential information. The cybersecurity risks to us and our third-party vendors are heightened by, among other things, the evolving nature of the threats faced, advances in computer capabilities, new discoveries in the field of cryptography and new and increasingly sophisticated methods used to perpetrate illegal or fraudulent activities against us, including cyberattacks, email or wire fraud and other attacks exploiting security vulnerabilities in our or third parties' information technology networks and systems or operations. Any failure by us or our third party vendors to maintain the security, proper function and availability of information technology and systems could result in financial losses, interrupt our operations, damage our reputation, cause us to be in default of material contracts and subject us to liability claims or regulatory penalties, any of which could materially and adversely affect our business and the value of our securities.

We are subject to a number of risks related to credit card and debit card payments we accept.

We accept payments through credit and debit card transactions. For credit and debit card payments, we pay interchange and other fees, which may increase over time. An increase in those fees would require us to either increase the prices we charge for our services, which could cause us to lose patients and revenue, or absorb an increase in our operating expenses, either of which could harm our operating results.

If we or any of our processing vendors have problems with our billing software, or the billing software malfunctions, it could have an adverse effect on patient satisfaction and could cause one or more of the major credit card companies to disallow our continued use of their payment products. In addition, if our billing software fails to work properly, and as a result, we do not automatically process monthly membership fees to our patients’ credit cards on a timely basis or at all, or there are issues with financial insolvency of our third-party vendors or other unanticipated problems or events, we could lose revenue, which would harm our operating results.

We are also subject to payment card association operating rules, certification requirements and rules governing electronic funds transfers, which could change or be reinterpreted to make it more difficult for us to comply. Based on the self-assessment completed as of December 31, 2020, we are currently in compliance with the Payment Card Industry Data Security Standard, or PCI DSS, the payment card industry’s security standard for companies that collect, store or transmit certain data regarding credit and debit cards, credit and debit card holders and credit and debit card transactions. There is no guarantee that we will maintain PCI DSS compliance. Our failure to comply fully with PCI DSS in the future could violate payment card association operating rules, federal and state laws and regulations and the terms of our contracts with payment processors and merchant banks. Such failure to comply fully also could subject us to fines, penalties, damages and civil liability and could result in the suspension or loss of our ability to accept credit and debit card payments. Although we do not store credit card information and we do not have access to our patients’ credit card information, there is no guarantee that PCI DSS compliance will prevent illegal or improper use of our payment systems or the theft, loss, or misuse of data pertaining to credit and debit cards, credit and debit card holders and credit and debit card transactions.

If we fail to adequately control fraudulent credit card transactions, we may face civil liability, diminished public perception of our security measures and significantly higher credit card-related costs, each of which could adversely affect our business, financial condition and results of operations. If we are unable to maintain our chargeback or refund rates at acceptable levels, credit and debit card companies may increase our transaction fees, impose monthly fines until resolved or terminate their relationships with us. Any increases in our credit and debit card fees could adversely affect our results of operations, particularly if we elect not to raise our rates for our service to offset the increase. The termination of our ability to process payments on any major credit or debit card would significantly impair our ability to operate our business.

We may fail to comply with laws governing the privacy and security of personal information, including relating to health.

We are required to comply with federal and state laws governing the privacy, security, use and disclosure of personally identifiable information and protected health information, including HIPAA and the HITECH Act, as updated by the Omnibus Rule. If we fail to comply with applicable federal or state standards, we could be subject to civil sanctions and criminal penalties, which could materially and adversely affect our business, financial condition and results of operations.

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Our business and operations would be adversely impacted in the event of a failure or interruption of our information technology infrastructure or as a result of a cybersecurity attack.

The proper functioning of our own information technology (IT) infrastructure is critical to the efficient operation and management of our business. We may not have the necessary financial resources to update and maintain our IT infrastructure, and any failure or interruption of our IT system could adversely impact our operations. In addition, our IT is vulnerable to cyberattacks, computer viruses, worms and other malicious software programs, physical and electronic break-ins, sabotage and similar disruptions from unauthorized tampering with our computer systems. We believe that we have adopted appropriate measures to mitigate potential risks to our technology infrastructure and our operations from these IT-related and other potential disruptions. However, given the unpredictability of the timing, nature and scope of any such IT failures or disruptions, we could potentially be subject to downtimes, transactional errors, processing inefficiencies, operational delays, other detrimental impacts on our operations or ability to provide products to our participants, the compromising of confidential or personal information, destruction or corruption of data, security breaches, other manipulation or improper use of our systems and networks, financial losses from remedial actions, loss of business or potential liability, and/or damage to our reputation, any of which could have a material adverse effect on our cash flows, competitive position, financial condition or results of operations.

RISKS RELATED TO OUR COMMON STOCK AND THIS OFFERING

The price of our common stock may be volatile, and a shareholder’s investment in our common stock could suffer a decline in value.

There has been significant volatility in the volume and market price of our common stock, and this volatility may continue in the future. In addition, factors such as quarterly variations in our operating results, litigation involving us, general trends relating to the beverage industry, actions by governmental agencies, national economic and stock market considerations as well as other events and circumstances beyond our control, including the effects of the COVID-19 outbreak, could have a significant impact on the future market price of our common stock and the relative volatility of such market price.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. If we are unable to raise the funds required for all of our planned operations and key initiatives, we may be forced to allocate funds from other planned uses, which may negatively impact our business and operations, including our ability to develop new products and continue our current operations.

We may need additional financing in the future, which may not be available when needed or may be costly and dilutive.

We will require additional financing to support our working capital needs in the future. The amount of additional capital we may require, the timing of our capital needs and the availability of financing to fund those needs will depend on a number of factors, including our strategic initiatives and operating plans, the performance of our business and the market conditions for debt or equity financing. Additionally, the amount of capital required will depend on our ability to meet our sales goals and otherwise successfully execute our operating plan. We believe it is imperative that we meet these sales objectives in order to lessen our reliance on external financing in the future. We intend to continually monitor and adjust our operating plan as necessary to respond to developments in our business, our markets and the broader economy. Although we believe various debt and equity financing alternatives will be available to us to support our working capital needs, financing arrangements on acceptable terms may not be available to us when needed. Additionally, these alternatives may require significant cash payments for interest and other costs or could be highly dilutive to our existing shareholders. Any such financing alternatives may not provide us with sufficient funds to meet our long-term capital requirements. If necessary, we may explore strategic transactions that we consider to be in the best interest of the company and our shareholders, which may include, without limitation, public or private offerings of debt or equity securities, a rights offering, and other strategic alternatives; however, these options may not ultimately be available or feasible when needed.

Our common stock is traded on the OTC Link ATS, which may have an unfavorable impact on our stock price and liquidity.

Our stock is traded on the OTC Link Alternative Trading System (ATS) operated by OTC Markets Group, Inc. The OTC Link ATS is a significantly more limited market than the national securities exchanges such as the New York Stock Exchange, or Nasdaq stock exchange, and there are lower financial or qualitative standards that a company must meet to have its stock quoted on the OTC Link ATS. The OTC Link ATS is an inter-dealer quotation system much less regulated than the major exchanges, and trading in our common stock may be subject to abuses, volatility and shorting, which may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require a broker-dealer to have reasonable grounds for believing an investment is suitable for that customer when recommending an investment to a customer. FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for some customers and may make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may result in a limited ability to buy and sell our stock. We currently do not meet applicable listing standards of a market senior to the OTC Link ATS, and we may never apply or qualify for future listing on Nasdaq or a senior market or national securities exchange.

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Our common shares are subject to the “Penny Stock” rules of the SEC, and the trading market in our securities will likely be limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	That a broker or dealer approve a person’s account for transactions in penny stocks; and
•	The broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quality of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	Obtain financial information and investment experience objectives of the person; and
•

Make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	Sets forth the basis on which the broker or dealer made the suitability determination; and
•	That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We may have difficulty raising necessary capital to fund operations as a result of market price volatility for our shares of common stock.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

•	new products by us or our competitors;

•	additions or departures of key personnel;

•	sales of our common stock;

•	our ability to integrate operations and products;

•	our ability to execute our business plan;

•	operating results below expectations;

•	industry developments;

•	economic and other external factors; and

•	period-to-period fluctuations in our financial results.

Because we have limited revenues to date, you may consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above listed factors. In recent years, the securities markets in the U.S. have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our shares of common stock can also be expected to be subject to volatility resulting from purely market forces over which we will have no control. If our business development plans are successful, we may require additional financing to continue to develop our products and to expand into new markets. The success of our products may, therefore, be dependent upon our ability to obtain financing through debt and equity or other means.

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We do not intend to pay any cash dividends on our shares of common stock in the near future, so our shareholders will not be able to receive a return on their shares unless they sell their shares.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell such shares.

A small group of Company officers and directors hold a substantial amount of the control of the Company.

As of July 27, 2021, the Company’s executive officers and directors owned approximately 37.79% of the Company’s outstanding common stock and 31.67% of the Company’s outstanding Preferred Stock. By virtue of such stock ownership, the principal shareholders are able to substantially affect the election of the members of the Company’s Board of Directors and to generally exercise control over the affairs of the Company. Such concentration of ownership could also have the effect of delaying, deterring or preventing a change in control of the Company that might otherwise be beneficial to stockholders. There can be no assurance that conflicts of interest will not arise with respect to such directors or that such conflicts will be resolved in a manner favorable to the Company.

We may engage in business transaction with one or more businesses that have relationships with or are controlled by one or more of our officers or directors and which may raise actual or potential conflicts of interest.

We may decide to acquire or enter into other contractual relationships with one or more businesses affiliated with, controlled by or at least partially owned by certain officers, directors or significant shareholders of the Company or by affiliates of such parties. Certain of our directors also serve as officers, board members or otherwise control other entities which we may decide to acquire or enter into other contractual relationships with. Such relationships will create conflicts of interest for such officers or directors. We have no formal process for vetting such conflicts of interest.

Certain officers or directors of the Company are involved in or have a financial interest in the performance of other entities with which we may acquire or enter into other contractual relationships with, and such involvement may create conflicts of interest in making decisions on our behalf.

Certain of our officers and directors may be subject to a variety of conflicts of interest relating to their, or their affiliates’ responsibilities to or ownership interests in other entities. Such responsibilities or ownership interests may create a conflict between the advice and investment opportunities provided to such entities and the responsibilities owed to us. Furthermore, holding a financial interest in any such entity will create an actual conflict of interest for such officers or directors. We have no formal process for vetting such conflicts of interest.

Our directors are anticipated to allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs.

None of our directors are required to, and none will, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations. Each of our directors is engaged in other business endeavors for which such person may be entitled to substantial compensation or have significant financial incentive to assist, and our directors are not obligated to contribute any specific number of hours per week to our affairs. If our directors’ other business affairs require or incentivize them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to execute our business plan. We have no formal process for vetting such conflicts of interest.

There has been no independent valuation of the stock, which means that the stock may be worth less than the purchase price.

The per share purchase price has been determined by us without independent valuation of the shares. We established the offering price based on management’s estimate of the value of the shares. This valuation is highly speculative and arbitrary. There is no relation to the market value, book value, or any other established criteria. We did not obtain an independent appraisal opinion on the valuation of the shares. The shares may have a value significantly less than the offering price and the shares may never obtain a value equal to or greater than the offering price.

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Even if a market develops for our shares, our shares may be thinly traded with wide share price fluctuations, low share prices and minimal liquidity.

If an established market for our shares develops, the share price may be volatile with wide fluctuations in response to several factors, including: potential investors’ anticipated feeling regarding our results of operations; increased competition; and our ability or inability to generate future revenues. In addition, our share price may be affected by factors that are unrelated or disproportionate to our operating performance. Our share price might be affected by general economic, political, and market conditions, such as recessions, interest rates, commodity prices, or international currency fluctuations. Additionally, stocks traded on the OTC Link are usually thinly traded, highly volatile and not followed by analysts. These factors, which are not under our control, may have a material effect on our share price.

Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes appearing at the end of this Form 10. Some of the information contained in this discussion and analysis or set forth elsewhere in this Form 10, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should read the “Risk Factors” section of this Form 10 for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Plan of Operation

Innovative MedTech is focused on the wellness and adult day services industry. With 26 centers (2 corporate and 24 franchise locations) located in 13 states, SarahCare offers seniors daytime care and activities ranging from meeting their physical and medical needs, on a daily basis and ranging from nursing care to salon services and providing meals, to offering engaging and enriching activities to allow them to continue to lead active and engaged lives

The Company also intends to establish addition locations and grow the business.

Results of Operations

The following summary of our results of operations should be read in conjunction with our audited consolidated financial statements for the three and nine months ending March 31, 2021 and 2020, and the years ended June 30, 2020 and 2019, which are included herein.

Our financial statements are stated in U.S. Dollars and are prepared in accordance with generally accepted accounting principles of the United States (“GAAP”).

Results of Operations for the Fiscal Year Ended June 30, 2020 and June 30, 2019

For the year ended June 30, 2020, we recorded gross revenues of $0 versus $0 for a 0% change from the previous year ended June 30, 2019. The Company believes that the $0 revenue was due to the Company’s inability to raise additional capital to build new software or sell the products that is has partnered with.

For the year ended June 30, 2020, gross profit was $0 versus $0 for a 0% change from the previous year ended June 30, 2019. The Company believes that the zero gross profit is due to the Company’s inability to raise additional capital to build new software or sell the products that is has partnered with.

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For the year ended June 30, 2020, operating expenses increased to $378,371 from $211,052 or 79.27% over the year ended June 30, 2019. The increase is due to the Company’s increasing expenses related to legal and professional fees and general administrative fees related to the Company focusing on becoming a fully reporting company again and updating its SEC filings.

For the year ended June 30, 2020, interest expense on our convertible notes payable increased to $208,348 from $106,946 or 94.82% increase over the year ended June 30, 2019. This increase is primarily due to the notes payable interest accruals and derivative adjustments.

For the year ended June 30, 2020, we realized a net loss of $489,695 as compared to a net loss of $357,626 for the year ended June 30, 2019. The increase of $132,069 was due to increases in derivative adjustments.

Liquidity and Capital Resources

Since inception, we have not been able to finance our business from cash flows from operations and have been reliant upon loans and proceeds from the sale of equity which may not be available to us in the future, or if available, on reasonable terms. Accordingly, if we are unable to obtain funding from loans and the sale of our equity, it is unlikely that we will be able to continue as a going concern.

As of June 30, 2020, we had current assets of $766 and we had total liabilities of $4,039,381.

Currently, we do not have sufficient financial resources to implement or complete our business plan. We cannot be assured that revenue from operations will be sufficient to fund our activities during the next 12 months. Accordingly, we will have to seek alternate sources of capital. We can offer no assurance that we will be able to raise such funds on acceptable terms to us or otherwise. If we are unsuccessful in our attempts to raise sufficient capital, we may have to cease operations or postpone our plans to initiate or complete our business plan. Our insolvent financial condition also may create a risk that we may be forced to file for protection under applicable bankruptcy laws or state insolvency statutes. We also may face the risk that a receiver may be appointed. We face that risk and other risks resulting from our current financial condition. For these and other reasons, our management recognizes the adverse difficulties and continuing severe challenges we face. Apart from the limited funds that we have received there can be no assurance that we will receive any financing or funding from any source or if any financing should be obtained, that existing shareholders will not incur substantial, immediate, and permanent dilution of their existing investment.

If we are unable to raise the required financing, we may have to cease operations. Currently, we have a limited credit history with vendors, suppliers, manufacturers, packagers and food producers; we must pay for our purchases “up front” and are not granted credit terms. This will continue until we have established a satisfactory credit history. We cannot estimate, with any certainty, how long this may take, or if it will occur at all. Our inability to obtain credit from such providers has a significant impact upon our liquidity and our ability to utilize funds for other purposes. Similarly, if and when we hire additional personnel, including management and sales personnel, the cost related to such hiring will have a significant impact on our liquidity and deployment of funds.

As of June 30, 2020 and 2019, the Company owed the Internal Revenue Service and New York State payroll related taxes in the amounts of $60,402 and $17,401, respectively, plus applicable interest and penalties. The total amount due to both taxing authorities including penalties and interest as of June 30, 2020 and 2019 was approximately $77,803 subject to further penalties and interest plus accruals on unpaid wages. The Internal Revenue Service has placed a federal tax lien on all of the assets of the Company.

Going Concern

The consolidated financial statements included with this prospectus have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As reflected in the financial statements, the Company had an accumulated deficit of $11,651,055 at June 30, 2020, and had a loss of $489,695 for the year ended June 30, 2020, which raises substantial doubt as to the Company’s ability to continue as a going concern for a period of one year from the issuance of the financial statements.

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Subsequent Events

The Company has evaluated subsequent events for recognition and disclosure through July 27, 2021, the date the financial statements were available to be issued, and determined that there were no such events requiring adjustment to, or disclosure in, the accompanying financial statements.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions affect the reported amounts of revenues and expenses during the reporting period. We base our estimates on historical experiences and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions and conditions. We continue to monitor significant estimates made during the preparation of our financial statements. On an ongoing basis, we evaluate estimates and assumptions based upon historical experience and various other factors and circumstances. We believe our estimates and assumptions are reasonable in the circumstances; however, actual results may differ from these estimates under different future conditions.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company as of and for the years ended June 30, 2020 and 2019.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting periods. Because of the use of estimates inherent in the financial reporting process, actual results may differ significantly from those estimates.

Cash and Cash Equivalents

The Company maintains cash balances in a non-interest bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of June 30, 2020, and 2019.

Net Loss Per Share Calculation

Basic net loss per common share ("EPS") is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per shares is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued.

Revenue Recognition and Sales Incentives

The Company intends to generate revenue by online and in-app transactions through mobile apps or online platforms or partners and intends to recognize sales when an online transaction is processed, which occurs when a user of one of software products purchases the products online or in an app. Sales are reported net of sales incentives, which could include discounts and promotions.

At the time of each transaction, management identifies the contract and the performance obligations, determines the transaction price and allocates the transaction price to performance obligations and recognizes the revenue upon satisfaction of the performance obligation.

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Revenue is recognized when delivery of the promised goods or services are transferred to its customers, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services.

Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Fair value of financial instruments

The Company’s financial instruments include cash and cash equivalents, accounts payable, accrued liabilities, and debt. Derivative liabilities were adjusted to fair market value at the end of each reporting period, using Level 3 inputs.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability, in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy is based on three levels of inputs, of which the first two are considered observable and the last unobservable, as follows:

•	Level 1 – Quoted prices in active markets for identical assets or liabilities.

•	Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the measurement of the fair value of the assets or liabilities.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts payable and accrued expenses, accrued interest, certain notes payable and notes payable – due to related parties, approximate their fair values because of the short maturity of these instruments.

The Company accounts for its derivative liabilities, at fair value, on a recurring basis under Level 3 (See Note 6).

Embedded Conversion Features

The Company evaluates embedded conversion features within convertible debt under Accounting Standards Codification (“ASC”) 815 “Derivatives and Hedging” to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes recorded in earnings. If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20 “Debt with Conversion and Other Options” for consideration of any beneficial feature.

Derivative Financial Instruments

When the Company issues debt that contains a conversion feature, it first evaluates whether the conversion feature meets the requirements to be treated as a derivative: a) one or more underlying, typically the price of the Company's stock; b) one or more notional amounts or payment provisions or both, generally the number of shares upon conversion; c) no initial net investment, which typically excludes the amount borrowed; and d) net settlement provisions, which in the case of convertible debt generally means the stock received upon conversion can be readily sold for cash. There are certain scope exceptions from derivative treatment, but these typically exclude conversion features that provide for a variable number of shares.

If the conversion feature within convertible debt meet the requirements to be treated as a derivative, the Company estimates the fair value of the derivative liability using the Monte Carlo Simulation Model upon the date of issuance. If the fair value of the derivative liability is higher than the face value of the convertible debt, the excess is immediately recognized as interest expense. Otherwise, the fair value of the derivative liability is recorded as a liability with an offsetting amount recorded as a debt discount, which offsets the carrying amount of the debt. The derivative liability is revalued at the end of each reporting period and any change in fair value is recorded as a change in fair value in the statements of operations. The debt discount is amortized through interest expense over the life of the debt. Derivative instrument liabilities and the host debt agreement are classified on the balance sheets as current or non-current based on whether settlement of the derivative instrument could be required within twelve months of the balance sheet date.

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The accounting treatment of derivative financial instruments requires that the Company record the embedded conversion option at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any change in fair value is recorded as non-operating, non-cash income or expense for each reporting period at each balance sheet date. The Company reassesses the classification of its derivative instruments at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification. As a result of entering into warrant agreements, for which such instruments contained a variable conversion feature with no floor, the Company has adopted a sequencing policy in accordance with ASC 815-40-35-12 “Derivatives and Hedging” (provides comprehensive guidance on derivative and hedging transactions) whereby all future instruments may be classified as a derivative liability with the exception of instruments related to share-based compensation issued to employees or directors.

Debt Issue Costs and Debt Discount

The Company may record debt issue costs and/or debt discounts in connection with raising funds through the issuance of debt. These costs may be paid in the form of cash, or equity (such as warrants). These costs are amortized to interest expense over the life of the debt. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

Recently Issued Accounting Pronouncements

As of and for the year ended June 30, 2020, the Company does not expect any of the recently issued accounting pronouncements to have a material impact on its financial condition or results of operations.

Recently Issued Accounting Pronouncements

We do not expect the adoption of any recently issued accounting pronouncements to have a significant impact on our net results of operations, financial position, or cash flows.

Seasonality

We do not expect our sales to be impacted by seasonal demands for our products and services.

Item 3. Properties.

As of June 30, 2021, the Company maintains its corporate address in at 2310 York Street, Suite 200, Blue Island, IL, 60406. This space is provided by the Company’s Chairman, Charles Everhardt, a related party, on a rent free basis at the present time. The Company does not currently have a lease for this space at this time but expects to enter into a month-to-month office lease for this space.

SarahCare leases three properties for its corporate office and its two corporate owned centers. SarahCare’s corporate office is approximately 3,470 square feet and is located at 4580 Stephen Circle NW, Canton, Ohio, 44718. The lease began in 2017 and ends in 2023.

SarahCare’s lease for its first corporate-owned SarahCare location is for approximately 5,300 square feet located at 6199 Frank Ave. NW, North Canton, Ohio, 44720. The lease began in 2018 and ends in 2026.

SarahCare’s lease for its second corporate-owned SarahCare location is for approximately 6,000 square feet located at SarahCare of Stow, 4472 Darrow Road, Stow, Ohio, 44224. The lease began in 2018 and ends in 2026.

On April 21, 2021, the Company, through ten newly-formed, wholly-owned limited liability companies, entered into lease agreements with entities controlled by our Chairman, Charles Everhardt, for ten additional SarahCare locations to be operated by the Company. All of the leases are for a ten-year period beginning on July 1, 2021, and ending on June 30, 2031, with a 5-year renewal option. The rent for each location is $7,500 per month.  As of the July 1, 2021, the Company has been in verbal discussions with the landlords of each of the ten locations to amend the leases to delay commencement until November 1, 2021.

The 10 locations are in the following locations:

Texas – 6121 N Interstate Highway 35, Austin, TX 78752 – approximately 8,500 sq ft.

9090 Southwest Freeway, Houston, TX 77074 – approximately 8,500 sq ft.

Ohio – 33 East 5th Street, Dayton, OH 45402 – approximately 8,500 sq, ft.

Mississippi – 200 E Amite Street, Jackson, MS 39201 - approximately 8,500 sq, ft.

Georgia – 1775 Parkway Place SE, Marietta, GA 30067– approximately 8,500 sq, ft.

Tennessee – 2625 Thousand Oaks, Memphis, TN 38118– approximately 8,500 sq, ft.

Florida – 3835 McCoy Road, Orlando, FL 32812– approximately 8,500 sq, ft.

Pennsylvania – 1741 Papermill Road, Wyomissing, PA 19610– approximately 8,500 sq, ft.

New Jersey – 1 West Lafayette Street, Trenton, NJ 08608– approximately 8,500 sq, ft.

Oklahoma – 7902 South Lewis Avenue, Tulsa, OK 74136– approximately 8,500 sq, ft.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following tables set forth, as of March 31, 2021, certain information concerning the beneficial ownership of our capital stock, including our common stock, and Series A Preferred Stock by:

•	each stockholder known by us to own beneficially 5% or more of any class of our outstanding stock;
•	each director;
•	each named executive officer;
•	all of our executive officers and directors as a group; and
•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of any class of our outstanding stock.

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As of March 31, 2021, the Company had authorized 500,000,000 shares of common stock and 10,000,000 shares of preferred stock, with 1,000,000 shares of preferred stock designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”), and 1,000,000 shares of preferred stock designated as Series B Convertible Preferred Stock (the “Series B Preferred Stock”). There were 15,557,327 shares of common stock, 317,500 shares of Series A Preferred Stock, and 0 shares of Series B Preferred Stock outstanding as of March 31, 2021. Each share of Series A Preferred Stock is convertible into 100 shares of common stock, and each share entitles the holder thereof to 100 votes per share.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Except as otherwise noted, we believe the persons and entities included in the below table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable, and their address is c/o the Company at 2310 York St., Suite 200, Blue Island, IL 60406.

Security Ownership of Certain Beneficial Owners & Management

Title of Class	Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Common Stock	Charles Everhardt	2,460,012	15.81%
Common Stock	Eddie Dovner	2,460,012	15.81%
Common Stock	Michael Friedman	3,418,607	21.97%
Common Stock	Raymond Irni	1,101,686	7.08%
Common Stock	Lenny Morales	807,295	5.19%
Series A Preferred Stock	Charles Everhardt	100,542	31.67%
Series A Preferred Stock	Eddie Dovner	100,542	31.67%
Series A Preferred Stock	Martin Herskowitz	15,875	5.00%
Series A Preferred Stock	Amy Friedman, Miriam Abrahams & Andrew Mezei	25,400	8.00%
Series A Preferred Stock	Beverly Mezei	49,742	15.67%
Series A Preferred Stock	Leonard Mezei	25,400	8.00%

Item 5. Directors and Executive Officers.

The names, ages, positions, periods served of the Company’s present directors are set forth in the following table:

Name	Age	Positions	Period of Service Began
Charles Evehardt	61	Chairman of the Board (1)	March 25, 2021
Michael Friedman	44	Director (1), Interim CEO, Interim CFO and Interim President (2)	December 16, 2005 (3)

__________

(1) All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

(2) Michael Friedman has been the Interim CEO, Interim CFO and Interim President since March 25, 2021.

(3) Michael Friedman was Chairman of the Board from December 16, 2005 until March 25, 2021, when he became a Director.

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Directors are generally elected at an annual shareholders’ meeting and hold office until the next annual shareholders’ meeting, or until their successors are elected and qualified. Executive officers are elected by directors and serve at the board’s discretion.

The Company does not have any standing committees at this time, and due to its small size does not believe that committees are necessary at this time. As of the date of this Form 10, the Company’s Board fulfills the duties of an audit committee. None of the directors held any directorships during the past five years in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of such act, or of any company registered as an investment company under the Investment Company Act of 1940.

Director and Officer Biographical Information

Mr. Everhardt, appointed as Chairman of our Board of Directors on March 25, 2021, has been active in many aspects of real estate, brokerage, development, construction, lending, banking, and purchasing of distressed assets, for over two decades. Mr. Everhardt created and became a partner with Infinity Cards and founded Spindeltop Ventures, LLC, which had a world-wide relationship with MasterCard and Google Wallet, for its affinity prepaid debit cards. Mr. Everhardt has been a partner in Lockwood Development partners, Inc., since 2015. Mr. Everhardt is a partner in Lockwood Development Partners, a real estate investment and development company. The Company believes that Mr. Everhardt’s extensive real estate and development experience makes him a valuable member of the Company’s Board of Directors.

Michael Friedman, LLM, JD, served as the Company’s President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors from December 2005, until Match 25, 2021. Since then, Mr. Friedman has continued as President and a Director of the Company. Since 2014, Mr. Friedman has been an advisor, Board of Director Member, and chief financial officer for multiple companies in several industries, primarily focusing in media and technology. Mr. Friedman is co-Founder and CEO of Treat Holdings, LLC which developed the TreatER mobile application which is available on the Apple App Store and directs users to the nearest urgent care or emergency room. The Company previously had a relationship with Treat Holdings, which was terminated on March 25, 2021. Mr. Friedman received a Master of Laws in Taxation (LL.M.) and a Juris Doctor (JD) from New York Law School. The Company believes that Mr. Friedman’s extensive business experience and legal expertise makes him a valuable member of the Company’s Board of Directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

(1) had a petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) has been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) has been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

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(ii) Engaging in any type of business practice; or

(iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) has been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in (3)(i) above, or to be associated with persons engaged in any such activity;

(5) has been found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) has been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) has been the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i) Any Federal or State securities or commodities law or regulation; or

(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) has been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Item 6. Executive Compensation.

Summary Compensation Table

The following table sets forth, for the fiscal years ended June 30, 2021, 2020 and 2019, certain information regarding the compensation earned by the Company’s named executive officers.

Summary Compensation Table

Name and				Stock	Option	All Other
Principal	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Total
Position	Year	(1)	(2)	(3)	(4)	(5)	($)

Michael Friedman President	2021	$-	$-	$-	$-	$-	$-
President & CEO	2020	$144,000	$-	$-	$-	$-	$144,000
President & CEO	2019	$144,000	$-	$-	$-	$-	$144,000

(1)	The dollar value of salary (cash and non-cash) earned and accrued as of the end of each fiscal year.
(2)	The dollar value of bonus (cash and non-cash) earned and accrued as of the end of each fiscal year.
(3)	The value of the shares of restricted stock issued as compensation for services computed in accordance with ASC 718 on the date of grant.
(4)	The value of all stock options computed in accordance with ASC 718 on the date of grant.
(5)	All other compensation received that could not be properly reported in any other column of the table.

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Director Compensation

Director Compensation Table

	Fiscal	Fees Earned or
Name	Year Ending June 30	Paid in Cash (1)	Stock Awards	Option Awards	All Other Compensation	Total ($)

Charles Evehardt (2)	2021	$-	$-	$-	$-	$-
	2020	$-	$-	$-	$-	$-
	2019	$-	$-	$-	$-	$-

Michael Friedman (3)	2021	$-	$-	$-	$-	$-
	2020	$24,000	$-	$-	$-	$24,000
	2019	$24,000	$-	$-	$-	$24,000

Jay Odintz (4)	2021	$-	$-	$-	$-	$-
	2020	$24,000	$-	$-	$-	$24,000
	2019	$24,000	$-	$-	$-	$24,000

__________

(1) All cash fees were accrued to the directors.

(2) Appointed as Chairman of the Board on March 25, 2021

(3) Chairman of the Board through March 25, 2021, and Member of the Board of Directors thereafter.

(4) Resigned from the Board of Directors on March 25, 2021.

Employment Agreements

The Company does not have employment or director agreements with Mr. Everhardt or Mr. Friedman. Through June 30, 2020, Mr. Friedman accrued $144,000 in salary per year pursuant to an employment contract which expired on October 31, 2010, and then an oral agreement with the Company, which was then terminated, and $24,000 in director fees per year pursuant to an oral agreement with the Company, which was then terminated. Through June 30, 2020, Mr. Odintz accrued $24,000 in director fees per year pursuant to an oral agreement with the Company, which was then terminated.

Stock Option Plan and other Employee Benefits Plans

The Company does not maintain a Stock Option Plan or other Employee Benefit Plans.

Overview of Compensation Program

We currently do not maintain a Compensation Committee of the Board of Directors. Until a formal committee is established, our entire Board of Directors has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Board of Directors ensures that the total compensation paid to the executives is fair, reasonable, and competitive.

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Compensation Philosophy and Objectives

The Board of Directors believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company and that aligns executives’ interests with those of the stockholders by rewarding performance above established goals, with the ultimate objective of improving stockholder value. As a result of the size of the Company, the Board evaluates both performance and compensation on an informal basis. Upon hiring additional executives, the Board intends to establish a Compensation Committee to evaluate both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative.

Role of Executive Officers In Compensation Decisions

The Board of Directors makes all compensation decisions for, and approves recommendations regarding equity awards to, the executive officers and directors of the Company.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Transactions with Related Persons

During the fiscal years ended June 30, 2021 and 2020, there were no certain relationships nor related party transaction, except for the following:

As of June 30, 2021, the Company maintains its corporate address in at 2310 York Street, Suite 200, Blue Island, IL, 60406. This space is provided by the Company’s Chairman, Charles Everhardt, a related party, on a rent free basis at the present time. The Company does not currently have a lease for this space at this time but expects to enter into a month-to-month office lease for this space.

On April 21, 2021, the Company, through ten newly-formed, wholly-owned limited liability companies, entered into lease agreements with entities controlled by our Chairman, Charles Everhardt, for ten additional SarahCare locations to be operated by the Company. All of the leases are for a ten-year period beginning on July 1, 2021, and ending on June 30, 2031, with a 5-year renewal option. The rent for each location is $7,500 per month.  As of the July 1, 2021, the Company has been in verbal discussions with the landlords of each of the ten locations to amend the leases to delay commencement until November 1, 2021.

On March 25, 2021, the Company issued 2,476,212 shares of restricted common stock in exchange for $250,000 which were issued at $0.0503 per share and the Company issued 100,542 shares of Series A Preferred Stock in exchange for $508,834, which were issued at $5.06 per share, to an investor, the son of Charles Everhardt, the Company’s Chairman. Additionally, Mr. Everhardt owns 50% of DE Holdings 20, LLC which converted $114,244 in convertible notes and accrued interest for 114,244 shares of restricted common shares, at a price of $1.00 per share. On that same day, Mr. Everhardt became Chairman of the Board of the Company.

On March 19, 2021, the Company issued 426,000 shares of restricted common stock to the Company’s then CEO and Chairman, Michael J Friedman, for the conversion 42,600,000 shares of Series A Convertible Preferred Stock.

On March 19, 2021, the Company issued 48,000 shares of restricted common stock to Jay Odintz, a Member of the Company’s Board of Directors, for the conversion 4,800,000 shares of Series A Convertible Preferred Stock.

On December 30, 2020, the Company issued 29,749,125,000 shares of restricted common stock for the conversion of notes payable in the amount of $1,427,958, to the Company’s then CEO and Chairman, Michael J. Friedman. These shares were valued by the Company at $0.000048 per share

On December 30, 2020, the Company issued 4,518,062,500 shares of restricted common stock for the conversion of notes payable in the amount of $216,867, to a Board of Director Member, Jay Odintz. These shares were valued by the Company at $0.000048 per share.

As of June 30, 2020, the Company maintains a mailing address in New York, New York, but no longer maintains its offices in New York, New York. The rent was approximately $1,350 per month for the office during the year. The Company rents its office space from the father of the Company’s former President and Chief Executive Officer, and current Interim President, CEO and CFO and current Director, Michael Friedman. The Company terminated this agreement on June 30, 2020.

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As of June 30, 2020 and 2019, the total amount owed to related party, the father of the Company’s former President and Chief Executive Officer, and current Interim President, CEO and CFO and current Director, Michael Friedman was $0 and $101,850, including $0 and $101,850, respectively, for accumulated rent.

Promoters and Certain Control Persons

As of March 31, 2021, the son of Charles Everhardt, the Company’s Chairman, controlled 15.81% of our Common Stock and 31.67% of our Series A Preferred Stock.

As of March 31, 2021, Eddie Dovner controlled 15.81% of our Common Stock and 31.67% of our Series A Preferred Stock.

As of March 31, 2021, Michael Friedman, a Board of Director Member and current Interim President, CEO and CFO, controlled 21.97% of our Common Stock.

List of Parents

As of June 30, 2020, the Company maintains a mailing address in New York, New York, but no longer maintains its offices in New York, New York. The rent was approximately $1,350 per month for the office during the year. The Company rents its office space from the father of the Company’s former President and Chief Executive Officer, and current Director, Michael Friedman. The Company terminated this agreement on June 30, 2020.

Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that our directors do not meet the independence requirements, according to the applicable rules and regulations of the SEC.

Item 8. Legal Proceedings.

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. Other than disclosed herein, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of our operations.

As of June 30, 2020, our parent company was not a party to any material legal proceedings. We currently have twenty-four (24) convertible promissory notes that are in default, and we may be subject to legal proceedings or lawsuits from any number of those convertible noteholders, including the below Notice of Commencement of Action Subject to Mandatory Electronic Filing.

On April 7, 2013, three note holders (Brook Hazelton, Benjamin M. Manalaysay, Jr., and Diego McDonald, the “Plaintiffs”), whom together invested a total principal amount of $45,000 in the form of Convertible Promissory Notes (the “Notes”) to the Company, together filed a “Notice of Commencement of Action Subject to Mandatory Electronic Filing” in the Supreme Count of the State of New York, County of New York. The Plaintiffs alleged that the Company breached their contracts with the Plaintiffs, and included causes of action for unjust enrichment and related claims, seeking repayment of each of their respective convertible promissory notes plus interest. Since the initial filing, the Plaintiffs have not proceeded with the case.

Our wholly owned subsidiary, SarahCare, is involved in the following legal proceedings:

McKinley Alliance Group, LLC et al v. Sarah Adult Day Services, Inc. Case No. 5:19-cv- 02078-SL) in the United States District Court for the Northern District of Ohio Eastern Division, filed on April 12, 2019. The plaintiff, a former franchisee who remained in business at the same location after expiration of the franchise agreement, originally filed this action in Georgia State Court seeking injunctive relief and a declaration that the post-term restrictive covenants in the franchise agreement are unenforceable. We successfully transferred the action to federal court and moved venue to the Northern District of Ohio. We have filed counterclaims for royalties owed. No trial date is set, and settlement discussions among the parties continue.

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Sarah Adult Day Services, Inc. v. Boston Adult Daycare Corp. and Worcester Adult Daycare, LLC, and Alla Shlosman and Janet Goronshtein, (Case No. 5:19-cv-672), in the United States District Court for the Northern District of Ohio Eastern Division, filed on March 26, 2019. We filed a complaint against the franchisees of our Dorchester and Worcester, Massachusetts, outlets and certain of the common owners for failure to pay royalties due and other alleged breaches. The case was settled before any trial and dismissed on November 15, 2019. The settlement, which includes confidentiality and non-disparagement provisions, required the franchisees and the certain common owners to make partial payments and to provide to us guaranteed and secured notes for the remainder. The franchisees also agreed to, and signed, new 10-year franchise agreements for the franchises in Dorchester and Worcester, Massachusetts, and East Hartford, Connecticut.

Sarah Adult Day Services, Inc v. Beyda Adult Day Care, LLC, et al, (Case No. 5:19-CV- 614) in the United States District Court for the Northern District of Ohio, Eastern Division, filed March 20, 2019. We filed an action seeking confirmation of an arbitration award that enjoined Beyda Adult Care, LLC, and its owners from operating a competing business after the expiration of their franchise agreement in violation of the non-competition provision. The Court confirmed the arbitration award in all respects and entered judgment in accordance with the arbitration award on October 2, 2019. To avoid domesticating the judgment, the parties agreed to a settlement, which includes confidentiality and non-disparagement provisions, and the execution of a new 10- year franchise agreement, effective on April 28, 2020.

Sarah Adult Day Services, Inc v. Beyda Adult Day Care, LLC, et al, (Case No. 01-18-0001- 6101) in the Commercial Arbitration Tribunal, American Arbitration Association, filed April 23, 2018. We filed a demand for arbitration seeking to enjoin Beyda Adult Care, LLC, and its owners from operating a competing business after the expiration of their franchise agreement in violation of the non-competition provision. The arbitrator issued a written final award on February 28, 2019, enjoining Beyda from operating such a competing business. This award was confirmed by the U.S. District Court for the Northern District of Ohio (see above case).

Other than the actions we describe above, no litigation is required to be disclosed in this Item.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Market Information

The Common Stock of the Company is currently trading on the OTC Link, LLC quotation board operated by OTC Markets Group, Inc., under the symbol “IMTH.” The following information reflects the high and low bid prices of the Company’s common stock on the OTC Link found on OTCMarkets.com.

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Quarterly period	High	Low
Fiscal year ended June 30, 2021:
First Quarter	$0.0002	$0.0001
Second Quarter	$0.0003	$0.0001
Third Quarter	$0.0024	$0.0001
Fourth Quarter	$4.99	$0.90

Fiscal year ended July 31, 2020:
First Quarter	$0.0002	$0.0001
Second Quarter	$0.0002	$0.0001
Third Quarter	$0.0002	$0.0001
Fourth Quarter	$0.0002	$0.0001

Holders

As of June 30, 2020, there were 2,922,105,357 shares of common stock, which were held by approximately one hundred forty-six shareholders of record. In addition, there were 47,400,000 shares of our Series A Preferred Stock outstanding, which shares were held by two shareholders of record, and there were 0 shares of our Series B Preferred Stock outstanding.

As of March 31, 2021, there were 15,557,327 shares of common stock outstanding, which were held by approximately one hundred sixty-eight shareholders of record. In addition, there were 317,500 shares of our Series A Preferred Stock outstanding, which shares were held by seven shareholders of record, and there were 0 shares of our Series B Preferred Stock outstanding.

Dividends

We have never paid cash dividends on any of our capital stock and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. We do not intend to pay cash dividends to holders of our common stock in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

The Company does not currently maintain any Equity Compensation Plans.

Item 10. Recent Sales of Unregistered Securities.

On March 25, 2021, the Company issued 2,476,212 shares of restricted common stock to an investor, who is the son of the Company’s Chairman, in exchange for $250,000. The shares were issued at $0.0503 per share.

On March 25, 2021, the Company issued 2,476,212 shares of restricted common stock to an investor, in exchange for $250,000. The shares were issued at $0.0503 per share.

On March 25, 2021, the Company issued 400,000 shares of restricted common stock to an investor, in exchange for $20,126. The shares were issued at $0.0503 per share.

On March 25, 2021, the Company issued 640,000 shares of restricted common stock to an investor, in exchange for $32,201. The shares were issued at $0.0503 per share.

On March 25, 2021, the Company issued 640,000 shares of restricted common stock to an investor, in exchange for $32,201. The shares were issued at $0.0503 per share.

On March 25, 2021, the Company issued 640,000 shares of restricted common stock to an investor, in exchange for $32,201. The shares were issued at $0.0503 per share.

On March 25, 2021, the Company issued 613,332 shares of restricted common stock to an investor, in exchange for $30,859. The shares were issued at $0.0503 per share.

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On March 25, 2021, the Company issued 114,244 shares of restricted common stock for the conversion of a note payable in the amount of $114,244. The shares were issued at $1.00 per share. The shares were issued to a company which is 50% owned by the Company’s Chairman.

On March 25, 2021, the Company issued 100,542 shares of Series A Preferred Stock to an investor, who is the son of the Company’s Chairman, in exchange for $508,834. The shares were issued at $5.06 per share.

On March 25, 2021, the Company issued 100,542 shares of Series A Preferred Stock to an investor, in exchange for $508,834. The shares were issued at $5.06 per share.

On March 25, 2021, the Company issued 15,875 shares of Series A Preferred Stock to an investor, in exchange for $79,874. The shares were issued at $5.03 per share.

On March 25, 2021, the Company issued 25,400 shares of Series A Preferred Stock to an investor, in exchange for $127,799. The shares were issued at $5.03 per share.

On March 25, 2021, the Company issued 25,400 shares of Series A Preferred Stock to an investor, in exchange for $127,799. The shares were issued at $5.03 per share.

On March 25, 2021, the Company issued 25,400 shares of Series A Preferred Stock to an investor, in exchange for $127,799. The shares were issued at $5.03 per share.

On March 25, 2021, the Company issued 24,341 shares of Series A Preferred Stock to an investor, in exchange for $122,474. The shares were issued at $5.03 per share.

On March 25, 2021, the Company issued 850,000 shares of restricted common stock for the conversion of a note payable in the amount of $250,000. These shares were valued by the Company at $0.294 per share.

On March 25, 2021, the Company issued 305,229 shares of restricted common stock for the conversion of a note payable in the amount of $145,124. These shares were valued by the Company at $0.475 per share.

On March 19, 2021, the Company issued 426,000 shares of restricted common stock to the Company’s CEO and Chairman for the conversion 42,600,000 shares of Series A Convertible Preferred Stock.

On March 19, 2021, the Company issued 48,000 shares of restricted common stock to a Member of the Company’s Board of Directors for the conversion 4,800,000 shares of Series A Convertible Preferred Stock.

On February 2, 2021, the Company issued 2,516,860,000 shares of restricted common stock for the conversion of a note payable in the amount of $121,625.81. These shares were valued by the Company at $0.000048 per share.

On February 2, 2021, the Company issued 1,119,300,000 shares of restricted common stock for the conversion of a note payable in the amount of $75,737.32. These shares were valued by the Company at $0.000068 per share.

On February 2, 2021, the Company issued 5,020,660,000 shares of restricted common stock for the conversion of a note payable in the amount of $251,033. These shares were valued by the Company at $0.00005 per share

On February 2, 2021, the Company issued 552,085,714 shares of restricted common stock for the conversion of a note payable in the amount of $77,709. These shares were valued by the Company at $0.000141 per share.

On February 2, 2021, the Company issued 1,523,825,000 shares of restricted common stock for the conversion of a note payable in the amount of $61,329.87. These shares were valued by the Company at $0.00004 per share.

On February 2, 2021, the Company issued 82,140,000 shares of restricted common stock for the conversion of a note payable in the amount of $3,713.50. These shares were valued by the Company at $0.000045 per share.

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On February 2, 2021, the Company issued 157,080,000 shares of restricted common stock for the conversion of a note payable in the amount of $15,792. These shares were valued by the Company at $0.0001 per share.

On February 2, 2021, the Company issued 471,880,000 shares of restricted common stock for the conversion of a note payable in the amount of $47,396. These shares were valued by the Company at $0.0001 per share.

On February 2, 2021, the Company issued 199,480,000 shares of restricted common stock for the conversion of a note payable in the amount of $20,022.92. These shares were valued by the Company at $0.0001 per share.

On February 2, 2021, the Company issued 312,970,000 shares of restricted common stock for the conversion of a note payable in the amount of $42,587. These shares were valued by the Company at $0.000136 per share.

On February 2, 2021, the Company issued 2,630,440,000 shares of restricted common stock for the conversion of a note payable in the amount of $141,171.49. These shares were valued by the Company at $0.000054 per share.

On December 30, 2020, the Company issued 3,094,707,317 shares of restricted common stock for the conversion of a note payable in the amount of $123,788.29. These shares were valued by the Company at $0.00004 per share.

On December 30, 2020, the Company issued 150,000,000 shares of restricted common stock for the conversion of a note payable in the amount of $15,000. These shares were valued by the Company at $0.0001 per share.

On December 30, 2020, the Company issued 162,960,000 shares of restricted common stock for the conversion of a note payable in the amount of $5,354,64. These shares were valued by the Company at $0.000033 per share.

On December 30, 2020, the Company issued 400,000,000 shares of restricted common stock to a third- party in exchange for services provided in the amount of $40,000. The shares were valued at $0.0001 per share.

On December 30, 2020, the Company issued 500,000,000 shares of restricted common stock to a third- party in exchange for services provided in the amount of $50,000. The shares were valued at $0.0001 per share.

On December 30, 2020, the Company issued 3,177,250,000 shares of restricted common stock for the conversion of a note payable in the amount of $160,682.38. These shares were valued by the Company at $0.000051 per share.

On December 30, 2020, the Company issued 29,749,125,000 shares of restricted common stock for the conversion of notes payable in the amount of $1,427,958, to the Company’s CEO and Chairman. These shares were valued by the Company at $0.000048 per share.

On December 30, 2020, the Company issued 4,518,062,500 shares of restricted common stock for the conversion of notes payable in the amount of $216,867, to a Board of Director Member. These shares were valued by the Company at $0.000048 per share.

The securities described above issued upon conversion of debt were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933 relying on Section 3(a)(9) of the Securities Act of 1933 as the shares were issued in exchange for debt securities of the Company held by the lender, there was no additional consideration for the exchange, and there was no remuneration for the solicitation of the exchange. The other issuances described above were issued pursuant to exemptions from the registration requirements of the Securities Act of 1933 relying on Section 4(a)(2) of the Securities Act of 1933 and/or upon Rule 506(b) of Regulation D promulgated under the Securities Act of 1933 as there was no general solicitation, and the transactions did not involve a public offering.

Item 11. Description of Registrant’s Securities to be Registered.

We are registering on this Form 10 only our common stock, the terms of which are described below. However, because our preferred stock will remain outstanding following the effectiveness of this Form 10, we also describe below the terms of our preferred stock to the extent such terms qualify the rights of our common stock.

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As of March 31, 2021, the Company had authorized 500,000,000 shares of common stock and 2,000,000 shares of preferred stock, with 1,000,000 shares of preferred stock designated as Series A Preferred Stock, and 1,000,000 shares of preferred stock designated as Series B Preferred Stock.

Common Stock

Subject to the voting rights of the Company’s preferred stock, at any meeting of the shareholders, every shareholder of common stock is entitled to vote and may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

Each shareholder shall have one vote for every share of stock entitled to vote, which is registered in his name on the record date for the meeting, except as otherwise required by law or the Articles of Incorporation.

All elections of directors shall be determined by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present. Except as otherwise required by law or the Articles of Incorporation, all matters other than the election of directors shall be determined by the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present.

Preferred Stock

Holders of the Series A Preferred Stock and Series B Preferred Stock are entitled at their option to convert their preferred shares into common stock at a conversion rate of one hundred (100) shares of common stock for every one (1) share of Series A Preferred Stock. The holders are further entitled to vote together with the holders of the Company’s common stock on all matters submitted to shareholders at a rate of one hundred (100) votes for each share held. The holders are entitled to equal rights with our common stockholders as it relates to liquidation preference, with each share of Series A Preferred Stock and Series B Preferred Stock treated as if all shares of Series A Preferred Stock and Series B Preferred Stock had been converted to common stock immediately prior to a liquidation distribution.

Convertible Instruments

The following is a description of the material terms of our convertible instruments which remain outstanding as of June 30, 2021:

On June 29, 2021, we entered into a promissory note in the amount of $5,000. Interest under the promissory note is 5% per annum, and the principal and all accrued but unpaid interest is due on December 29, 2021. The note is not convertible.

On May 10, 2021, we entered into a promissory note in the amount $20,000. Interest under the promissory note is 5% per annum, and the principal and all accrued but unpaid interest is due on November 10, 2021. The note is not convertible.

On August 14, 2014, we entered into a convertible promissory note in the amount $50,000. Interest under the convertible promissory note is 10% per annum, and the principal and all accrued but unpaid interest was due on February 2, 2015. The note was convertible into shares of our common stock at a conversion price equal to $1.00. This note may be considered in default, although the Company believes that the note may no longer be enforceable under the relevant statute of limitations.

On June 15, 2012, we entered into a convertible promissory note in the amount $8,000. Interest under the convertible promissory note is 10% per annum, and the principal and all accrued but unpaid interest was due on December 15, 2012. The note was convertible into shares of our common stock at a conversion price equal to $3.50. This note may be considered in default, although the Company believes that the note may no longer be enforceable under the relevant statute of limitations.

On October 18, 2011, we entered into a convertible promissory note in the amount $1,900 for which the lender never executed the agreement. Interest under the convertible promissory note is 10% per annum, and the principal and all accrued but unpaid interest was due on October 18, 2011. The note was convertible into shares of our common stock at a conversion price equal to $1.00. This note may be considered in default, although the Company believes that the note may no longer be enforceable under the relevant statute of limitations .

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On October 3, 2010, we entered into a convertible promissory note in the amount $20,000. Interest under the convertible promissory note is 10% per annum, and the principal and all accrued but unpaid interest was due on October 3, 2012. The note was convertible into shares of our common stock at a conversion price equal to the lesser of $100.00 or a 20% discount to the market. This note may be considered in default, although the Company believes that the note may no longer be enforceable under the relevant statute of limitations.

On October 31, 2009, we entered into a convertible promissory note in the amount $2,500 for which the lender never executed the agreement. Interest under the convertible promissory note is 8% per annum, and the principal and all accrued but unpaid interest was due on October 31, 2010. This note may be considered in default, although the Company believes that the note may no longer be enforceable under the relevant statute of limitations.

On August 31, 2009, we entered into a convertible promissory note in the amount $5,000. Interest under the convertible promissory note is 12% per annum, and the principal and all accrued but unpaid interest was due on August 31, 2012. The note was convertible into shares of our common stock at a conversion price equal to the lesser of $100.00 or a 20% discount to the market. This note may be considered in default, although the Company believes that the note may no longer be enforceable under the relevant statute of limitations. On April 7, 2013, this note holder, along with two other note holders (the “Plaintiffs”), filed a “Notice of Commencement of Action Subject to Mandatory Electronic Filing” in the Supreme Count of the State of New York, County of New York. The Plaintiffs alleged that the Company breached their contracts with the Plaintiffs and included causes of action for unjust enrichment and related claims, seeking repayment of each of their respective convertible promissory notes plus interest. Since the initial filing, the Plaintiffs have not proceeded with the case.

On August 26, 2009, we entered into a convertible promissory note in the amount $20,000. Interest under the convertible promissory note is 12% per annum, and the principal and all accrued but unpaid interest was due on August 26, 2012. The note was convertible into shares of our common stock at a conversion price equal to the lesser of $100.00 or a 20% discount to the market. This note may be considered in default, although the Company believes that the note may no longer be enforceable under the relevant statute of limitations. On April 7, 2013, this note holder, along with two other note holders (the Plaintiffs described above) filed a “Notice of Commencement of Action Subject to Mandatory Electronic Filing” in the Supreme Count of the State of New York, County of New York. The Plaintiffs alleged that the Company breached their contracts with the Plaintiffs and included causes of action for unjust enrichment and related claims, seeking repayment of each of their respective convertible promissory notes plus interest. Since the initial filing, the Plaintiffs have not proceeded with the case.

On August 26, 2009, we entered into a convertible promissory note in the amount $20,000. Interest under the convertible promissory note is 12% per annum, and the principal and all accrued but unpaid interest was due on August 26, 2012. The note was convertible into shares of our common stock at a conversion price equal to the lesser of $100.00 or a 20% discount to the market. This note may be considered in default, although the Company believes that the note may no longer be enforceable under the relevant statute of limitations. On April 7, 2013, this note holder, along with two other note holders (the Plaintiffs described above) filed a “Notice of Commencement of Action Subject to Mandatory Electronic Filing” in the Supreme Count of the State of New York, County of New York. The Plaintiffs alleged that the Company breached their contracts with the Plaintiffs and included causes of action for unjust enrichment and related claims, seeking repayment of each of their respective convertible promissory notes plus interest. Since the initial filing, the Plaintiffs have not proceeded with the case.

On February 26, 2007, we entered into a convertible promissory note in the amount $30,000. Interest under the convertible promissory note is 12% per annum, and the principal and all accrued but unpaid interest was due on February 26, 2009. The note was convertible into shares of our common stock at a conversion price equal to the lesser of $5,000.00 or a 35% discount to the market. This note may be considered in default, although the Company believes that the note may no longer be enforceable under the relevant statute of limitations.

On April 17, 2007, we entered into a convertible promissory note in the amount $20,000. Interest under the convertible promissory note is 10% per annum, and the principal and all accrued but unpaid interest was due on April 17, 2009. The note was convertible into shares of our common stock at a conversion price equal to the lesser of $4,500.00 or a 35% discount to the market. This note may be considered in default, although the Company believes that the note may no longer be enforceable under the relevant statute of limitations.

On June 14, 2007, we entered into a convertible promissory note in the amount $15,000. Interest under the convertible promissory note is 10% per annum, and the principal and all accrued but unpaid interest was due on June 14, 2009. The note was convertible into shares of our common stock at a conversion price equal to the lesser of $5,000.00 or a 25% discount to the market. This note may be considered in default, although the Company believes that the note may no longer be enforceable under the relevant statute of limitations.

54

On January 29, 2007, we entered into a convertible promissory note in the amount $15,000. Interest under the convertible promissory note is 10% per annum, and the principal and all accrued but unpaid interest was due on January 29, 2009. The note was convertible into shares of our common stock at a conversion price equal to $9,500.00. This note may be considered in default, although the Company believes that the note may no longer be enforceable under the relevant statute of limitations.

On April 17, 2007, we entered into a convertible promissory note in the amount $15,000. Interest under the convertible promissory note is 10% per annum, and the principal and all accrued but unpaid interest was due on April 17, 2009. The note was convertible into shares of our common stock at a conversion price equal to the lesser of $4,500.00 or a 35% discount to the market. This note may be considered in default, although the Company believes that the note may no longer be enforceable under the relevant statute of limitations.

On December 23, 2006, we entered into a convertible promissory note in the amount $18,000. Interest under the convertible promissory note is 10% per annum, and the principal and all accrued but unpaid interest was due on December 23, 2008. The note was convertible into shares of our common stock at a conversion price equal to $9,500.00. This note may be considered in default, although the Company believes that the note may no longer be enforceable under the relevant statute of limitations.

On November 30, 2006, we entered into a convertible promissory note in the amount $50,000. Interest under the convertible promissory note is 10% per annum, and the principal and all accrued but unpaid interest was due on November 23, 2008. The note was convertible into shares of our common stock at a conversion price equal to $8,500.00. This note may be considered in default, although the Company believes that the note may no longer be enforceable under the relevant statute of limitations.

On September 16, 2006, we entered into a convertible promissory note in the amount $100,000, of which there is a remaining principal amount of $38,000. Interest under the convertible promissory note is 12% per annum, and the principal and all accrued but unpaid interest was due on September 9, 2008. The note was convertible into shares of our common stock at a conversion price equal to a 35% discount to the market. This note may be considered in default, although the Company believes that the note may no longer be enforceable under the relevant statute of limitations.

On October 1, 2005, we entered into a convertible promissory note in the amount $15,000. Interest under the convertible promissory note is 10% per annum, and the principal and all accrued but unpaid interest was due on April 1, 2007. The note was convertible into shares of our common stock at a conversion price equal to $5,000.00. This note may be considered in default, although the Company believes that the note may no longer be enforceable under the relevant statute of limitations.

Warrants

The Company does not have any outstanding agreements related to warrants.

Item 12. Indemnification of Directors and Officers.

Our Articles of Incorporation and bylaws both provide for the indemnification of our officers and directors to the fullest extent permitted by the Delaware Revised Statutes. These provisions state that certain persons (hereinafter called “lndemnitees”) may be indemnified by a Delaware corporation pursuant to the provisions of applicable law, namely, any person (or the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Company will indemnify the Indemnitees in each and every situation where the Company is obligated to make such indemnification pursuant to the aforesaid statutory provisions. The Company will also indemnify the Indemnitees in each and every situation where, under the aforesaid statutory provisions, the Company is not obligated, but is nevertheless permitted or empowered, to make such indemnification. Before making such indemnification with respect to any situation covered under the foregoing sentence, the Company will make a determination as to whether each Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that such Indemnitee’s conduct was unlawful. No such indemnification shall be made (where not required by statute) unless it is determined that such Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that such Indemnitee’s conduct was unlawful.

55

Item 13. Financial Statements and Supplementary Data.

The information required by this item may be found beginning on page F-1 of this Form 10 and are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

We have had no disagreements with our independent auditors on accounting or financial disclosures.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements

Financial Statements:

Included below are (i) the Company’s audited financial statements for the fiscal years ending June 30, 2020, and 2019, when the Company was known as “Fresh Harvest Products, Inc.” with such financial statements labeled as such; (ii) the Company’s unaudited financial statements for the interim periods ending March 31, 2021, labeled “Innovative MedTech, Inc. (Formerly Fresh Harvest Products, Inc.)”; (iii) the audited financial statements for the two new operational subsidiaries of the Company acquired on March 25, 2021, Sarah Adult Day Services, Inc., and Sarah Day Care Centers, Inc.; and (iv) pro forma unaudited financial statements as if the subsidiaries had been acquired previously.

Audited Financial Statements of Innovative MedTech, Inc.

(formerly known as “Fresh Harvest Products, Inc.”)

For the Years Ended June 30, 2020 and June 30, 2019

56

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Opinion on the Financial Statements

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has incurred net losses and has no revenues. These factors, and the need for additional financing in order for the Company to meet its business plans raises substantial doubt about the Company's ability to continue as a going concern. Our opinion is not modified with respect to that matter.

Accell Audit & Compliance, PA

We have served as the Company's auditor since 2011.

Tampa, Florida
June 16, 2021

F-1

FRESH HARVEST PRODUCTS, INC.
BALANCE SHEETS

	June 30, 2020	June 30, 2019
ASSETS
Current assets
Cash	$766	$9
Total assets	$766	$9

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$80,986	$1,391,748
Accounts payable and accrued expenses, due to related parties	12,812	101,850
Accrued interest	819,916	724,165
Notes payable, related party, current	120,443	3,756
Convertible Notes Payable, current	2,747,731	1,022,893
Derivative liability	257,493	534,491
Total current liabilities	4,039,381	3,778,903
Total liabilities	4,039,381	3,778,903

Commitments and contingencies (Note 10)

Stockholders’ deficit
Series A preferred stock, $.000001 par value, 500,000,000 shares authorized, 47,400,000 issued and outstanding	47	47
Common stock, $.000001 par value, 20,000,000,000 authorized shares, 2,922,105,357 shares issued and outstanding	2,922	2,922
Common shares to be issued	500	-
Additional paid in capital	7,608,971	7,379,497
Accumulated deficit	(11,651,055)	(11,161,360)

Total stockholders’ deficit	(4,038,615)	(3,778,894)

Total liabilities and stockholders’ deficit	$766	$9

See accompanying notes to financial statements.

F-2

FRESH HARVEST PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the	For the
	year ended	year ended
	June 30, 2020	June 30, 2019

Revenue	$-	$-

Cost of goods sold	-	-

Gross profit	-	-

Operating expenses
Salaries and wages	144,000	144,000
Legal and professional fees	93,813	1,950
General and administrative	140,558	65,102
Total operating expenses	378,371	211,052

Loss from operations	(378,371)	(211,052)

Other income (expense)
Change in fair value of derivatives	97,024	(39,628)
Interest expense	(208,348)	(106,946)
Total other income (expenses)	(111,324)	(146,574)

Loss before provision for income taxes	(489,695)	(357,626)

Provision for income taxes	-	-

Net loss	$(489,695)	$(357,626)

Basic and dilutive loss per share	$(0.000)	$(0.000)

Weighted average common shares outstanding - basic and dilutive	2,922,105,357	2,922,105,357

See accompanying notes to financial statements.

F-3

FRESH HARVEST PRODUCTS, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
For the years ended June 30, 2020 and 2019

	Series A Preferred Stock		Common Stock		Common Stock To Be Issued		Additional Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, June 30, 2018	47,400,000	$47	2,922,105,357	$2,922	-	-	$7,379,497	$(10,803,734)	$(3,421,268)

Net loss	-	-	-	-	-	-	-	(357,626)	(357,626)
Balance, June 30, 2019	47,400,000	47	2,922,105,357	2,922	-	-	7,379,497	(11,161,360)	(3,778,894)

Issuance of common stock for services	-	-	-	-	500,000,000	500	49,500	-	50,000

Extinguishment of derivative liability	-	-	-	-	-	-	179,974	-	179,974

Net loss	-	-	-	-	-	-	-	(489,695)	(489,695)
Balance, June 30, 2020	47,400,000	$47	2,922,105,357	$2,922	500,000,000	$500	$7,608,971	$(11,651,055)	$(4,038,615)

See accompanying notes to financial statements

F-4

FRESH HARVEST PRODUCTS, INC.
STATEMENTS OF CASH FLOWS

	For the	For the
	year ended	year ended
	June 30, 2020	June 30, 2019

Cash flows from operating activities:
Net loss	$(489,695)	$(357,626)

Adjustments to reconcile net loss to net cash (used in) operating activities:
Change in fair value of derivatives	(97,024)	39,628
Stock compensation	50,000	-

Changes in operating assets and liabilities:
Accounts payable and accrued expenses	251,479	210,150
Accounts payable and accrued expenses, related party	27,649
Accrued interest	208,348	107,321
Net change in cash from operating activities	(49,243)	(527)

Cash flows from financing activities:
Proceeds from issuance of convertible notes payable	50,000	-
Notes payable, related party, current	-	443
Net cash provided by financing activities	50,000	443

Net (decrease) increase in cash	757	(84)

Cash, beginning of period	9	93

Cash, end of period	$766	$9

Supplemental disclosure of cash flow information:
Taxes paid	$-	$-
Interest paid	$-	$-

Non-cash financing activities:
Accounts payable and accrued expenses converted to convertible notes payable	$1,562,241	$-
Accounts payable and accrued expenses converted to convertible notes payable, related party	$116,687	$-
Accrued interest converted to convertible notes payable	$112,597	$-

See accompanying notes to financial statements.

F-5

Fresh Harvest Products, Inc.

Notes to Financial Statements

June 30, 2020

NOTE 1. GENERAL ORGANIZATION AND BUSINESS

Fresh Harvest Products, Inc. (the “Company”), a Delaware corporation, and is a developmental real estate and health and wellness company.

On May 5, 2020, the Company entered into 4 agreements with D&E Holdings 20, LLC (“D&E”). The Agreements were: Convertible Promissory Note for $50,000, a Stock Purchase Agreement, a Note Purchase Agreement and a Put Option Agreement. The Put Option Agreement describes a transaction where, once D&E loans the Company a total of $100,000, then D&E may exercise their Put Option and shall merger their real estate asset (a laboratory space consisting of between 30, 000 and 40,000 sq ft within the Former MetroSouth Medical Center Campus Illinois) with the Company and for such shall be issued a total of 83% of all of the outstanding shares of stock of the Company, on a fully diluted basis.

During the fiscal year ended June 30, 2020, the Company did not generate any revenues as it was integrating a new business model, and developing software products. The Company was in development of a calorie calculator and food comparison operator for web and mobile applications for the Apple App Store ad Google Play Store, as well as other related software.

The Company continues to have limited capital resources and has experienced net losses and negative cash flows from operations and expects these conditions to continue for the foreseeable future. As of June 30, 2020, the Company had $766 cash available for operations and had an accumulated deficit of $11,651,055. Management believes that cash on hand as of June 30, 2020 is not sufficient to fund operations through June 30, 2021. The Company will be required to raise additional funds to meet its short and long-term planned goals. There can be no assurance that such funds, if available at all, can be obtained on terms reasonable to the Company.

NOTE 2. LIQUIDITY, CAPITAL RESOURCES AND GOING CONCERN

The financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However, the Company has limited revenue and without realization of additional capital, it would be highly unlikely for the Company to continue as a going concern.

For the years ended June 30, 2020 and 2019, the Company reported a net loss of $489,695 and $357,626, respectively.

As of June 30, 2020, the Company maintained total assets of $766, total liabilities including long-term debt of $4,039,381 along with an accumulated deficit of $11,651,055.

Management believes that additional capital will be required to fund operations through the year ended June 30, 2021 and beyond, as it attempts to generate increasing revenue, and develop new products. Management intends to attempt to raise capital through additional equity offerings and debt obligations. There can be no assurance that the Company will be successful in obtaining financing at the level needed or on terms acceptable to the Company. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company as of and for the years ended June 30, 2020 and 2019.

F-6

Fresh Harvest Products, Inc.

Notes to Financial Statements

June 30, 2020

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting periods. Because of the use of estimates inherent in the financial reporting process, actual results may differ significantly from those estimates.

Cash and Cash Equivalents

The Company maintains cash balances in a non-interest bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of June 30, 2020, and 2019.

Net Loss Per Share Calculation

Basic net loss per common share (“EPS”) is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per shares is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued.

Revenue Recognition and Sales Incentives

The Company intends to generate revenue by online and in-app transactions through mobile apps or online platforms or partners and intends to recognize sales when an online transaction is processed, which occurs when a user of one of software products purchases the products online or in an app. Sales are reported net of sales incentives, which could include discounts and promotions.

At the time of each transaction, management identifies the contract and the performance obligations, determines the transaction price and allocates the transaction price to performance obligations and recognizes the revenue upon satisfaction of the performance obligation.

Revenue is recognized when delivery of the promised goods or services are transferred to its customers, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services.

Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Fair value of financial instruments

The Company’s financial instruments include cash and cash equivalents, accounts payable, accrued liabilities, and debt. Derivative liabilities were adjusted to fair market value at the end of each reporting period, using Level 3 inputs.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability, in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy is based on three levels of inputs, of which the first two are considered observable and the last unobservable, as follows:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the measurement of the fair value of the assets or liabilities.

F-7

Fresh Harvest Products, Inc.

Notes to Financial Statements

June 30, 2020

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts payable and accrued expenses, accrued interest, certain notes payable and notes payable – due to related parties, approximate their fair values because of the short maturity of these instruments.

The Company accounts for its derivative liabilities, at fair value, on a recurring basis under Level 3 (See Note 6).

Embedded Conversion Features

The Company evaluates embedded conversion features within convertible debt under Accounting Standards Codification (“ASC”) 815 “Derivatives and Hedging” to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes recorded in earnings. If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20 “Debt with Conversion and Other Options” for consideration of any beneficial feature.

Derivative Financial Instruments

When the Company issues debt that contains a conversion feature, it first evaluates whether the conversion feature meets the requirements to be treated as a derivative: a) one or more underlying, typically the price of the Company’s stock; b) one or more notional amounts or payment provisions or both, generally the number of shares upon conversion; c) no initial net investment, which typically excludes the amount borrowed; and d) net settlement provisions, which in the case of convertible debt generally means the stock received upon conversion can be readily sold for cash. There are certain scope exceptions from derivative treatment, but these typically exclude conversion features that provide for a variable number of shares.

If the conversion feature within convertible debt meet the requirements to be treated as a derivative, the Company estimates the fair value of the derivative liability using the Monte Carlo Simulation Model upon the date of issuance. If the fair value of the derivative liability is higher than the face value of the convertible debt, the excess is immediately recognized as interest expense. Otherwise, the fair value of the derivative liability is recorded as a liability with an offsetting amount recorded as a debt discount, which offsets the carrying amount of the debt. The derivative liability is revalued at the end of each reporting period and any change in fair value is recorded as a change in fair value in the statements of operations. The debt discount is amortized through interest expense over the life of the debt. Derivative instrument liabilities and the host debt agreement are classified on the balance sheets as current or non-current based on whether settlement of the derivative instrument could be required within twelve months of the balance sheet date.

The accounting treatment of derivative financial instruments requires that the Company record the embedded conversion option at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any change in fair value is recorded as non-operating, non-cash income or expense for each reporting period at each balance sheet date. The Company reassesses the classification of its derivative instruments at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification. As a result of entering into warrant agreements, for which such instruments contained a variable conversion feature with no floor, the Company has adopted a sequencing policy in accordance with ASC 815-40-35-12 “Derivatives and Hedging” (provides comprehensive guidance on derivative and hedging transactions) whereby all future instruments may be classified as a derivative liability with the exception of instruments related to share-based compensation issued to employees or directors.

Debt Issue Costs and Debt Discount

The Company may record debt issue costs and/or debt discounts in connection with raising funds through the issuance of debt. These costs may be paid in the form of cash, or equity (such as warrants). These costs are amortized to interest expense over the life of the debt. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

Recently Issued Accounting Pronouncements

As of and for the year ended June 30, 2020, the Company does not expect any of the recently issued accounting pronouncements to have a material impact on its financial condition or results of operations.

Subsequent Events

In accordance with ASC 855, Subsequent Events, the Company evaluated subsequent events through the date of this audit report; the date the financial statements were available for issue.

F-8

Fresh Harvest Products, Inc.

Notes to Financial Statements

June 30, 2020

NOTE 4. NOTES PAYABLE - RELATED PARTIES

As of June 30, 2020 and 2019, the Company had $120,443 and $3,756, respectively, in outstanding notes payable to related parties, and $6,036 and $299, respectively, in outstanding interest to related parties. The outstanding note payable has a one-year terms maturing December 31, 2020, and accrues interest at a 10% interest rate per annum. The principal amount of the note and accrued and unpaid interest is automatically convertible into common shares of the Company upon the due date at $0.0001 per share.

NOTE 5. CONVERTIBLE NOTES PAYABLE

As of June 30, 2020 and 2019, the notes payable are as follows:

Date of Note Issuance	Original Principal Balance	Maturity Date	Interest Rate %	Conversion Rate	Principal Balance 6/30/20	Principal Balance 6/30/19
6/30/20	48,750	12/31/20	10%	$0.00010	48,750	-
5/6/20	50,000	11/6/20	10%	$0.00010	50,000	-
6/15/20	252,588	12/15/20	10%	$0.00005	252,588	-
12/31/19	176,000	6/30/20	10%	$0.00004	200,000	-
12/31/19	1,210,000	6/30/20	10%	$0.00004	1,312,000	-
3/4/18	5,000	3/4/20	10%	$0.00004	5,000	5,000
11/4/17	96,000	11/4/18	10%	$0.00005	96,000	96,000
6/9/17	20,000	12/9/17	10%	$0.00004	20,000	20,000
4/30/17	42,000	4/30/18	10%	$0.00050	42,000	42,000
4/10/17	20,000	4/10/19	10%	$0.00004	20,000	20,000
3/3/17	25,000	3/3/18	10%	$0.00004	25,000	25,000
9/6/16	25,000	9/6/17	10%	$0.00004	25,000	25,000
7/1/15	50,000	6/29/16	10%	$0.00014	50,000	50,000
3/30/15	5,000	3/30/16	10%	$0.0001	5,000	5,000
3/24/15	5,000	3/24/16	10%	$0.0001	5,000	5,000
1/8/15	12,500	1/8/16	10%	$0.0001	12,500	12,500
11/19/14	1,000	11/19/15	10%	$0.0001	-	1,000
10/17/14	8,500	10/17/15	10%	$0.0001	2,500	2,500
8/26/14	50,000	2/26/14	10%	$0.0001	-	46,250
8/26/14	50,000	2/26/14	10%	$0.0001	73,900	73,900
8/26/14	50,000	2/26/14	10%	$0.0001	50,000	50,000
8/26/14	50,000	2/26/14	10%	$0.0001	-	45,000
2/1/13	50,000	2/1/14	10%	lesser $0.0015 or 50% discount to market	-	46,250
10/31/12	104,278	10/31/13	10%	lesser $0.0015 or 50% discount to market	22,498	22,498
3/16/12	50,000	9/16/12	10%	$0.002	60,000	60,000
2/10/12	25,000	8/10/12	10%	$0.001190	25,000	25,000
6/15/12	8,000	12/15/12	10%	$0.000350	8,000	8,000
1/26/12	65,595	7/26/12	10%	$0.001125	42,595	42,595
10/18/11	1,900	10/18/11	10%	lesser $0.0007 or 25% discount to market	6,900	6,900
10/11/11	2,500	4/11/12	12%	$0.0039	2,500	2,500
10/3/10	20,000	10/3/12	10%	lesser $0.01 or 20% discount to market	20,000	20,000
10/31/09	4,000	10/31/10	5%	25% discount to 5 day weighted average closing Bid prices	4,000	4,000
8/31/09	5,000	8/31/12	12%	lesser $0.01 or 20% discount to market	5,000	5,000
8/26/09	20,000	8/26/12	12%	lesser $0.01 or 20% discount to market	20,000	20,000
8/25/09	20,000	8/25/12	12%	lesser $0.01 or 20% discount to market	20,000	20,000
2/26/07	30,000	2/26/09	12%	lesser $0.50 or 35% discount to market	30,000	30,000
4/17/07	20,000	4/17/09	10%	lesser $0.45 or 35% discount to market	20,000	20,000
6/14/07	15,000	6/15/09	10%	lesser $0.50 or 25% discount to market	15,000	15,000
1/29/07	15,000	1/29/09	10%	$0.95	15,000	15,000
4/17/07	15,000	4/17/09	10%	lesser $0.45 or 35% discount to market	15,000	15,000
12/23/06	18,000	12/23/08	10%	$0.95	18,000	18,000
11/30/06	50,000	11/30/08	10%	$0.85	50,000	50,000
9/16/06	100,000	9/9/08	12%	35% discount to market	38,000	38,000
10/1/05	15,000	4/1/07	10%	$0.50	15,000	15,000
Total					$2,747,731	$1,022,893

The Company currently has a total of thirty-five (35) convertible promissory notes that are in default and may be subject to legal proceedings or lawsuits from any number of those convertible noteholders.

F-9

Fresh Harvest Products, Inc.

Notes to Financial Statements

June 30, 2020

NOTE 6. DERIVATIVE LIABILITY

The following tables summarize the components of the Company’s derivative liabilities and linked common shares as of June 30, 2020 and 2019 and the amounts that were reflected in income related to derivatives for the year then ended:

	June 30, 2020
	Indexed	Fair
The financings giving rise to derivative financial instruments	Shares	Values
Compound embedded derivative	3,764,003,526	$257,493

	June 30, 2019
	Indexed	Fair
The financings giving rise to derivative financial instruments	Shares	Values
Compound embedded derivative	5,017,079,808	$534,491

The following tables summarizes the effects on the Company’s gain (loss) associated with changes in the fair values of the derivative financial instruments by type of financing for the years ended June 30, 2020 and 2019:

The financings giving rise to derivative financial instruments and the income effects:

	Years Ended
	June 30, 2020	June 30, 2019
Compound embedded derivative	$97,024	$(39,628)
Total derivative gain (loss)	$97,024	$(39,628)

F-10

Fresh Harvest Products, Inc.

Notes to Financial Statements

June 30, 2020

The Company’s Convertible Notes gave rise to derivative financial instruments. The Notes embodied certain terms and conditions that were not clearly and closely related to the host debt agreement in terms of economic risks and characteristics. These terms and features consist of the embedded conversion option.

Current accounting principles that are provided in ASC 815 - Derivatives and Hedging require derivative financial instruments to be classified in liabilities and carried at fair value with changes recorded in income. In addition, the standards do not permit an issuer to account separately for individual derivative terms and features embedded in hybrid financial instruments that require bifurcation and liability classification as derivative financial instruments. Rather, such terms and features must be bundled together and fair valued as a single, compound embedded derivative. The Company has selected the Monte Carlo Simulations valuation technique to fair value the compound embedded derivative because it believes that this technique is reflective of all significant assumption types, and ranges of assumption inputs, that market participants would likely consider in transactions involving compound embedded derivatives. Such assumptions include, among other inputs, interest risk assumptions, credit risk assumptions and redemption behaviors in addition to traditional inputs for option models such as market trading volatility and risk-free rates. The Monte Carlo Simulations technique is a level three valuation technique because it requires the development of significant internal assumptions in addition to observable market indicators.

Significant inputs and results arising from the Monte Carlo Simulations process are as follows for the compound embedded derivative that has been bifurcated from the Convertible Notes and classified in liabilities:

	Inception	June 30, 2020
Quoted market price on valuation date	$0.01	$0.0002
Contractual conversion rate	$0.0054 - $0.0081	$0.00010 - $0.00016
Range of effective contractual conversion rates	--	--
Contractual term to maturity	1.00 Year	0.25 Years
Market volatility:
Volatility	138.28% - 238.13%	138.28% - 238.13%
Contractual interest rate	5% - 12%	5% - 12%

The following table reflects the issuances of compound embedded derivatives and changes in fair value inputs and assumptions related to the compound embedded derivatives during the years ended June 30, 2020 and 2019:

	June 30, 2020	June 30, 2019
Beginning balance	$534,491	$494,863
Issuances:
Convertible note issued	-	-
Removals
Changes in fair value inputs and assumptions reflected in income	(97,024)	39,628
Extinguishment of derivative liability	(179,974)	-
Ending balance	$257,493	$534,491

The fair value of the compound embedded derivative is significantly influenced by the Company’s trading market price, the price volatility in trading and the interest components of the Monte Carlo Simulation technique.

F-11

Fresh Harvest Products, Inc.

Notes to Financial Statements

June 30, 2020

NOTE 7. STOCKHOLDERS’ EQUITY

Series A and Series B Preferred Stock

Certificate of Designations

The Certificate of Designations, subject to the requirements of Delaware law, states the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions of the Company’s Series A Convertible Preferred Stock, par value $0.000001 per share (the “Series A Preferred Stock”) and the Company’s Series B Convertible Preferred Stock, par value $0.000001 per share (the “Series B Preferred Stock”). In summary, the Certificate of Designations for the Series A and Series B Preferred Stock provides:

Number

500,000,000 shares of the Company’s Preferred Stock are designated as shares of Series A Convertible Preferred Stock. 500,000,000 shares of the Company’s Preferred Stock are designated as shares of Series B Convertible Preferred Stock.

Dividends

Any dividends (other than dividends on common stock payable solely in common stock or dividends on the Series A or Series B Preferred Stock payable solely in Series A or Series B Preferred Stock) declared or paid in any fiscal year will be declared or paid among the holders of the Series A or Series B Preferred Stock and common stock then outstanding in proportion to the greatest whole number of shares of common stock which would be held by each such holder if all shares of Series A or Series B Preferred Stock were converted into shares of common stock pursuant to the terms of the Certificate of Designations. The Company’s Board of Directors is under no obligation to declare dividends on the Series A or Series B Preferred Stock.

Conversion

Each share of Series A and Series B Preferred Stock is convertible into 100 shares of the Company’s common stock (the “Conversion Rate”).

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, the assets of the Company legally available for distribution by the Company would be distributed with equal priority and pro rata among the holders of the Series A Preferred Stock, Series B Preferred Stock and common stock in proportion to the number of shares of common stock held by them, with the shares of Series A and Series B Preferred Stock being treated for this purpose as if they had been converted to shares of common stock at the then applicable Conversion Rate.

Voting

On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A and Series B Preferred Stock would be entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of Series A and Series B Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Company’s Certificate of Incorporation, holders of Series A and Series B Preferred Stock vote together with the holders of common stock as a single class.

NOTE 8. PROVISION FOR CORPORATE INCOME TAXES

The Company provides for income taxes by the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. This also requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The valuation allowance at June 30, 2020 was $2,277,227 and at June 30, 2019 was $2,173,391. The net change in allowance during the year ended June 30, 2020 was $102,836.

F-12

Fresh Harvest Products, Inc.

Notes to Financial Statements

June 30, 2020

As of June 30, 2020, the Company has federal net operating loss carry forwards of approximately $10,840,000 available to offset future taxable income through 2040. The Company may be able to utilize its NOLs to reduce future federal and state income tax liabilities. However, these NOLs are subject to various limitations under Internal Revenue Code (“IRC”) Section 382. IRC Section 382 limits the use of NOLs to the extent there has been an ownership change of more than 50 percentage points. In addition, the NOL carry-forwards are subject to examination by the taxing authority and could be adjusted or disallowed due to such exams. Although the Company has not undergone an IRC Section 382 analysis, it is possible that the utilization of the NOLs could be substantially limited. The Company has no tax provision for the quarterly periods ended June 30, 2020 and 2019 due to losses and full valuation allowances against net deferred tax assets.

As of June 30, 2020, the difference between the tax provision at the statutory federal income tax rate and the tax provision attributable to loss before income taxes is as follows (in percentages):

Statutory federal income tax rate	(21)%
State taxes – net of federal benefits	(5)%
Valuation allowance	26%
Income tax rate – net	0%

FASB Interpretation No. 48 (Fin 48) - Accounting for Uncertain Tax Positions

The Company and its subsidiaries file income tax returns in the U.S. federal jurisdiction and various state, and local jurisdictions. The Company is no longer subject to U.S. federal income tax examination by tax authorities for the years prior to June 30, 2010. With respect to state and local jurisdictions, with limited exception, the Company and or its subsidiaries are no longer subject to income tax audits for periods prior to June 30, 2010. In the normal course of business, the Company is subject to examination by various taxing authorities. Although the outcome of tax audits is always uncertain, the Company believes that adequate amounts of tax, interest and penalties have been provided for any adjustments that may result from these open tax years.

Based on management’s review of the Company’s tax position, the Company and subsidiaries had no significant unrecognized corporate tax liabilities as of June 30, 2020 and 2019 payable to the Internal Revenue Service due to the net operating loss carry-forward, however, the Company had yet to file its 2011 through 2020 Federal, nor New York Corporate Income Tax Returns.

NOTE 9. UNPAID PAYROLL TAXES

As of June 30, 2020 and 2019, the Company owed the Internal Revenue Service and New York State payroll related taxes in the amounts of $60,402 and $17,401, respectively, plus applicable interest and penalties. The total amount due to both taxing authorities including penalties and interest as of June 30, 2020 and 2019 was approximately $77,803 subject to further penalties and interest plus accruals on unpaid wages.

NOTE 10. COMMITMENTS AND CONTINGENCIES

The Internal Revenue Service has placed a federal tax lien on all of the assets of the Company.

NOTE 11. RELATED PARTY TRANSACTIONS

As of June 30, 2020, the Company maintains a mailing address in New York, New York, but no longer maintains its offices in New York, New York. The rent was approximately $1,350 per month for the office during the year. The Company rents its office space from the father of the Company’s President and Chief Executive Officer.

As of June 30, 2020 and 2019, the total amounts owed to related parties was $12,812 and $101,850, respectively for accumulated rent.

NOTE 12. SUBSEQUENT EVENTS

The Company has evaluated subsequent events for recognition and disclosure through July 27, 2021, the date the financial statements were available to be issued, and determined that there were no such events requiring adjustment to, or disclosure in, the accompanying financial statements, other than included below:

F-13

Fresh Harvest Products, Inc.

Notes to Financial Statements

June 30, 2020

ACQUISITION

On March 25, 2021 the Company acquired two companies, Sarah Adult Day Services, Inc., and Sarah Day Care Centers, Inc. (“SarahCare”), an adult day care center franchisor and provider, for a combined total of $4,000,000; $2,000,000 was paid in cash and the Company assumed approximately $2,000,000 in debt. With 27 centers (2 corporate and 25 franchise locations) located in 13 states, SarahCare offers seniors daytime care and activities ranging from meeting their physical and medical needs, on a daily basis and ranging from nursing care to salon services and providing meals, to offering engaging and enriching activities to allow them to continue to lead active and engaged lives.

The unaudited pro forma condensed combined balance sheet presents the historical balance sheets of Fresh Harvest Products, Inc., Sarah Adult Day Services, Inc., and Sarah Day Care Centers, Inc. (“SarahCare”) as of June 30, 2020 and accounts for the merger of SarahCare with Fresh Harvest as the accounting acquirer giving effect to the transaction as if it had occurred as of June 30, 2020.

The Fresh Harvest Products, Inc. balance sheet information was derived from its audited balance sheet as of June 30, 2020, whereas the Sarah Adult Day Services, Inc., and Sarah Day Care Centers, Inc. balance sheets information were derived from its unaudited balance sheet as of June 30, 2020. The statement of operations information for Fresh Harvest Products, Inc. was based on its audited statement of operations for the year ended June 30, 2020. The statement of operations information for Sarah Adult Day Services, Inc., and Sarah Day Care Centers, Inc. was based on its unaudited statement of operations for the year ended June 30, 2020. The results of operations were combined giving effect to the transaction as if it occurred on July 1, 2019, and reflecting the pro forma adjustments expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have actually been obtained had the acquisitions been completed on the assumed dates or for the periods presented, or that may be realized in the future. Furthermore, while the pro forma financial information reflects transaction costs incurred with the merger on June 30, 2020, the pro forma financial information does not reflect the impact of any reorganization or restructuring expenses or operating efficiencies resulting from the transaction. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements referred to above.

F-14

Fresh Harvest Products, Inc.

Notes to Financial Statements

June 30, 2020

FRESH HARVEST PRODUCTS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
AS OF JUNE 30, 2020

	Fresh Harvest Products, Inc.	Sarah Day Care Centers, Inc.	Sarah Adult Day Services, Inc.	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash	$766	$341,755	$91,393	$-		$433,914
Accounts receivable	-	88,696	62,160	-		150,856
Deposits and prepaids expenses	-	6,304	6,752	-		13,056
Notes receivable	-	-	183,235	-		183,235
Total current assets	766	436,755	343,540	-		781,061

Investment in subsidiary	-	-	-	-		-
Intercompany loans	-	(71,724)	71,724	-		-
Right of use asset	-	-	-	848,480		848,480
Property, plant and equipment, net of accumulated depreciation	-	331,148	25,883	-		357,031
Goodwill	-	-	-	4,363,883	(c)	4,363,883
Total assets	$766	$696,179	$441,147	$5,212,363		$6,350,455

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$80,986	$128,247	$798,493	$(65,678	)(c)	$942,048
Accounts payable and accrued expenses, due to related parties	12,812	-	-	-		12,812
Accrued interest	819,916	-	119,900	(137,893	)(c)	801,923
Notes payable, related party, current	120,443	-	-	200,391	(b),(c)	320,834
Notes payable, current, net of debt discount	-	329,331	358,369	(99,274	)(b),(c)	588,426
Convertible notes payable, current, net of debt discount	2,747,731	-	-	-		2,747,731
Derivative liabilities	257,493	-	-	-		257,493
Royalty liability		-	-	1,500,000	(b)	1,500,000
Lesae liability	-	-	-	157,339		157,339
Total current liabilities	4,039,381	457,578	1,276,762	1,554,885		7,328,606

Non-current liabilities:
Lease liability, non-current	-	-	-	691,141		691,141
Payroll protection program loan	-	199,367	82,600	(110,477)		171,490
Total liabilities	4,039,381	656,945	1,359,362	2,135,549		8,191,237

Commitments and contingencies

Stockholder's Equity
Preferred stock, $0.000001 par value, 500,000,000 shares authorized; Series A: 47,717,500 issued and outstanding	4,740	-	-	-		4,740
Common stock, $0.000001 par value; 20,000,000 shares authorized 3,000,962,917 issued and outstanding	2,922	14,927	5,000	58,931	(a),(d)	81,780
Common stock to be issued	-	-	-	-		-
Additional paid in capital	7,604,778	193,970	777,030	950,142	(a),(c),(d)	9,525,920
Accumulated deficit	(11,651,055)	(169,663)	(1,700,245)	2,067,741	(b),(d)	(11,453,222)
Total stockholders' equity	(4,038,615)	39,234	(918,215)	3,076,814		(1,840,782)
Total liabilities and stockholders' equity	766	696,179	441,147	5,212,363		6,350,455

F-15

Fresh Harvest Products, Inc.

Notes to Financial Statements

June 30, 2020

FRESH HARVEST PRODUCTS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 2020

	Fresh Harvest Products, Inc.	Sarah Day Care Centers, Inc.	Sarah Adult Day Services, Inc.	Pro Forma Adjustments	Pro Forma Combined

Revenues	$0	$1,175,101	$640,476	$-	$1,815,577

Operating expenses
Salaries and wages	$144,000	$709,373	$434,766	$-	$1,288,139
Legal and professional fees	93,813	8,760	241,193	174,052 (b)	517,818
General and administrative	140,558	737,212	165,877	-	1,043,647
Total operating expenses	378,371	1,455,345	841,836	174,052	2,849,604

Loss from operations	(378,371)	(280,244)	(201,360)	(174,052)	(1,034,027)

Other income (expense)
Change in fair value of derivatives	97,024	-	-	-	97,024
Interest expense	(208,348)	(17,006)	(30,085)	-	(255,439)
Total other income (expenses)	(111,324)	(17,006)	(30,085)	-	(158,415)

Loss before provision for income taxes	(489,695)	(297,250)	(231,445)	(174,052)	(1,192,442)

Provision for income taxes

Net loss	(489,695)	(297,250)	(231,445)	(174,052)	(1,192,442)

Basic and dilutive loss per share	$(0.00)				$(0.00)

Weighted average common shares outstanding - basic and dilutive	2,922,105,357				2,922,105,357

F-16

Fresh Harvest Products, Inc.

Notes to Financial Statements

June 30, 2020

The pro forma adjustments to the June 30, 2020 combined unaudited financial statements include the following:

a) To record the $2,000,000 cash investment per PIPE transaction as if it occurred prior to acquisition.

	Debit	Credit
Cash	2,000,000	-	(a)
Additional Paid-In Capital	-	1,921,142	(a)
Common stock	-	78,858	(a)

b) To record investment in Sarah Adult Day Services, Inc., and Sarah Day Care Centers, Inc. via $2,000,000 in cash, $1,500,000 in a future royalty liability and $392,885 in notes payable.

	Debit	Credit
Investment in subsidiaries	3,718,833		(b)
Legal fees	174,052	-	(b)
Cash		2,000,000	(b)
Notes payable, related party		308,501	(b)
Notes payable		84,384	(b)
Royalty liability		1,500,000	(b)

c) To record goodwill arising from the acquisition as well as liabilities paid off simultaneously in the transaction.

	Debit	Credit
Goodwill	4,363,883		(c)
Accounts payable and accrued expenses	65,678		(c)
Accrued interest	137,893		(c)
Payroll protection loan	110,477		(c)
Notes payable, related party	183,658		(c)
Notes payable	108,110		(c)
Additional Paid-In Capital	-	4,969,699	(c)

d) To eliminate the Investment in subsidiary and associated equity accounts.

	Debit	Credit
Investment in subsidiaries		3,718,833	(d)
Accumulated deficit		2,241,793	(d)
Common stock	19,927		(d)
Additional paid-in capital	5,940,699		(d)

e) To adopt ASC 842 for facilities leases of subsidiaries.

	Debit	Credit
Right-of-use asset	848,480		(e)
Lease liability		157,339	(e)
Lease liability, non-current		691,141	(e)

The fair value of the assets and liabilities of Sarah Adult Day Services, Inc., and Sarah Day Care Centers, Inc. were equal to their book values. As such there was no purchased differential. The following is the calculation of goodwill.

Purchase price	$3,718,833
Less: net book value of assets	(645,050)
Excess purchase price	4,363,883
Fair value adjustments	-
Excess purchase price after adjustments	4,363,883
Goodwill	4,363,883

F-17

Innovative MedTech, Inc.

(Formerly Fresh Harvest Products, Inc.)

Unaudited Financial Statements

For the Periods Ended March 31, 2021

F-18

INNOVATIVE MEDTECH, INC. (FORMERLY FRESH HARVEST PRODUCTS, INC.) AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31, 2021	June 30, 2020
	(Unaudited)	(Audited)
Assets
Current assets
Cash	$413,004	$766
Accounts receivable	125,194	0
Deposits and Prepaid expenses	62,985	0
Notes receivable	89,451	0
Total current assets	690,634	766

Right-of-use asset	796,771	0
Property, plant and equipment, net of accumulated depreciation	327,205	0
Goodwill	4,229,498	0
Total Assets	$6,044,108	$766

Liabilities & Stockholders' Equity
Current liabilities
Accounts payable and accrued expenses	$879,274	$80,986
Accounts payable and accrued expenses, due to related parties	0	12,812
Accrued interest	501,970	819,916
Notes payable, related party, current	0	120,443
Notes payable, current, net of debt discount	698,409	0
Convertible notes payable, current, net of debt discount	349,900	2,747,731
Derivative liability	248,985	257,493
Royalty liability	1,500,000	0
Lease liability	162,964	0
Total current liabilities	4,341,502	4,039,381

Lease liability, non-current	633,807	0
Paycheck protection loan	266,640	0
SBA Loan	150,000	0
Total Liabilities	5,391,949	4,039,381

Commitments and contingencies

Stockholders' Equity (Deficit)
Series A Preferred stock, $0.000001 par value; 500,000,000 authorized: 317,500 and 47,400,000 shares issued and outstanding at March 31, 2021 and June 30, 2020, respectively	0	47
Common stock, $0.001 par value; 130,000,000 shares authorized; 15,557,327 and 292,211 shares issued and outstanding at March 31, 2021 and June 30, 2020, respectively	16	0
Common stock to be issued	0	0
Additional paid in capital	14,860,551	7,612,393
Accumulated deficit	(14,208,408)	(11,651,055)
Total Stockholders' Equity (Deficit)	652,159	(4,038,615)
Total Liabilities and Stockholders' Equity	$6,044,108	$766

F-19

INNOVATIVE MEDTECH, INC. (FORMERLY FRESH HARVEST PRODUCTS, INC.) AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED

For the nine months ended
March 31,
2021

Revenue	$71,201

Operating expenses:
General and administrative	358,294
Legal and professional fees	205,502
Salaries and wages	23,619
Total operating expenses	587,415

Loss from operations	(516,214)

Other income (expense):
Loss on extinguishment of debt	(1,660,797)
Change in fair value of derivatives	(217,549)
Interest expense	(162,793)
Total other income (expense)	(2,041,139)

Net loss	$(2,557,353)

Basic and diluted earnings per share on net loss	$(1.21)

Weighted average shares outstanding - basic and diluted	2,117,130

See accompanying notes to unaudited consolidated financial statements

F-20

INNOVATIVE MEDTECH, INC. (FORMERLY FRESH HARVEST PRODUCTS, INC.) AND SUBSIDIARIES
STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
UNAUDITED
For the nine months ended March 31, 2021

	Series A Preferred Stock		Common Stock		Common Stock To Be Issued		Additional Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, June 30, 2020	47,400,000	$47	294,216	$-	50,000	$-	$7,612,393	$(11,651,055)	$(4,038,615)

Common stock issued which was committed in 2020	-	-	50,000	-	(50,000)	-	-	-	-

Sale of common stock	-	-	7,885,755	8	-	-	397,894	-	397,902

Sales of Series A Convertible Preferred Stock	317,500	-	-	-	-	-	1,602,098	-	1,602,098

Conversion of notes and accrued interest into common stock	-	-	6,003,356	6	-	-	4,998,123	-	4,998,129

Conversion of accounts payable into common stock	-	-	850,000	1	-	-	249,999	-	250,000

Conversion of Series A Convertible Preferred Stock into common stock	(47,400,000)	(47)	474,000	1	-	-	46	-	-

Net loss	-	-	-	-	-	-	-	(2,557,353)	(2,557,353)

Balance, March 31, 2021	317,500	$-	15,557,327	$16	-	$-	$14,860,551	$(14,208,408)	$652,159

See accompanying notes to unaudited consolidated financial statements

F-21

INNOVATIVE MEDTECH, INC. (FORMERLY FRESH HARVEST PRODUCTS, INC.) AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

For the nine months ended
March 31,
2021

Cash Flows from Operating Activities
Net loss	$(2,557,353)

Adjustments to reconcile net loss to net
cash used by operating activities:
Depreciation	2,738
Loss on modification of debt	1,660,797
Change in fair value of derivatives	217,549
Expenses paid via notes payable	158,503
Changes in operating assets and liabilities
Accounts receivable	(84,959)
Deposits and prepaid expenses	154
Accounts payable and accrued liabilities	386,023
Related party advances	165,120
Net cash used by operating activities	(51,428)

Cash Flows from Investing Activities
Cash acquired in business combination	412,276
Purchase of subsidiary	(2,000,110)
Net cash used by investing activities	(1,587,834)

Cash Flows from Financing Activities
Proceeds from convertible notes payable	51,500
Proceeds from sale of common stock	2,000,000
Net cash provided by financing activities	2,051,500

Increase in Cash	412,238

Cash at beginning of period	766

Cash (and equivalents) at end of period	$413,004

Supplemental Cash Flow Information
Cash paid for interest	$0
Cash paid for income taxes	$0

Non-cash investing and financing activities:
Conversion of notes and accrued interest into common stock	$4,998,129
Conversion of accounts payable into common stock	$250,000

See accompanying notes to unaudited consolidated financial statements

F-22

NOTE 1. GENERAL ORGANIZATION AND BUSINESS

Innovative MedTech, Inc. (the “Company”), a Delaware corporation, is a provider of health and wellness services. On March 25, 2021 the Company acquired two companies, Sarah Adult Day Services, Inc., and Sarah Day Care Centers, Inc.(“SarahCare”), an adult day care center franchisor and provider, for a combined total of $4,000,000; $2,000,000 was paid in cash and the Company assumed approximately $2,000,000 in debt. With 26 centers (2 corporate and 26 franchise locations) located in 13 states, SarahCare offers seniors daytime care and activities ranging from meeting their physical and medical needs, on a daily basis and ranging from nursing care to salon services and providing meals, to offering engaging and enriching activities to allow them to continue to lead active and engaged lives.

On March 25, 2021 the Company received a $2 million investment in the form of a private investment in public equity (“PIPE”) from several investors. For the $2 million PIPE, the investors received a combination of common stock and Series A Preferred Stock which together constitute ownership of 84.11% of the Company, 83.00% on a fully diluted basis.

On February 1, 2021, the Company filed all required Form 10-Q’s and 10-K’s to be up to date with its filings before filing its Form 15-12G on November 7, 2014. On February 11, 2021, the Company filed with FINRA to effectuate a 10,000:1 reverse stock split, change its name and change its stock symbol. FINRA permitted these corporate actions on March 8, 2021. The 10,000:1 reverse split and the name change from Fresh Harvest Products, Inc., to Innovative MedTech, Inc. corporate actions took effect at the open of business on March 9, 2021.

On May 5, 2020, the Company entered into 4 agreements with D&E Holdings 20, LLC (“D&E”). The Agreements were: Convertible Promissory Note for $50,000, a Stock Purchase Agreement, a Note Purchase Agreement and a Put Option Agreement. The Stock Purchase Agreement, the Note Purchase Agreement and the Put Option Agreement describes a transaction where, once D&E loans the Company a total of $100,000, then D&E may exercise their Put Option and shall merge their real estate asset (a laboratory space consisting of between 30, 000 and 40,000 sq ft within the Former MetroSouth Medical Center Campus Illinois) with the Company and for such shall be issued a total of 83% of all of the outstanding shares of stock of the Company, on a fully diluted basis.

The Company continues to have limited capital resources and has experienced net losses and negative cash flows from operations and expects these conditions to continue for the foreseeable future. As of March 31, 2021, the Company had $413,004 cash available for operations and had an accumulated deficit of $12,363,129. Management believes that cash on hand as of March 31, 2021 is not sufficient to fund operations through December 31, 2021. The Company will be required to raise additional funds to meet its short and long-term planned goals. There can be no assurance that such funds, if available at all, can be obtained on terms reasonable to the Company.

F-23

NOTE 2. LIQUIDITY, CAPITAL RESOURCES AND GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates the continuation of operations, realization of assets and liquidation of liabilities in the ordinary course of business.

For the nine months ended March 31, 2021, the Company reported a net loss of $2,557,353.

As of March 31, 2021, the Company maintained total assets of $6,145,403, total liabilities including long-term debt of $5,493,244 along with an accumulated deficit of $14,208,408.

The Company believes that additional capital will be required to fund operations through the quarter ended December 31, 2021 and beyond, as it attempts to generate increasing revenue, and develop new products. The Company intends to attempt to raise capital through additional equity offerings and debt obligations.  There can be no assurance that the Company will be successful in obtaining financing at the level needed or on terms acceptable to the Company. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying quarterly financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company as of and for the quarters ended March 31, 2021 and 2020.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting periods. Because of the use of estimates inherent in the financial reporting process, actual results may differ significantly from those estimates.

Cash and Cash Equivalents

The Company maintains cash balances in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the consolidated statements, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of March 31, 2021 and 2020.

Net Loss Per Share Calculation

Basic net loss per common share (“EPS”) is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued.

Revenue Recognition

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606). The ASU and all subsequently issued clarifying ASUs replaced most existing revenue recognition guidance under accounting principles generally accepted in the United States of America. The ASU also required expanded disclosures relating to the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. The Company adopted the new standard effective July 1, 2019, using the modified retrospective approach. The adoption had no cumulative effect on beginning equity or impact on net sales for 2020.

Royalty Revenue Recognition

The Company’s primary revenue stream is royalty income, which is based on a percentage of each franchise’s monthly gross sales. This income is for allowing the franchise to use the Company’s system and “marks” (trademarks, service marks, and other commercial symbols).  The royalty income is to be received by the tenth of each month for the previous month’s gross sales. Revenue is recognized based on when the gross sales occurred.

When the Company sells a franchise, it collects an initial franchise fee, as defined in the franchise agreement.  In return for this fee, the Company provides pre-opening services which include such things as assistance with site selection and training of the franchise owner and manager.  The pre-opening services are deemed to be a single performance obligation, and revenue is recognized upon completion of these services.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable consists of product sales to customers related to our wholly-owned subsidiaries which were acquired on March 25,2021. Trade accounts receivable are generally due 30 days after issuance of the invoice. Receivables past due more than 120 days are considered delinquent. Delinquent receivables are written off based on specific circumstances of the customer.

The allowance for uncollectible accounts totaled $103,186 at March 31, 2021. The allowance is based upon management’s review of outstanding accounts and as assessment of each franchise’s ability to pay. There was no bad debt expense from the period of March 25, 2021 and March 31, 2021.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed for financial statement purposes principally on the straight-line method over the estimated useful lives of the related assets.

Expenditures for major renewals and betterments which extend the useful lives of property and equipment are capitalized.  Expenditures for maintenance and repairs are charged to expense as incurred.

The Company reviews its investment in property and equipment for impairment whenever events or changes in circumstances indicate that the carrying value of such property may not be recoverable.  If the property and equipment is considered impaired, the impairment to be recognized is measured at the amount by which the carrying amount of the property and equipment exceeds the fair value of such property.

F-24

Leases

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which will require organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. Qualitative and quantitative disclosures are required, and optional practical expedients may be elected. This ASU is effective for the annual period beginning after December 15, 2018, including interim periods within that annual period. Subsequent amendments to the initial guidance have been issued in January 2017, January 2018, and July 2018 within ASU No. 2017-03, ASU No. 2018-01, ASU No. 2018-10, and ASU No. 2018-11 regarding qualitative disclosures, optional practical expedients, codification improvements and an optional transition method to adopt with a cumulative-effect adjustment versus a modified retrospective approach. These updates do not change the core principle of the guidance under ASU No. 2016-02, but rather provide implementation guidance. We adopted this guidance on July 1, 2019 and the adoption of ASU No. 2016.02 did not have a material impact on our financial statements.

Goodwill Impairment

In January 2017, the FASB issued ASU No. 2017-04, “Intangibles and Other (Topic 350): Simplifying the Test for Goodwill Impairment”, which eliminates the requirement to calculate the implied fair value of goodwill, but rather requires an entity to record an impairment charge based on the excess of a reporting unit’s carrying value over its fair value. This amendment is effective for annual or interim goodwill impairment tests in fiscal years beginning after December 15, 2019. Early adoption is permitted. This pronouncement did not have a material impact on our financial statements.

Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Fair value of financial instruments

Fresh Harvest’s financial instruments include cash and cash equivalents, accounts payable, accrued liabilities, and debt. The carrying value of these financial instruments is considered to be representative of their fair value due to the short maturity of these instruments. The carrying amount of the debt approximates fair value, because the interest rates on these instruments approximate the interest rate on debt with similar terms available to the Company. Fresh Harvest’s derivative liabilities were adjusted to fair market value at the end of each reporting period, using Level 3 inputs.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability, in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy is based on three levels of inputs, of which the first two are considered observable and the last unobservable, as follows:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the measurement of the fair value of the assets or liabilities.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts payable, accrued expenses and interest, certain notes payable and notes payable – due to related parties, approximate their fair values because of the short maturity of these instruments. The Company accounts for its derivative liabilities, at fair value, on a recurring basis under Level 3 (See Note 6).

Embedded Conversion Features

The Company evaluates embedded conversion features within convertible debt under Accounting Standards Codification (“ASC”) 815 “Derivatives and Hedging” to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes recorded in earnings. If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20 “Debt with Conversion and Other Options” for consideration of any beneficial feature.

Derivative financial instruments

When the Company issues debt that contains a conversion feature, it first evaluates whether the conversion feature meets the requirements to be treated as a derivative: a) one or more underlying, typically the price of the Company’s stock; b) one or more notional amounts or payment provisions or both, generally the number of shares upon conversion; c) no initial net investment, which typically excludes the amount borrowed; and d) net settlement provisions, which in the case of convertible debt generally means the stock received upon conversion can be readily sold for cash. There are certain scope exceptions from derivative treatment, but these typically exclude conversion features that provide for a variable number of shares.

If the conversion feature within convertible debt meet the requirements to be treated as a derivative, Fresh Harvest estimates the fair value of the derivative liability using the Monte Carlo Simulation Model upon the date of issuance. If the fair value of the derivative liability is higher than the face value of the convertible debt, the excess is immediately recognized as interest expense. Otherwise, the fair value of the derivative liability is recorded as a liability with an offsetting amount recorded as a debt discount, which offsets the carrying amount of the debt. The derivative liability is revalued at the end of each reporting period and any change in fair value is recorded as a change in fair value in the statements of operations. The debt discount is amortized through interest expense over the life of the debt. Derivative instrument liabilities and the host debt agreement are classified on the balance sheets as current or non-current based on whether settlement of the derivative instrument could be required within twelve months of the balance sheet date.

The accounting treatment of derivative financial instruments requires that the Company record the embedded conversion option at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any change in fair value is recorded as non-operating, non-cash income or expense for each reporting period at each balance sheet date. The Company reassesses the classification of its derivative instruments at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification. As a result of entering into warrant agreements, for which such instruments contained a variable conversion feature with no floor, the Company has adopted a sequencing policy in accordance with ASC 815-40-35-12 “Derivatives and Hedging” (provides comprehensive guidance on derivative and hedging transactions) whereby all future instruments may be classified as a derivative liability with the exception of instruments related to share-based compensation issued to employees or directors.

F-25

Debt Issue Costs and Debt Discount

The Company may record debt issue costs and/or debt discounts in connection with raising funds through the issuance of debt. These costs may be paid in the form of cash, or equity (such as warrants). These costs are amortized to interest expense over the life of the debt. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

Recently Issued Accounting Pronouncements

As of and for the fiscal quarter ended March 31, 2021, the Company does not expect any of the recently issued accounting pronouncements to have a material impact on its financial condition or results of operations.

Subsequent Events

In accordance with ASC 855, Subsequent Events, the Company evaluated subsequent events through the date of this report; the date the consolidated financial statements were available for issue.

NOTE 4. BUSINESS ACQUISITION

On March 25, 2021 the Company acquired two companies, Sarah Adult Day Services, Inc., and Sarah Day Care Centers, Inc. (“SarahCare”), an adult day care center franchisor and provider. The combined purchase price was $3,718,833. The purchase price was paid as follows: (i) $2,000,110 was paid in cash, (ii) the Company assumed $393,885 in debt due to sellers, and (iii) the remaining is payable through a royalty fee liability due in the amount of $1,500,000.

Consideration
Cash	$2,000,110
Legal fees	(175,162)
Notes payable due to sellers	393,885
Royalty fee liability	1,500,000
Total consideration	$3,718,833

Fair value of net identifiable assets (liabilities) acquired
Cash	$412,276
Accounts receivable	26,899
Deposits and Prepaid expenses	63,139
Notes receivable	89,451
Property, plant and equipment, net of accumulated depreciation	329,944
Right-of-Use	796,771
Total fair value of net identifiable assets	$1,718,480

Accounts payable and accrued expenses	869,714
Notes payable, current, net of debt discount	296,020
PPP Loan	266,640
Lease Liabilty	796,771
Total fair value of net identifiable liabilities	$2,229,145

Fair value of net identifiable assets (liabilities) acquired	$(510,665)

Goodwill	$4,229,498

The Company analyzed the acquisition under applicable guidance and determined that the acquisition should be accounted for as a business combination.

F-26

NOTE 5. NOTES RECEIVABLE

The Company’s wholly-owned subsidiary Sarah Adult Day Services, Inc., has notes receivables from two franchises, which were previously converted from trade receivables. They are as follows:

March 31,
2021

Notes receivable from a franchise, due in monthly installments of $5,000, no interest, maturing December 2021	$41,468

Notes receivable from a franchise, due in monthly installments of $1,999, no interest, maturing March 2023	47,983

Total	$89,451

Principal to be collected during the next three years is as follows:

2021	$20,997
2022	53,988
2023	14,466
$89,451

NOTE 6. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at March 31, 2021:

March 31,
2021

Furniture and fixtures	$6,307
Computer equipment	13,762
Vehicles	18,600
Leasehold improvements	291,275
329,944
Less: Accumulated depreciation	(2,739)
Property and equipment - net	$327,205

The property and equipment was acquired in the acquisition in Note 4. Depreciation expense was $2,739 for the period from March 25, 2021 (date of acquisition) to March 31, 2021.

F-27

NOTE 7. NOTES PAYABLE - RELATED PARTIES

As of March 31, 2021 and June 30, 2020, the Company had $0 and $120,443, respectively, in outstanding notes payable to related parties. As of March 31, 2021 and June 30, 2020, the Company had $0 and $299, respectively, in outstanding interest to related parties.

NOTE 8. NOTES PAYABLE

As of March 31, 2021 and June 30, 2020, the Company had $698,409 and $0, respectively, in outstanding notes payable. As of March 31, 2021 and June 30, 2020, the Company had $908 and $0, respectively, in accrued interest related to these notes. All of these notes were assumed in connection with the acquisition on March 25, 2021. Notes 1, 2 and 3 were issued in connection with the purchase price.

Ref No.	Date of Note Issuance	Original Principal Balance	Maturity Date	Interest Rate %	Principal Balance 3/31/21
1	3/25/2021	$308,500	6/3/2021	10%	308,500
2	3/25/2021	37,949	6/3/2021	10%	37,949
3	3/25/2021	47,436	6/3/2021	10%	47,436
4	3/25/2021	158,503	6/3/2021	10%	158,503
5	12/25/2020	146,021	12/15/2020	10%	146,021
	Total				698,409

F-28

NOTE 9. CONVERTIBLE NOTES PAYABLE

As of March 31, 2021 and June 30, 2020, the convertible notes payable were as follows:

Date of Note Issuance	Original Principal Balance	Maturity Date	Interest Rate %	Conversion Rate	Principal Balance 3/31/21	Principal Balance 6/30/20
6/30/2020	$48,750	12/31/2020	10%	0.00	$-	$48,750
5/6/2020	50,000	11/6/2020	10%	0.00	-	50,000
6/15/2020	252,588	12/15/2020	10%	0.00	-	252,588
12/31/2019	176,000	6/30/2020	10%	0.00	-	200,000
12/31/2019	1,210,000	6/30/2020	10%	0.00	-	1,312,000
3/4/2018	5,000	3/4/2020	10%	0.00	-	5,000
11/4/2017	96,000	11/4/2018	10%	0.00	-	96,000
6/9/2017	20,000	12/9/2017	10%	0.00	-	20,000
4/30/2017	42,000	4/30/2018	10%	0.00	-	42,000
4/10/2017	20,000	4/10/2019	10%	0.00	-	20,000
3/3/2017	25,000	3/3/2018	10%	0.00	-	25,000
9/6/2016	25,000	9/6/2017	10%	0.00	-	25,000
7/1/2015	50,000	6/29/2016	10%	0.00	-	50,000
3/30/2015	5,000	3/30/2016	10%	0.00	-	5,000
3/24/2015	5,000	3/24/2016	10%	0.00	-	5,000
1/8/2015	12,500	1/8/2016	10%	0.00	-	12,500
10/17/2014	8,500	10/17/2015	10%	0.00	-	2,500
8/26/2014	50,000	2/26/2014	10%	0.00	-	73,900
8/26/2014	50,000	2/26/2014	10%	0.00	50,000	50,000
10/31/2012	104,278	10/31/2013	10%	lesser $0.0015 or 50% discount to market	-	22,498
3/16/2012	50,000	9/16/2012	10%	0.00	-	60,000
2/10/2012	25,000	8/10/2012	10%	0.00	-	25,000
6/15/2012	8,000	12/15/2012	10%	0.00	8,000	8,000
1/26/2012	65,595	7/26/2012	10%	0.00	-	42,595
10/18/2011	1,900	10/18/2011	8%	lesser $0.0007 or 25% discount to market	6,900	6,900
10/11/2011	2,500	4/11/2012	12%	0.00	-	2,500
10/3/2010	20,000	10/3/2012	10%	lesser $0.01 or 20% discount to market	20,000	20,000
10/31/2009	4,000	10/31/2010	8%	25% discount to market	4,000	4,000
8/31/2009	5,000	8/31/2012	12%	lesser $0.01 or 20% discount to market	5,000	5,000
8/26/2009	20,000	8/26/2012	12%	lesser $0.01 or 20% discount to market	20,000	20,000
8/25/2009	20,000	8/25/2012	12%	lesser $0.01 or 20% discount to market	20,000	20,000
2/26/2007	30,000	2/26/2009	12%	lesser $0.50 or 35% discount to market	30,000	30,000
4/17/2007	20,000	4/17/2009	10%	lesser $0.45 or 35% discount to market	20,000	20,000
6/14/2007	15,000	6/15/2009	10%	lesser $0.50 or 25% discount to market	15,000	15,000
1/29/2007	15,000	1/29/2009	10%	1.00	15,000	15,000
4/17/2007	15,000	4/17/2009	10%	lesser $0.45 or 35% discount to market	15,000	15,000
12/23/2006	18,000	12/23/2008	10%	1.00	18,000	18,000
11/30/2006	50,000	11/30/2008	10%	1.00	50,000	50,000
9/16/2006	100,000	9/9/2008	12%	35% discount to market	38,000	38,000
10/1/2005	15,000	4/1/2007	10%	1.00	15,000	15,000
Total					$349,900	$2,747,731

The Company currently has seventeen convertible promissory notes that are in default and we may be subject to legal proceedings or lawsuits from any number of those convertible noteholders.

F-29

NOTE 10. NOTES PAYABLE, LONG TERM

PPP Loans

The Company received loan proceeds in the amount of approximately $85,920 through Sarah Adult Days Services, Inc. and $180,720 through Sarah Day Care Centers, Inc. under the Paycheck Protection Program (“PPP”) in February 2021. The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The loans and accrued interest are forgivable after twenty-four weeks as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The amount of loan forgiveness will be reduced if the borrower terminates employees or reduces salaries during the period.

The unforgiven portion of the PPP loan is payable over five years at an interest rate of 1%, with a deferral of payments for the first twelve months. The Company is currently in the process of applying for forgiveness but can not be assured of forgiveness for all or part of the PPP borrowings.

SBA Loan

On June 20, 2020, the Company’s wholly-owned subsidiary, Sarah Day Care Centers, Inc. received proceeds of $150,000 in the form of an SBA loan. Installment payments, including principal and interest of $731 are due monthly beginning on June 20, 2021. The balance of principal and interest is payable thirty years from the promissory note date. The interest accrues at a rate of 3.75% per annum.

NOTE 11. DERIVATIVE FINANCIAL INSTRUMENTS

The following tables summarize the components of the Company’s derivative liabilities and linked common shares as of March 31, 2021 and June 30, 2020 and the amounts that were reflected in income related to derivatives for the quarter and year then ended:

	March 31, 2021
	Indexed	Fair
The financings giving rise to derivative financial instruments	Shares	Values
Compound embedded derivative	331,486	$(248,986)

	June 30, 2020
	Indexed	Fair
The financings giving rise to derivative financial instruments	Shares	Values
Compound embedded derivative	3,764,003,526	$(257,493)

The following tables summarizes the effects on the Company’s gain (loss) associated with changes in the fair values of the derivative financial instruments by type of financing for the three months ended March 31, 2021 and 2020:

F-30

The financings giving rise to derivative financial instruments and the income effects:

Nine Months Ended
March 31, 2021
Compound embedded derivative	$(80,864)
Day one derivative loss	-
Total derivative gain (loss)	$(80,864)

The Company’s Convertible Notes gave rise to derivative financial instruments. The Notes embodied certain terms and conditions that were not clearly and closely related to the host debt agreement in terms of economic risks and characteristics. These terms and features consist of the embedded conversion option.

Current accounting principles that are provided in ASC 815 - Derivatives and Hedging require derivative financial instruments to be classified in liabilities and carried at fair value with changes recorded in income. In addition, the standards do not permit an issuer to account separately for individual derivative terms and features embedded in hybrid financial instruments that require bifurcation and liability classification as derivative financial instruments. Rather, such terms and features must be bundled together and fair valued as a single, compound embedded derivative. The Company has selected the Monte Carlo Simulations valuation technique to fair value the compound embedded derivative because it believes that this technique is reflective of all significant assumption types, and ranges of assumption inputs, that market participants would likely consider in transactions involving compound embedded derivatives. Such assumptions include, among other inputs, interest risk assumptions, credit risk assumptions and redemption behaviors in addition to traditional inputs for option models such as market trading volatility and risk-free rates. The Monte Carlo Simulations technique is a level three valuation technique because it requires the development of significant internal assumptions in addition to observable market indicators.

Significant inputs and results arising from the Monte Carlo Simulations process are as follows for the compound embedded derivative that has been bifurcated from the Convertible Notes and classified in liabilities:

	Inception	March 31, 2021
Quoted market price on valuation date	$0.01	$0.0003
Contractual conversion rate	$0.0054 - $0.0081	$0.00015 - $0.00024
Range of effective contractual conversion rates	--	--
Contractual term to maturity	1.00 Year	0.25 Years
Market volatility:	-	-
Volatility	138.28% - 238.13%	138.28% - 238.13%
Contractual interest rate	5% - 12%	5% - 12%

F-31

The following table reflects the issuances of compound embedded derivatives and changes in fair value inputs and assumptions related to the compound embedded derivatives during the nine months ended March 31, 2021.

March 31, 2021
Beginning balance	$257,493
Issuances:
Convertible Note Financing	-
Removals	-
Changes in fair value inputs and assumptions reflected	213,409
Conversions	(221,916)
Ending balance	$248,986

The fair value of the compound embedded derivative is significantly influenced by the Company’s trading market price, the price volatility in trading and the interest components of the Monte Carlo Simulation technique.

NOTE 12. STOCKHOLDERS’ EQUITY

Common Stock

On March 9, 2021, the Company effectuated a 10,000:1 reverse split of its authorized and outstanding common shares.

On February 19, 2021, the Company decreased its authorized shares to 500,000,000 shares of common stock, par value, $0.000001 per share, and 2 Million shares of Series A Convertible Preferred Stock, par value, $0.000001 per share. Each share of Series A Convertible Preferred Stock is convertible into 100 shares of the Company’s common stock. The Company no longer authorized any Series B Convertible Preferred Stock.

On December 21, 2020, the Company increased its authorized shares to 1 Trillion shares of common stock, par value, $0.000001 per share, and 5 Billion shares of Series A Preferred Stock, par value, $0.000001 per share, and 5 Billion Shares of Series B Preferred Stock, par value, $0.000001 per share. Each share of Series A and Series B Preferred Stock is convertible into 100 shares of the Company’s common stock.

Conversion of Notes Payable to Common Shares

On February 2, 2021 eleven (11) Noteholders converted a total of $833,790 of convertible promissory notes into 14,586,720,714 common shares of the Company.

On March 19, 2021 the Company’s Board of Directors converted all 47,400,000 of their Series A Preferred Stock into 474,000 shares of Common Stock. There was no Series A Preferred Stock outstanding after these conversions, until March 25, 2021, when the Company issued 317,500 shares of Series A Preferred Stock to 7 investors as part of their $2 Million Dollar investment.

On December 31, 2020 the Company issued 1,050,000,000 common shares for services rendered to the Company. On December 31, 2020 five (5) Noteholders, including the Company’s Board of Director Members, converted a total of $1,965,460 of convertible promissory notes into 40,702,104,817 common shares of the Company. The Company’s two Board of Director Members converted a total of $1,644,825 of convertible promissory notes into a total of 34,267,187,500 common shares. The Company’s Board of Director Members control approximately 87.32% of the voting rights of the Company. The 3 (three) Noteholders converted a total of $325,666 of convertible promissory notes into a total of 6,439,917,317 common shares.

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Series A Preferred Stock & Series B Preferred Stock

On March 9, 2021, the Company effectuated a 10,000:1 reverse split of its authorized and outstanding Series A and Series B Preferred Stock.

On December 21, 2020, the Company increased its authorized Preferred Series A and Series B shares to 5 Billion shares of Series A Preferred Stock, par value, $0.000001 per share, and 5 Billion Shares of Series B Preferred Stock, par value, $0.000001 per share (together the “Preferred Stock”).

Conversion of Series A Preferred Stock to Common Shares

On March 19, 2021 the Company’s Board of Directors converted all 47,400,000 of their Series A Preferred Stock into 474,000 shares of Common Stock. There was no Series A Preferred Stock outstanding after these conversions, until March 25, 2021, when the Company issued 317,500 shares of Series A Preferred Stock to 7 investors as part of their $2 Million Dollar investment.

Series A Preferred Stock & Series B Preferred Stock – Certificate of Designations

The Preferred Shares each have Certificate of Designations, which designate as follows:

Number

100,000 shares of the Parent Company’s Preferred Stock are designated as shares of Series A Convertible Preferred Stock, par value $0.000001 per share. 100,000 shares of the Parent Company’s Preferred Stock are designated as shares of Series B Convertible Preferred Stock, par value $0.000001 per share.

Dividends

Any dividends (other than dividends on common stock payable solely in common stock or dividends on the Series A Convertible Preferred Stock payable solely in Series A Convertible Preferred Stock or dividends on the Series B Preferred Convertible Stock payable solely in Series B Convertible Preferred Stock) declared or paid in any fiscal year will be declared or paid among the holders of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and common stock then outstanding in proportion to the greatest whole number of shares of common stock which would be held by each such holder if all shares of Series A Preferred Stock and Series B Convertible Preferred Stock were converted into shares of common stock pursuant to the terms of the Certificate of Designations. The Parent Company’s Board of Directors is under no obligation to declare dividends on the Series A Convertible Preferred Stock or Series B Convertible Preferred Stock.

Conversion

Each share of Preferred Stock is generally convertible into 100 shares of the Parent Company’s common stock (the “Conversion Rate”).

Liquidation

In the event of any liquidation, dissolution or winding up of the Parent Company, the assets of the Parent Company legally available for distribution by the Parent Company would be distributed with equal priority and pro rata among the holders of the Preferred Stock and common stock in proportion to the number of shares of common stock held by them, with the shares of Preferred Stock being treated for this purpose as if they had been converted to shares of common stock at the then applicable Conversion Rate.

Voting

On any matter presented to the stockholders of the Parent Company for their action or consideration at any meeting of stockholders of the Parent Company (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock would be entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Parent Company’s Certificate of Incorporation, holders of Preferred Stock vote together with the holders of common stock as a single class.

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NOTE 13. PROVISION FOR CORPORATE INCOME TAXES

The Company provides for income taxes by the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. This also requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The valuation allowance at March 31, 2021 was $2,909,710 and as of June 30, 2020 was $2,277,227. The net change in allowance during the quarter ended March 31, 2021 was $124,217.

As of March 31, 2021, the Company has federal net operating loss carry forwards of approximately $8,560,000 available to offset future taxable income through 2040. The Company may be able to utilize its NOLs to reduce future federal and state income tax liabilities. However, these NOLs are subject to various limitations under Internal Revenue Code (“IRC”) Section 382. IRC Section 382 limits the use of NOLs to the extent there has been an ownership change of more than 50 percentage points. In addition, the NOL carry-forwards are subject to examination by the taxing authority and could be adjusted or disallowed due to such exams. Although the Company has not undergone an IRC Section 382 analysis, it is possible that the utilization of the NOLs could be substantially limited. The Company has no tax provision for the quarters ended March 31, 2021 and 2020 due to losses and full valuation allowances against net deferred tax assets.

As of March 31, 2021 and 2020, the difference between the tax provision at the statutory federal income tax rate and the tax provision attributable to loss before income taxes is as follows (in percentages):

Statutory federal income tax rate	(21)%
State taxes – net of federal benefits	(5)%
Valuation allowance	26%
Income tax rate – net	0%

FASB Interpretation No. 48 (Fin 48) - Accounting for Uncertain Tax Positions

The Company files income tax returns in the U.S. federal jurisdiction and various state, and local jurisdictions. The Company is no longer subject to U.S. federal income tax examination by tax authorities for the quarters prior to October 31, 2011. With respect to state and local jurisdictions, with limited exception, the Company is no longer subject to income tax audits prior to October 31, 2011. In the normal course of business, the Company is subject to examination by various taxing authorities. Although the outcome of tax audits is always uncertain, the Company believes that adequate amounts of tax, interest and penalties have been provided for any adjustments that may result from these open tax years.

Based on management’s review of the Company’s tax position, the Company had no significant unrecognized corporate tax liabilities as of March 31, 2021 and 2020 payable to the Internal Revenue Service due to the net operating loss carry-forward, however, the Company had yet to file its 2005 through 2009 and 2012 through 2020 Federal, New Jersey nor New York Corporate Income Tax Returns.

NOTE 14. UNPAID PAYROLL TAXES

As of March 31, 2021 and 2020, the Company owed the Internal Revenue Service and New York State payroll related taxes in the amounts of $60,402 and $17,401, respectively, plus applicable interest and penalties. The total amount due to both taxing authorities including penalties and interest as of March 31, 2021 and 2020 was approximately $77,803 subject to further penalties and interest plus accruals on unpaid wages.

NOTE 15. COMMITMENTS AND CONTINGENCIES

Rent

As of March 31, 2021, the Company maintains its address in at 2310 York Street, Suite 200, Blue Island, IL, 60406. The Company expects to enter into a month-to-month office lease for this space.

IRS Tax Lien

The Internal Revenue Service has placed a federal tax lien on all of the assets of the Company.

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NOTE 16. LEASES

Stow Professional lease

In connection with the acquisition of Sarah Adult Day Centers, Inc. on March 25, 2021, the Company acquired a facilities lease with 6,000 square feet at 4472 Darrow Road, Stow, Ohio 44224. The lease expires on March 31, 2025 and the lease payments are as follows:

	Monthly Rent Payments
	Base Rent	Covid-19 Recoup*	Total Rent
April 1, 2021	$6,369	$983	$7,352
May 1, 2021 to December 31, 2021	$6,369	$621	$6,990
January 1, 2022 to December 31, 2022	$6,433	$621	$7,054
January 1, 2023 to December 31, 2023	$6,497	$621	$7,118
January 1, 2024 to December 31, 2024	$6,562	$621	$7,183
January 1, 2025 to March 31, 2025	$6,628	$621	$7,249

*The Company has to repay the lessor monthly payments as a result of COVID relief.

Harbor Lease

In connection with the acquisition of Sarah Adult Day Centers, Inc. on March 25, 2021, the Company acquired a facilities lease with 3,469 square feet at 4580 Stephen Circle NW. Canton, OH 44718. The monthly lease payments are $4,500 and the lease expires on September 30, 2023.

S. Frank Professional Lease

In connection with the acquisition of Sarah Day Care Centers, Inc. on March 25, 2021, the Company acquired a facilities lease with 5,300 square feet in Jackson, Ohio. The monthly lease payments are $7,910, which includes monthly payments of $603 as repayments for COVID relief. The lease expires on July 1, 2026.

Operating lease right-of-use asset and liability are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value is our incremental borrowing rate, estimated to be 10%, as the interest rate implicit in most of our leases is not readily determinable. Operating lease expense is recognized on a straight-line basis over the lease term. Since the common area maintenance expenses are expenses that do not depend on an index or rate, they are excluded from the measurement of the lease liability and recognized in other general and administrative expenses on the statements of operations.

Right-of-use asset is summarized below:

	March 31, 2021
	Stow Professional Center Lease	Harbor Lease	S. Frank Professional Lease	Total
Office lease	$282,371	$120,003	$394,397	$796,771
Less: accumulated amortization	-	-	-	-
Right-of-use asset, net	$282,371	$120,003	$394,397	$796,771

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Operating lease liability is summarized below:

	March 31, 2021
	Stow Professional Center Lease	Harbor Lease	S. Frank Professional Lease	Total
Office lease	$282,371	$120,003	$394,397	$796,771
Less: current portion	(59,587)	(44,450)	(58,927)	(162,964)
Long term portion	$222,784	$75,553	$335,470	$633,807

Maturity of the lease liability is as follows:

	March 31, 2021
	Stow Professional Center Lease	Harbor Lease	S. Frank Professional Lease	Total
Year ending June 30, 2021	$21,331	$13,500	$23,731	$58,562
Year ending June 30, 2022	84,258	54,000	94,923	233,181
Year ending June 30, 2023	85,025	54,000	94,923	233,948
Year ending June 30, 2024	85,802	13,500	94,923	194,225
Year ending June 30, 2025	64,840	-	94,923	159,763
Year ending June 30, 2026	-	-	94,923	94,923
Year ending June 30, 2027	-	-	7,911	7,911
Present value discount	(58,885)	(14,997)	(111,860)	(185,742)
Lease liability	$282,371	$120,003	$394,397	$796,771

NOTE 17. SUBSEQUENT EVENTS

The Company has evaluated subsequent events for recognition and disclosure through July 27, 2021, the date the financial statements were available to be issued, and determined that there were no such events requiring adjustment to, or disclosure in, the accompanying financial statements, other than included below:

On April 21, 2021, the Company, through ten newly-formed, wholly-owned limited liability companies, entered into lease agreements with entities controlled by our Chairman, Charles Everhardt, for ten additional SarahCare locations to be operated by the Company. All of the leases are for a ten-year period beginning on July 1, 2021, and ending on June 30, 2031, with a 5-year renewal option. The rent for each location is $7,500 per month.  As of the July 1, 2021, the Company has been in verbal discussions with the landlords of each of the ten locations to amend the leases to delay commencement until November 1, 2021.

F-36

Audited Financial Statements of Sarah Day Care Centers, Inc.

For the Years Ended December 31, 2020, and December 31, 2019

F-37

SARAH DAY CARE CENTERS, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2020 and 2019

SARAH DAY CARE CENTERS, INC.

F-38

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders
of Sarah Day Care Centers, Inc.

We have audited the accompanying financial statements of Sarah Day Centers, Inc. (an Ohio corporation), which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of operations, stockholders equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sarah Day Care Centers, Inc. as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Accell Audit & Compliance, P.A.

Tampa, Florida

July 29, 2021

3001 N. Rocky Point Dr. East, Suite 200 • Tampa, Florida 33607 • 813.367.3527

F-39

SARAH DAY CARE CENTERS, INC.
BALANCE SHEETS

	December 31, 2020	December 31, 2019

Assets
Current assets
Cash	$270,363	$6,013
Accounts receivable	66,581	245,012
Deposits and prepaid expenses	7,824	10,978
Total current assets	344,768	262,003

Property, plant and equipment, net of accumulated depreciation	332,647	364,890
Total Assets	$677,415	$626,893

Liabilities & Stockholders' Equity
Current liabilities
Accounts payable and accrued expenses	$157,638	$227,989
Accounts payable, related party	13,336	13,366
Notes payable, current, net of debt discount	161,376	195,570
Total current liabilities	332,350	436,925

PPP Loan	199,367	0
SBA Loan	160,000	0
Total Liabilities	691,717	436,925

Commitments and contingencies

Stockholders' Equity (Deficit)
Common stock, $0.001 par value	14,927	14,927
Retained earnings	(29,229)	175,041
Total Stockholders' equity	(14,302)	189,968
Total Liabilities and Stockholders' Equity	$677,415	$626,893

F-40

SARAH DAY CARE CENTERS, INC.
STATEMENTS OF OPERATIONS

	For the years ended
	December 31,
	2020	2019

Revenue	$387,950	$1,676,148

Operating expenses:
Salaries and wages	334,078	942,439
Professional fees	8,760	11,510
General and administrative	528,538	838,024
Total operating expenses	871,376	1,791,973

Loss from operations	(483,426)	(115,825)

Other income (expense):
Interest expense	(12,474)	(15,850)
Royalty expense	0	(80,459)
Gain on forgiveness of debt	3,673	0
Grant and stimulus income	282,157	0
SBA loan payments made on behalf of company	5,800	0
Total other income (expense)	279,156	(96,309)

Net loss	$(204,270)	$(212,134)

See accompanying notes financial statements

F-41

SARAH DAY CARE CENTERS, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY

	For the years ended
	December 31,
	2020	2019
Balance, beginning	$175,041	$300,295

Deductions:
Net (loss)	(204,270)	(212,134)
Subchapter S distributions		86,880

Balance, ending	$(29,229)	$175,041

See accompanying notes financial statements

F-42

SARAH DAY CARE CENTERS, INC.
STATEMENTS OF CASH FLOWS

	For the years ended
	December 31,
	2020	2019

Cash Flows from Operating Activities
Net Loss	$(204,270)	$(212,134)

Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	32,243	31,812
Changes in operating assets & liabilities
Accounts receivable	178,430	17,467
Deposits & prepaid expenses	3,154	(2,473)
Accounts payable and accrued liabilities	(70,357)	88,098
Net cash used by operating activities	(60,800)	(77,230)

Cash Flows from Financing Activities
Distributions to shareholders	0	86,888
Proceeds from SBA loan	160,000	0
Proceeds from PPP loan	199,367	0
Payments on loans payable	(34,217)	(60,133)
Net cash provided by financing activities	325,150	26,755

Increase in Cash	264,350	(50,475)

Cash at beginning of period	6,013	56,488

Cash (and equivalents) at end of period	$270,363	$6,013

Supplemental Cash Flow Information
Cash paid for interest	$0	$0
Cash paid for income taxes	$0	$0

Non-cash investing and financing activities:
	$0	$0
	$0	$0

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NOTE 1. GENERAL ORGANIZATION AND BUSINESS

SarahCare provides health-care related services and companionship for older adults, aged 60 and above, and for adults aged 18-60 who are in need of health-related care and supervision since February 1985. In 1985, the very first SarahCare Center opened its doors in Canton, Ohio. Originally called S.A.R.A.H. (Senior Adult Recreation and Health), the facility was one of the first intergenerational sites in the U.S. The senior adult day care center was located next to a child day care center and served as a training and research site for the development of other unique intergenerational programs across the country. Eventually, directors transitioned S.A.R.A.H.’s name to Sarah Center and, finally, to SarahCare demonstrating the philosophy of care administered to our seniors and their families.

We grant franchises for the operation of a business that provides health-care related services and companionship for older adults, aged 60 and above, and for adults aged 18-60 who are in need of health-related care and supervision under the SARAH name and other Marks (a “SARAH Business”). A SARAH Business provides non-medical care for elderly individuals and others in need of health-related care and supervision who desire compassionate care and stimulating activity in a secure, structured environment. We provide service that offers an effective solution for individuals who are in need of support services in order to continue living in their communities.

Currently, SarahCare operates 2 locations. Center members who visit any one of our locations across 13 states are offered daytime care and activities ranging from exercise and health-care related needs on a daily basis to nursing care and salon services. Visitor’s benefit from additional services that include specialized dietary menus and engaging social activities allowing them to continue to lead active and enriched lives.

NOTE 2. LIQUIDITY, CAPITAL RESOURCES AND GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates the continuation of operations, realization of assets and liquidation of liabilities in the ordinary course of business.

For the years ended December 31, 2020 and 2019, the Company recorded a net loss of $204,270 and $212,134, respectively.

As of December 31, 2020, the Company maintained total assets of $677,415 and total liabilities including long-term debt of $691,717.

The Company believes that additional capital will be required to fund operations through the quarter ended December 31, 2021 and beyond, as it attempts to generate increasing revenue, and develop new products. The Company intends to attempt to raise capital through additional equity offerings and debt obligations. There can be no assurance that the Company will be successful in obtaining financing at the level needed or on terms acceptable to the Company. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying quarterly financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company as of and for the years ended December 31, 2020 and 2019.

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Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting periods. Because of the use of estimates inherent in the financial reporting process, actual results may differ significantly from those estimates.

Cash and Cash Equivalents

The Company maintains cash balances in a non-interest bearing account that currently does not exceed federally insured limits. For the purpose of the consolidated statements, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of December 31, 2020 and 2019.

Net Loss Per Share Calculation

Basic net loss per common share ("EPS") is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued.

Revenue Recognition and Sales Incentives

The Company’s primary revenue stream is day care fees from its participants, which is based on the daily fees paid by each participant or reimbursed by the VA or Medicare. Revenues are recognized in the period earned.

The company owned centers acquire the required licenses prior to opening in their respective states, although not all states, such as Ohio, require a license to operate an ADHC (Adult Day Health Center).  If a center wants to accept Medicaid participants, then they must complete the Medicaid certification process. The VA (Veterans Affairs) has their own standards and survey process in order to obtain an agreement/contract with the VA. All of these programs are administered by individual states. Every center follows the regulations as interpreted by the VA center in the specific area in which their center is located.

Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Fair value of financial instruments

Fresh Harvest’s financial instruments include cash and cash equivalents, accounts payable, accrued liabilities, and debt. The carrying value of these financial instruments is considered to be representative of their fair value due to the short maturity of these instruments. The carrying amount of the debt approximates fair value, because the interest rates on these instruments approximate the interest rate on debt with similar terms available to the Company.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability, in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy is based on three levels of inputs, of which the first two are considered observable and the last unobservable, as follows:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the measurement of the fair value of the assets or liabilities.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts payable, accrued expenses and interest, certain notes payable and notes payable – due to related parties, approximate their fair values because of the short maturity of these instruments. The Company accounts for its derivative liabilities, at fair value, on a recurring basis under Level 3 (See Note 6).

F-45

Debt Issue Costs and Debt Discount

The Company may record debt issue costs and/or debt discounts in connection with raising funds through the issuance of debt. These costs may be paid in the form of cash, or equity (such as warrants). These costs are amortized to interest expense over the life of the debt. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

Recently Issued Accounting Pronouncements

As of and for the year ended December 31, 2020, the Company does not expect any of the recently issued accounting pronouncements to have a material impact on its financial condition or results of operations.

Subsequent Events

In accordance with ASC 855, Subsequent Events, the Company evaluated subsequent events through the date of this report; the date the consolidated financial statements were available for issue.

NOTE 4. TRADE RECEIVABLES

The allowance for uncollectible accounts totaled $0 at December 31, 2020 and 2019. The allowance is based upon management’s review of outstanding accounts and an assessment of each customer’s ability to pay. The Company wrote off $7,213 and $0 of trade receivables against the allowance for uncollectible accounts during the years ended December 31, 2020 and 2019, respectively.

NOTE 5. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following at December 31, 2020 and 2019:

	December 31,	December 31,
	2020	2019

Furniture	$170,213	$170,213
Vehicle	260,339	260,339
Leasehold improvements	374,322	374,322
	804,874	804,874
Less: Accumulated depreciation	(472,227)	(439,984)
Equipment - net	$332,647	$364,890

Depreciation expense was $32,243 and $31,812 for the years ended December 31, 2020 and 2019.

NOTE 6. RELATED PARTY TRANSACTIONS

The Company shares certain costs with Sarah Adult Day Services, Inc. (SADS), which is related to the Company through common ownership. The nature of these cost relates to shared services which occur throughout the year. The Company and SADS sometimes make cash advances to the other entity for operating needs. During 2020, the net activity of shared costs and cash advances resulted in the Company being owed $76,786 from SADS. In lieu of receiving payment from SADS, the Company netted the $76,786 against $80,459 of trade payables owed to SADS. The difference of $3,673 was recorded in other income on the statement of operations. During 2019, the net activity of shared costs and cash advances resulted in the Company owing $84,919 to SADS.

F-46

During 2019, the Company operated as a franchise of SADS, resulting in the Company owing $80,459 in royalty expense. This amount is included on the accompanying statement of operations for the year ended December 31, 2019. As parr of restructuring of the Company and SADS during 2020, the Company is no longer a franchise of SADS.

The Company previously received advances totaling $13,336 to MDG Enterprises a Company related through common ownership. The amount is recorded in accounts payable, related party in the accompany balance sheet. The balance is $13,366 as of December 31, 2020 and 2019.

NOTE 7. NOTES PAYABLE

As of December 31, 2020 and 2019, the Company had $161,376 and $195,570, respectively, in outstanding notes payable.

	December 31, 2020	December 31, 2019

Stow Proof Center	$146,021	$168,062
Vehicle Loan	15,355	21,111
Huntington Bank Loan	-	6,397
Total	$161,376	$195,570

NOTE 8. OPERATING LEASES

The Company leases certain office space under non-cancellable operating leases expiring on various dates through 2026. For the years ended December 31, 2020 and 2019, the Company recorded $81,768 and $161,307, respectively. The following is a schedule of future minimum lease payments due under these non-cancellable leases:

Year ending December 31, 2021	94,923
Year ending December 31, 2022	94,923
Year ending December 31, 2023	94,923
Year ending December 31, 2024	94,923
Year ending December 31, 2025	94,923
Year ending December 31, 2026	55,372
Total	$529,987

NOTE 7. NOTES PAYABLE, LONG TERM

PPP Loans

The Company received loan proceeds in the amount of $199,367 under the Paycheck Protection Program (“PPP”) on April 14, 2020. The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The loans and accrued interest are forgivable after twenty-four weeks as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The amount of loan forgiveness will be reduced if the borrower terminates employees or reduces salaries during the period.

The unforgiven portion of the PPP loan is payable over five years at an interest rate of 1%, with a deferral of payments for the first twelve months. The Company is currently in the process of applying for forgiveness but cannot be assured of forgiveness for all or part of the PPP borrowings.

F-47

SBA Loan

On June 20, 2020, the Company received proceeds of $150,000 in the form of an SBA loan. Installment payments, including principal and interest of $731 are due monthly beginning on June 20, 2021. The balance of principal and interest is payable thirty years from the promissory note date. The interest accrues at a rate of 3.75% per annum.

NOTE 8. COMMITMENTS AND CONTINGENCIES

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with FASB ASC 450-20-50, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of December 31, 2020 and 2019, the Company is not aware of any contingent liabilities that should be reflected in the consolidated financial statements.

NOTE 9. SUBSEQUENT EVENTS

The Company received loan proceeds in the amount of $180,720 under the Paycheck Protection Program (“PPP”) in February 2021. Additionally, $89,920 of the PPP loan received in 2020 was forgiven and the remaining balance was paid off before the company was acquired in March 2021.

In March 2021, the Company’s stockholders sold their shares to an independent third party. The former majority stockholder is continuing in her position as CEO under the new ownership.

F-48

Audited Financial Statements of Sarah Adult Day Services, Inc.

For the Years Ended December 31, 2020, and December 31, 2019

F-49

SARAH ADULT DAY SERVICES, INC.

FINANCIAL REPORT

DECEMBER 31, 2020 and 2019

F-50

SARAH ADULT DAY SERVICES, INC.

F-51

F-52

F-53

SARAH ADULT DAY SERVICES, INC.
BALANCE SHEETS
December 31, 2020 and 2019

	2020	2019
ASSETS
CURRENT ASSETS
Cash	$12,017	$2,483
Trade receivables, net	26,307	67,263
Trade receivables, related party	-	80,459
Notes receivables, current portion	93,638	78,988
Prepaid expenses	10,032	3,559
Total current assets	141,994	232,752

PROPERTY AND EQUIPMENT
Furniture and fixtures	19,832	19,832
Computer equipment	78,172	78,172
	98,004	98,004
Less accumulated depreciation	76,908	67,333
	21,096	30,671

OTHER ASSETS
Deposits	3,615	8,551
Accounts receivable, related party	-	30,790
Notes receivable, net of current portion	29,989	110,453
	33,604	149,794

	$196,694	$413,217
LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Line of credit	$-	$69,378
Current portion of capital lease obligation	4,904	4,904
Accounts payable	645,408	599,001
Accounts payable, related party	39,294	18,592
Accrued wages and payroll taxes	38,817	30,675
Notes payable, related party	291,768	248,658
Accrued interest, related party	134,625	119,900
Total current liabilities	1,154,816	1,091,108

OTHER LIABILITIES
Deferred rent	21,098	-
Note payable	82,600	-
Capital lease obligation, net of current portion	8,296	13,077
Total other liabilities	111,994	13,077

STOCKHOLDERS' DEFICIT

Common stock - 850 shares authorized, issued and outstanding, no par value, voting	500	500
Common stock - 7,650 shares authorized, issued and outstanding, no par value, non-voting	4,500	4,500
Additional paid-in capital	874,033	874,033
Retained deficit	(1,949,149)	(1,570,001)
	(1,070,116)	(690,968)
	$196,694	$413,217

The accompanying notes are an integral part of these financial statements.

F-54

SARAH ADULT DAY SERVICES, INC.
STATEMENT OF OPERATIONS
Years Ended December 31, 2020 and 2019

	2020	2019

REVENUE

Royalty income	$320,272	$740,130
Initial franchise fees	34,900	-
Total revenue	355,172	740,130

OPERATING EXPENSES
Selling expense	117,285	25,281
Administrative and general expense	597,066	919,395
Total operating expense	714,351	944,676

(LOSS) FROM OPERATIONS	(359,179)	(204,546)

OTHER INCOME (EXPENSE)
Interest income	-	3,450
Other income	17,995	1,294
Interest expense	(37,964)	(20,653)
Total other income (expense)	(19,969)	(15,909)

NET LOSS	(379,148)	(220,455)

The accompanying notes are an integral part of these financial statements.

F-55

SARAH ADULT DAY SERVICES, INC.
STATEMENTS OF RETAINED DEFICIT
Years Ended December 31, 2020 and 2019

	2020	2019

BALANCE - BEGINNING	$(1,570,001)	$(1,263,477)

DEDUCTIONS
Net (loss)	(379,148)	(220,455)
Subchapter S distributions	-	(86,069)

NET LOSS	(1,949,149)	(1,570,001)

The accompanying notes are an integral part of these financial statements.

F-56

SARAH ADULT DAY SERVICES, INC.
STATEMENTS OF CASH FLOWS
Year Ended December 31, 2020 and 2019

	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(379,148)	$(220,455)
Adjustments to reconcile net (loss) to net cash (used) by operating activities:

Depreciation	9,575	13,630
Decrease (increase) in:
Trade receivables, net	12,946	(23,600)
Trade receivables, related party	80,459	(80,459)
Accounts receivable, related party	30,790	-
Prepaid expenses	(6,473)	(3,325)
Deposits	4,936	(3,615)
Increase (decrease) in:
Accounts payable	46,407	162,932
Accounts payable, related party	20,702	18,592
Accrued wages and payroll taxes	8,142	11,522
Accrued interest, related party	14,725	9,058
Deferred rent	21,098	-
NET CASH (USED) BY OPERATING ACTIVITIES	(135,841)	(115,720)

CASH FLOWS FROM INVESTING ACTIVITIES
Collections on notes receivable	93,824	17,994
NET CASH PROVIDED BY INVESTING ACTIVITIES	93,824	17,994

CASH FLOWS FROM FINANCING ACTIVITIES
Line of credit, net	(69,378)	59,378
Proceeds from notes payable - related party	43,110	106,000
Proceeds from note payable	82,600	-
Payments on capital lease obligation	(4,781)	(4,905)
Subchapter S distributions	-	(86,069)
NET CASH PROVIDED BY FINANCING ACTIVITIES	51,551	74,404

NET INCREASE (DECREASE) IN CASH	9,534	(23,322)
CASH AT BEGINNING OF YEAR	2,483	25,805
CASH AT END OF YEAR	$12,017	$2,483

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$23,239	$11,595

Non-cash investing and financing activities:
Trade receivables converted to notes receivable	$28,010	$207,435

The accompanying notes are an integral part of these financial statements.

F-57

SARAH ADULT DAY SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

Summary of Significant Accounting Policies

A. Description of the Company

Sarah Adult Day Services, Inc. ( the Company) is franchisor for Sarah Adult Day Services, Inc. business (Sarah Businesses). Sarah Businesses provide health care related services and companionship for older adults aged 60 and above, and adults aged 18 to 60 need of health-related care and supervision.

B. Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumption that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

C. Trade Receivables

The allowance for uncollectible accounts totaled $89,297 and $165,810 at December 31, 2020 and 2019, respectively. The allowance is based upon management’s review of outstanding accounts and as assessment of each franchise’s ability to pay. Bad debt (recovery) expense from unrelated franchise was ($53,427) and ($107,035) for the ended December 31, 2020 and 2019, respectively. Specific accounts are written off when management obtains evidence of the franchise’s insolvency or otherwise determines that the account is uncollectible. The Company wrote off $23,086 and $12,472 of trade receivable against the allowance for uncollectible accounts during the years ended December 31, 2020 and 2019, respectively.

D. Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed for financial statement purposes principally on the straight-line method over the estimated useful lives of the related assets.

Expenditures for major renewals and betterments which extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

The Company reviews its investment in property and equipment for impairment whenever events or changes in circumstances indicate that the carrying value of such property may not be recoverable. If the property and equipment is considered impaired, the impairment to be recognized is measured at the amount by which the carrying amount of the property and equipment exceeds the fair value of such property. There were no impairment losses recognized for the years ended December 31, 2020 and 2019.

F-58

SARAH ADULT DAY SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

Summary of Significant Accounting Policies (Continued)

E. Federal Income Taxes

The Company, with the consent of its stockholders, has elected under the Internal Revenue code to be an S-corporation. In lieu of corporate income taxes, the stockholders of an S-corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

F. Pre-Opening Expenses

The cost associated with the opening of new Sarah Businesses is expensed in the year incurred.

G. Concentrations

As of December 31, 2020, the Company had approximately 20% of its trade receivables from one franchise. For the year ended December 31, 2019, the Company had approximately 24% of its revenue from two franchisees. As of December 31, 2019, the Company had approximately 36% of its trade receivables from three franchisees.

Approximately 72% of the accounts payable balance as of December 31, 2020, was due to three vendors. Approximately 54% of the accounts payable balance as of December 31, 2019, was due to one vendor.

H. Uncertain Tax Position

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company to report information regarding its exposure to various tax positions taken by the Company. The Company has determined whether any tax positions have met the recognition threshold and has measured the Company’s exposure to those tax positions. Management believes that the Company has adequately addressed all relevant tax positions and that there are no unrecorded tax liabilities.

Any interest or penalties assessed to the Company would be recorded in operating expenses. No interest or penalties from federal or state tax authorities were recorded in the accompanying financial statements.

F-59

SARAH ADULT DAY SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

Summary of Significant Accounting Policies (Continued)

I. Advertising

The Company participates in various advertising and promotional programs. All costs related to advertising and promoting prospective franchisees of the Company are expensed in the period incurred. Advertising costs charged to operations amounted to $5,846 and $2,208 in 2020 and 2019, respectively.

J. New Accounting Principles

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606). The ASU and all subsequently issued clarifying ASUs replaced most existing revenue recognition guidance under accounting principles generally accepted in the United States of America. The ASU also required expanded disclosures relating to the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. The Company adopted the new standard effective January 1, 2020, using the modified retrospective approach. The adoption had no cumulative effect on beginning equity or impact on net sales for 2020.

In January 2021, the FASB issued ASU No. 2021-02, Franchisors – Revenue from Contracts with Customer (Subtopic 952-606). This ASU permits as a practical expedient franchisors that are not public business entities to account for pre-opening services provided to a franchisee as distinct from the franchise license if the services are consistent with those included in a predefined list within the guidance. Additionally, the ASU permits franchisors to recognize the pre-opening services as a single performance obligation. The Company adopted the new standard effective January 1, 2020, using the modified retrospective approach. The adoption had no cumulative effect on beginning equity or impact on net sales for 2020.

K. Revenue Recognition

The Company’s primary revenue stream is royalty income, which is based on a percentage of each franchise’s monthly gross sales. This income is for allowing the franchise to use the Company’s system and “marks” (trademarks, service marks, and other commercial symbols). The royalty income is to be received by the tenth of each month for the previous month’s gross sales. Revenue is recognized based on when the gross sales occurred.

When the Company sells a franchise, it collects an initial franchise fee, as defined in the franchise agreement. In return for this fee, the Company provides pre-opening services which include such things as assistance with site selection and training of the franchise owner and manager. The pre-opening services are deemed to be a single performance obligation, and revenue is recognized upon completion of these services.

L. Subsequent Events

The Company has evaluated subsequent events through June 16, 2021, which is the date the financial statements were available to be issued.

F-60

SARAH ADULT DAY SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1 – Notes Receivable

During 2020, the Company converted trade receivables totaling $28,010 from one franchise into a note receivable. During 2019, the Company converted trade receivables totaling $207,435 from two franchises into notes receivable. The detail of these notes at December 31 is as follows:

	2020	2019
Note receivable from a franchise, due in monthly installments of $5,000, no interest, maturing December 2021.	$56,468	$111,468

Note receivable from a franchise, due in monthly installments of $1,999, no interest, maturing March 2023.	53,981	77,973

Note receivable from a franchise, due in monthly installments of $2,546, no interest, maturing May 2021.	13,178	-
	123,627	189,441
Less current portion	93,638	78,988
	$29,989	$110,453

Principal to be collected during the next three years is as follows:

2021	$93,638
2022	23,992
2023	5,997
$123,627

Note 2 – Property and Equipment

Depreciation expense on the major property and equipment classifications is as follows for the year ended December 31:

	2020	2019
Furniture and fixtures	$1,410	$1,410
Computer equipment	8,165	12,220
	$9,575	$13,630

F-61

SARAH ADULT DAY SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

Note 3 – Related Party Transactions

The Company shares certain costs with Sarah Day Care Centers, Inc. (SDCC), which is related to the Company through common ownership. The nature of these costs relates to shared services which occur throughout the year. The Company and SDCC sometimes make cash advances to the other entity for operating needs. During 2020, the net activity of shared costs and cash advances resulted in the Company owing $76,786 to SDCC. In lieu of payment to SDCC, the Company netted the $76,786 against $80,459 of trade receivables owed to it by SDCC. The difference of $3,673 was written off to expense on the accompanying statement of operations for the year ended December 31, 2020. During 2019, the net activity of shared costs and cash advances resulted in the Company being owed $84,919 by SDCC. This amount was deemed to be a distribution to the stockholders of the Company and was included in distributions on the accompanying statement of retained deficit for the year ended December 31, 2019, as there was no intend for SDCC to repay the Company.

During 2019, SDCC operated as a franchise of the Company, resulting in the Company earning $80,459 of royalty income. This amount is included on the accompanying statement of operations for the year ended December 31, 2019. As part of a restructuring of the Company and SDCC during 2020, SDCC is no longer a franchise. As such, there is no royalty income from SDCC included on the accompanying statement of operations for the year ended December 31, 2020.

The Company has previously made advances totaling $30,790 to MDG Enterprises, a company related through common ownership. This amount was recorded as accounts receivable – related party on the accompanying balance sheet as of December 31, 2019. During 2020, the Company wrote off this amount to expense as part of its restructuring.

The Company has notes payable to two stockholders, which totaled $291,768 and $248,858 at December 31, 2020 and 2019, respectively. These notes are unsecured and accrue interest at 5% per annum. Although there are no repayment terms, the entire balance has been recorded as a current liability on the accompanying balance sheets because of the terms of a sale agreement that was finalized in March 2021 (See Note 12).

The Company owes two stockholders a total of $39,294 and $18,592, respectively, as of December 31, 2020 and 2019. These amounts relate to the stockholders paying various expenses on behalf of the Company.

Note 4 -Line of Credit

The Company has a line of credit with PNC Bank in the amount of $75,000 that expires on February 10, 2022. Interest is at a variable rate defined in the agreement. The line is unsecured but personally guaranteed by one of the Company’s stockholders. At December 31, 2020, the line was undrawn.

F-62

SARAH ADULT DAY SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

Note 5 – Note Payable

In April 2020, the Company received a loan of $82,600 from Farmers National Bank of Canfield through the Paycheck Protection Program (PPP), administered by the U.S. Small Business Administration (SBA), and created by the Coronavirus Aid, Relief and Economic Security (“CARES”) Act. Provisions of the PPP allow for the partial or full forgiveness of the loan provided the proceeds are used for covered expenditures and certain other requirements are met. The Company applied for forgiveness and was notified by the SBA in February 2021 that the entire balance was forgiven. No amount related to this note is included as a current liability on the accompanying balance sheet. In accordance with GAAP, the forgiveness will be recorded as income during the year ended December 31, 2021.

Note 6 – Operating Leases

The Company leases certain office space and office equipment under non-cancellable operating leases expiring on various dates through September 2023. For the years ended December 31, 2020 and 2019, expenses incurred were $64,301 and $64,738, respectively. The following is a schedule of future minimum rental payments due to under these non-cancellable leases for the years ended December 31:

2021	$55,797
2022	54,000
2023	40,500

During 2020, the Company modified the lease of its office space which deferred rent payments for six months during 2020, increased monthly payments from $4,336 to $4,500 beginning December 1, 2020, and extended the lease term for two months until September 30, 2023. As a result of this modification, the Company recorded a deferred rent liability of $21,098 on the accompanying balance sheet as of December 31, 2020.

Note 7 – Capital Lease

A. Capital lease obligation consisted of the following at December 31:

	2020	2019
Capital lease payable to Copeco, monthly installments of $409, secured by equipment, maturing August 2023.	$13,200	$17,981
Less: current portion	4,904	4,904
	$8,296	$13,077

Future maturities of capital lease obligations are as follows at December 31, 2020:

2021	$4,904
2022	4,904
2023	3,392

F-63

SARAH ADULT DAY SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

B. The equipment held under the capital lease agreement is included in property and equipment as follows for December 31:

	2020	2019
Computer equipment	$24,520	$24,520
Less: accumulated depreciation	11,443	6,539

	$13,077	$17,981

The depreciation of this equipment, which is included in depreciation expense in the accompanying statements, was $4,904 for both years ended December 31, 2020 and 2019.

Note 8 - Litigation

The Company is involved in various legal proceedings and litigation arising in the ordinary course of business. In the opinion of management and counsel, the outcome of such proceedings and litigation will not materially affect the Company’s financial position.

Note 9 – Summary of Franchise Locations

The following is a summary of the changes in the number of United States franchised locations for the year ended December 31:

	2020	2019
Total franchises in operation - beginning of year	24	23
New franchises sold and opened during the year	0	2
Franchises closed during a prior year and reopened during the year	1	0
Franchises closed during the year	0	(1)
Locations related to franchisor through common owner-ship no longer considered franchises	(2)	0
Total franchises in operation at the end of year	23	24
New franchises sold during the year and not opened at year end	1	0
New franchises sold during a prior year and not opened at year end	2	2
Total franchises sold at the end of the year	26	26

F-64

SARAH ADULT DAY SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

There is also one franchise which was sold in a prior year (2014) and not opened at December 31, 2020, which is not included in the above chart as it is being built outside of the United States of America. This international franchise location is under construction.

Note 10 - Operations

The Company incurred a net loss of ($379,148) and ($220,455) in 2020 and 2019, respectively, and had a stockholders’ deficit of ($1,070,116) at December 31, 2020. These factors create uncertainty about the Company’s ability to continue as a going concern. However, management has evaluated these conditions and as described below, has a reasonable expectation that the Company will obtain adequate resources to continue operational existence for the foreseeable future.

In March 2021, the stockholders of the Company sold their shares to an independent third party. The new owner and its related entities have involved management in the plans to expand the business, and management believes the new owner and its related entities have the resources to keep the Company operational for the foreseeable future.

Note 11 – COVID-19 Pandemic

The COVID-19 pandemic, which effects first became known in early 2020, has adversely affected domestic and global economic activity, and the full impact continues to evolve at this time. The Company’s operations were negatively impacted because many of the franchises were forced to close their facilities in early 2020 for a number of months, and in some cases, for the remainer of the year. Because the Company’s royalty income is based on revenue generated by the franchises, the Company’s 2020 royalty income was significantly reduced from its 2019 level.

Note 12 – Subsequent Events

In February 2021, the Company received a PPP loan of $85,920 from Farmers National Bank of Canfield.

In March 2021, the Company’s stockholders sold their shares to an independent third party. The former majority stockholder is continuing in her position as CEO under the new ownership.

F-65

Unaudited Condensed Pro Forma Financial Statements

For the Year Ended June 30, 2020

Pro Forma Combined Balance Sheets at June 30, 2020 (unaudited)	F-68

Pro Forma Combined Statement of Operations for the year ended June 30, 2020 (unaudited)	F-69

Notes to Pro Forma (Unaudited)	F-70

F-66

Acquisition

On March 25, 2021 the Company acquired two companies, Sarah Adult Day Services, Inc., and Sarah Day Care Centers, Inc. (“SarahCare”), an adult day care center franchisor and provider, for a combined total of $4,000,000; $2,000,000 was paid in cash and the Company assumed approximately $2,000,000 in debt. With 27 centers (2 corporate and 25 franchise locations) located in 13 states, SarahCare offers seniors daytime care and activities ranging from meeting their physical and medical needs, on a daily basis and ranging from nursing care to salon services and providing meals, to offering engaging and enriching activities to allow them to continue to lead active and engaged lives.

The unaudited pro forma condensed combined balance sheet presents the historical balance sheets of Fresh Harvest Products, Inc., Sarah Adult Day Services, Inc., and Sarah Day Care Centers, Inc. (“SarahCare”) as of June 30, 2020 and accounts for the merger of SarahCare with Fresh Harvest as the accounting acquirer giving effect to the transaction as if it had occurred as of June 30, 2020.

The Fresh Harvest Products, Inc. balance sheet information was derived from its audited balance sheet as of June 30, 2020, whereas the Sarah Adult Day Services, Inc., and Sarah Day Care Centers, Inc. balance sheets information were derived from its unaudited balance sheet as of June 30, 2020. The statement of operations information for Fresh Harvest Products, Inc. was based on its audited statement of operations for the year ended June 30, 2020. The statement of operations information for Sarah Adult Day Services, Inc., and Sarah Day Care Centers, Inc. was based on its unaudited statement of operations for the year ended June 30, 2020. The results of operations were combined giving effect to the transaction as if it occurred on July 1, 2019, and reflecting the pro forma adjustments expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have actually been obtained had the acquisitions been completed on the assumed dates or for the periods presented, or that may be realized in the future. Furthermore, while the pro forma financial information reflects transaction costs incurred with the merger on June 30, 2020, the pro forma financial information does not reflect the impact of any reorganization or restructuring expenses or operating efficiencies resulting from the transaction. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements referred to above.

F-67

FRESH HARVEST PRODUCTS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
AS OF JUNE 30, 2020

	Fresh Harvest Products, Inc.	Sarah Day Care Centers, Inc.	Sarah Adult Day Services, Inc.	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash	$766	$341,755	$91,393	$-		$433,914
Accounts receivable	-	88,696	62,160	-		150,856
Deposits and prepaids expenses	-	6,304	6,752	-		13,056
Notes receivable	-	-	183,235	-		183,235
Total current assets	766	436,755	343,540	-		781,061

Investment in subsidiary	-	-	-	-		-
Intercompany loans	-	(71,724)	71,724	-		-
Right of use asset	-	-	-	848,480		848,480
Property, plant and equipment, net of accumulated depreciation	-	331,148	25,883	-		357,031
Goodwill	-	-	-	4,363,883	(c)	4,363,883
Total assets	$766	$696,179	$441,147	$5,212,363		$6,350,455

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$80,986	$128,247	$798,493	$(65,678	)(c)	$942,048
Accounts payable and accrued expenses, due to related parties	12,812	-	-	-		12,812
Accrued interest	819,916	-	119,900	(137,893	)(c)	801,923
Notes payable, related party, current	120,443	-	-	200,391	(b),(c)	320,834
Notes payable, current, net of debt discount	-	329,331	358,369	(99,274	)(b),(c)	588,426
Convertible notes payable, current, net of debt discount	2,747,731	-	-	-		2,747,731
Derivative liabilities	257,493	-	-	-		257,493
Royalty liability		-	-	1,500,000	(b)	1,500,000
Lesae liability	-	-	-	157,339		157,339
Total current liabilities	4,039,381	457,578	1,276,762	1,554,885		7,328,606

Non-current liabilities:
Lease liability, non-current	-	-	-	691,141		691,141
Payroll protection program loan	-	199,367	82,600	(110,477)		171,490
Total liabilities	4,039,381	656,945	1,359,362	2,135,549		8,191,237

Commitments and contingencies

Stockholder's Equity
Preferred stock, $0.000001 par value, 500,000,000 shares authorized;
Series A: 47,717,500 issued and outstanding	4,740	-	-	-		4,740
Common stock, $0.000001 par value; 20,000,000 shares authorized 3,000,962,917 issued and outstanding	2,922	14,927	5,000	58,931	(a),(d)	81,780
Common stock to be issued	-	-	-	-		-
Additional paid in capital	7,604,778	193,970	777,030	950,142	(a),(c),(d)	9,525,920
Accumulated deficit	(11,651,055)	(169,663)	(1,700,245)	2,067,741	(b),(d)	(11,453,222)
Total stockholders' equity	(4,038,615)	39,234	(918,215)	3,076,814		(1,840,782)
Total liabilities and stockholders' equity	766	696,179	441,147	5,212,363		6,350,455

F-68

FRESH HARVEST PRODUCTS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 2020

	Fresh Harvest Products, Inc.	Sarah Day Care Centers, Inc.	Sarah Adult Day Services, Inc.	Pro Forma Adjustments	Pro Forma Combined

Revenues	$0	$1,175,101	$640,476	$-	$1,815,577

Operating expenses
Salaries and wages	$144,000	$709,373	$434,766	$-	$1,288,139
Legal and professional fees	93,813	8,760	241,193	174,052 (b)	517,818
General and administrative	140,558	737,212	165,877	-	1,043,647
Total operating expenses	378,371	1,455,345	841,836	174,052	2,849,604

Loss from operations	(378,371)	(280,244)	(201,360)	(174,052)	(1,034,027)

Other income (expense)
Change in fair value of derivatives	97,024	-	-	-	97,024
Interest expense	(208,348)	(17,006)	(30,085)	-	(255,439)
Total other income (expenses)	(111,324)	(17,006)	(30,085)	-	(158,415)

Loss before provision for income taxes	(489,695)	(297,250)	(231,445)	(174,052)	(1,192,442)

Provision for income taxes

Net loss	(489,695)	(297,250)	(231,445)	(174,052)	(1,192,442)

Basic and dilutive loss per share	$(0.00)				$(0.00)

Weighted average common shares outstanding - basic and dilutive	2,922,105,357				2,922,105,357

F-69

The pro forma adjustments to the June 30, 2020 combined unaudited financial statements include the following:

a) To record the $2,000,000 cash investment per PIPE transaction as if it occurred prior to acquisition.

	Debit	Credit
Cash	2,000,000	-	(a)
Additional Paid-In Capital	-	1,921,142	(a)
Common stock	-	78,858	(a)

b) To record investment in Sarah Adult Day Services, Inc., and Sarah Day Care Centers, Inc. via $2,000,000 in cash, $1,500,000 in a future royalty liability and $392,885 in notes payable.

	Debit	Credit
Investment in subsidiaries	3,718,833		(b)
Legal fees	174,052	-	(b)
Cash		2,000,000	(b)
Notes payable, related party		308,501	(b)
Notes payable		84,384	(b)
Royalty liability		1,500,000	(b)

c) To record goodwill arising from the acquisition as well as liabilities paid off simultaneously in the transaction.

	Debit	Credit
Goodwill	4,363,883		(c)
Accounts payable and accrued expenses	65,678		(c)
Accrued interest	137,893		(c)
Payroll protection loan	110,477		(c)
Notes payable, related party	183,658		(c)
Notes payable	108,110		(c)
Additional Paid-In Capital	-	4,969,699	(c)

d) To eliminate the Investment in subsidiary and associated equity accounts.

	Debit	Credit
Investment in subsidiaries		3,718,833	(d)
Accumulated deficit		2,241,793	(d)
Common stock	19,927		(d)
Additional paid-in capital	5,940,699		(d)

e) To adopt ASC 842 for facilities leases of subsidiaries.

	Debit	Credit
Right-of-use asset	848,480	(e)
Lease liability		157,339	(e)
Lease liability, non-current		691,141	(e)

F-70

The fair value of the assets and liabilities of Sarah Adult Day Services, Inc., and Sarah Day Care Centers, Inc. were equal to their book values. As such there was no purchased differential. The following is the calculation of goodwill.

Purchase price	$3,718,833
Less: net book value of assets	(645,050)
Excess purchase price	4,363,883
Fair value adjustments	-
Excess purchase price after adjustments	4,363,883
Goodwill	4,363,883

(b) Exhibits.

See the Exhibit Index attached hereto which is incorporated by reference.

F-71

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Form 10 to be signed on its behalf by the undersigned, thereunto duly authorized.

INNOVATIVE MEDTECH, INC.
(Registrant)

Date: July 29, 2021	By:	/s/ Michael Friedman
Michael Friedman
President and CEO

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EXHIBIT INDEX

Exhibit	Description
3.1	Certificate of Incorporation (New Jersey) (Incorporated by reference to the Company’s Form 10SB filed with the SEC on June 29, 2005)
3.2	Bylaws (Incorporated by reference to the Company’s Form 10SB filed with the SEC on June 29, 2005)
3.3	Certificate of Amendment of Certificate of Incorporation (Incorporated by reference to the Company’s Current Report on Form 8 K filed with the SEC on January 27, 2006)
3.4*	Certificate of Incorporation (Delaware)
3.5*	Certificate of Merger (redomiciling from New Jersey to Delaware)
3.6*	Certificate of Amendment to Certificate of Incorporation
3.7*	Certificate of Designation of Series A Convertible Preferred Stock
10.1+	Standard Office Lease by and between DeVille Developments, LLC, and Sarah Adult Day Services, Inc., dated June 2, 2017
10.2+	Lease by and between Stow Professional Center, LLC, and Sarah Day Care Centers, Inc., dated September 4, 2014
10.3+	Lease Agreement by and between S. Frank Prof. Bldg., LLC, and Sarah Day Care Centers, Inc., dated March 20, 2018
10.4+

Stock Purchase Agreement by and among Innovative MedTech, Inc., Sarah Adult Day Services, Inc., Sarah Day Care Centers, Inc., The Sellers Named Herein, Dr. Merle Griff, as the Seller Representative, and Veteran Services LLC, dated as of March 25, 2021

14.1	Code of Ethics (Incorporated by reference to the Company’s Form SB-2 filed with the SEC on May 12, 2006)

________

* Filed herewith

+ Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) and/or Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Commission upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

60